Exhibit 10.1

SECOND AMENDED AND RESTATED CREDIT AGREEMENT
dated as of
February 23, 2015
among
DYNAMIC MATERIALS CORPORATION,
The Borrowers Party Hereto,
The Guarantors Party Hereto,
The Lenders Party Hereto,
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent,
J.P. MORGAN EUROPE LIMITED,
as London Agent,
JPMORGAN CHASE BANK, N.A., TORONTO BRANCH,
as Canadian Agent,
KEYBANK NATIONAL ASSOCIATION,
as Syndication Agent
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Documentation Agent
* * *
J.P. MORGAN SECURITIES LLC,
as Sole Lead Arranger and Sole Bookrunner

TABLE OF CONTENTS
Page
ARTICLE I Definitions    1

Section 1.01	Defined Terms 1

Section 1.02	Classification of Loans and Borrowings 29

Section 1.03	Terms Generally 29

Section 1.04	Accounting Terms; GAAP 30

Section 1.05	Exchange Rates 30
ARTICLE II The Credits    30

Section 2.01	Commitments 30

Section 2.02	Loans and Borrowings 31

Section 2.03	Requests for Borrowings 32

Section 2.04	Swingline Loans 34

Section 2.05	Letters of Credit 35

Section 2.06	Funding of Borrowings 41

Section 2.07	Interest Elections 42

Section 2.08	Termination and Reduction of Commitments 43

Section 2.09	Repayment of Loans; Evidence of Debt 44

Section 2.10	Prepayment of Loans 45

Section 2.11	Fees 46

Section 2.12	Interest 49

Section 2.13	Market Disruption; Alternate Rate of Interest 50

Section 2.14	Increased Costs 51

i

Section 2.15	Break Funding Payments 53

Section 2.16	Taxes 53

Section 2.17	Payments Generally; Pro Rata Treatment; Sharing of Set-offs; Sharing of Collateral Proceeds and Payments After Default 57

Section 2.18	Mitigation Obligations; Replacement of Lenders 60

Section 2.19	Increase in the Commitments; Incremental Term Loans 60

Section 2.20	Defaulting Lenders 62

Section 2.21	Illegality 64

Section 2.22	Judgment Currency 65
ARTICLE III Representations and Warranties    65

Section 3.01	Organization 65

Section 3.02	Authority Relative to this Agreement 66

Section 3.03	No Violation 66

Section 3.04	Financial Statements 66

Section 3.05	No Undisclosed Liabilities 67

Section 3.06	Litigation 67

Section 3.07	Compliance with Law 67

Section 3.08	Material Contracts 67

Section 3.09	Properties 68

Section 3.10	Intellectual Property 68

Section 3.11	Taxes 68

Section 3.12	Environmental Compliance 69

Section 3.13	Labor Matters 69

Section 3.14	Investment Company Status 70

Section 3.15	Insurance 70

Section 3.16	Solvency 70

Section 3.17	ERISA 70

Section 3.18	Disclosure 70

Section 3.19	Margin Stock 71

Section 3.20	Anti-Corruption Laws and Sanctions 71
ARTICLE IV Conditions    71

Section 4.01	Effective Date 71

Section 4.02	Each Credit Event 73
ARTICLE V Affirmative Covenants    74

Section 5.01	Financial Statements and Other Information 74

Section 5.02	Notices of Material Events 76

Section 5.03	Existence; Conduct of Business 76

Section 5.04	Payment of Obligations 76

Section 5.05	Maintenance of Properties; Insurance 76

Section 5.06	Books and Records; Inspection Rights 77

Section 5.07	Compliance with Laws 77

Section 5.08	Use of Proceeds and Letters of Credit 77

Section 5.09	Additional Guarantees and Security Documents 77

Section 5.10	Compliance with ERISA 79

Section 5.11	Compliance with Environmental Laws; Environmental Reports 79

Section 5.12	Maintain Business 80

Section 5.13	Further Assurances and New Intellectual Property 80

Section 5.14	Deposit Account Control Agreements; Agreement by the Lenders 80
ARTICLE VI Negative Covenants    80

Section 6.01	Indebtedness 80

Section 6.02	Liens 83

Section 6.03	Fundamental Changes 84

Section 6.04	Dispositions 85

Section 6.05	Investments 86

Section 6.06	Swap Agreements 88

Section 6.07	Restricted Payments 88

Section 6.08	Transactions with Affiliates 88

Section 6.09	Restrictive Agreements 89

Section 6.10	Business Acquisitions 89

Section 6.11	Constituent Documents 90

Section 6.12	Sales and Leasebacks 90

Section 6.13	Changes in Fiscal Year 91

Section 6.14	Debt Service Coverage Ratio 91

Section 6.15	Leverage Ratio 91

Section 6.16	Beneficial Interests in Deposit Accounts 91
ARTICLE VII Events of Default and Remedies    91

Section 7.01	Events of Default 91

Section 7.02	Cash Collateral 94
ARTICLE VIII The Agents    94
ARTICLE IX Guarantees    96

Section 9.01	The Guarantees 96

Section 9.02	Guarantee Unconditional 98

Section 9.03	Discharge Only Upon Payment in Full; Reinstatement In Certain Circumstances 99

Section 9.04	Waiver by Each Guarantor 99

Section 9.05	Subrogation 99

Section 9.06	Stay of Acceleration 100

Section 9.07	Limit of Liability 100

Section 9.08	Release upon Sale 100

Section 9.09	Benefit to Guarantor 100

Section 9.10	Keepwell 100

Section 9.11	Jurisdiction Specific Provisions 101
ARTICLE X Miscellaneous    101

Section 10.01	Notices 101

Section 10.02	Waivers; Amendments 104

Section 10.03	Expenses; Indemnity; Damage Waiver 106

Section 10.04	Successors and Assigns 107

Section 10.05	Survival 111

Section 10.06	Counterparts; Integration; Effectiveness 111

Section 10.07	Severability 112

v

Section 10.08	Right of Setoff 112

Section 10.09	Governing Law; Jurisdiction; Consent to Service of Process 112

Section 10.10	WAIVER OF JURY TRIAL 113

Section 10.11	Headings 113

Section 10.12	Confidentiality 113

Section 10.13	Interest Rate Limitation 115

Section 10.14	USA Patriot Act 115

Section 10.15	Amendment and Restatement 115

Section 10.16	Exiting Lender 115

SCHEDULES:
Schedule 1.01    Security Agreements
Schedule 2.01    Commitments
Schedule 3.08    Material Contracts
Schedule 3.09    Properties
Schedule 3.10    Intellectual Property
Schedule 3.15    Insurance
Schedule 3.16    Solvency Matters
Schedule 6.01    Existing Indebtedness
Schedule 6.02    Existing Liens
Schedule 6.05    Existing Investments
Schedule 6.08(j)    Permitted Affiliate Agreements
Schedule 6.09    Restrictive Agreements
Schedule 9.11    Jurisdiction Specific Provisions

EXHIBITS:
Exhibit 1.1A        Form of Assignment and Assumption
Exhibit 1.1B(i)    Form of Joinder Agreement (Domestic)
Exhibit 1.1B(ii)    Form of Joinder Agreement (Foreign)
Exhibit 1.1C        Form of Increasing Lender Agreement
Exhibit 1.1D        Form of New Lender Agreement
Exhibit 2.03        Form of Borrowing Request
Exhibit 2.07        Form of Interest Election Request
Exhibit 5.01(c)    Form of Compliance Certificate
Exhibit 5.14        Form of Deposit Account Control Agreement

SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of February 23, 2015 (this “Agreement”), among Dynamic Materials Corporation, a Delaware corporation (the “Parent”), the Borrowers party hereto, the Guarantors party hereto, the Lenders party hereto, JPMorgan Chase Bank, N.A., as Administrative Agent, J.P. Morgan Europe Limited, as London Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Agent, KeyBank National Association, as Syndication Agent and Wells Fargo Bank, National Association, as Documentation Agent.
PRELIMINARY STATEMENT:
WHEREAS, the Parent is a party to that certain Amended and Restated Credit Agreement dated December 21, 2011 (the “Prior Agreement”) among the Parent, the borrowers party thereto, the guarantors party thereto, certain of the Lenders, JPMorgan Chase Bank, N.A., as US administrative agent and the other agents party thereto;
WHEREAS, the Parent, the Administrative Agent and the Lenders mutually desire to amend and restate the Prior Agreement in its entirety;
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein, the parties hereto agree as follows:
ARTICLE I
Definitions
Section 1.01    Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“ABR”, when used in reference to any Loan or Borrowing denominated in Dollars, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
“Adjusted LIBO Rate” means (a) with respect to any Eurocurrency Borrowing denominated in Dollars for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (i) the LIBO Rate for such Interest Period multiplied by (ii) the Statutory Reserve Rate and (b) with respect to any Eurocurrency Borrowing denominated in an Alternative Currency (other than Euros or Canadian Dollars) for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the LIBO Rate for such Interest Period.
“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders hereunder.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by an Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agents” means the Administrative Agent, the London Agent and the Canadian Agent.
“Agreement” has the meaning set forth in the introductory paragraph hereof.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that, for purposes of this definition, the Adjusted LIBO Rate for any Business Day shall be based on the rate appearing on the Reuters Screen LIBOR01 Page (or on any successor or substitute page of such service, or of any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in Dollars in the London interbank market) at approximately 11:00 a.m. London time on such Business Day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.
“Alternative Currency” means (a) Canadian Dollars, (b) Euros, (c) Pounds Sterling and (d) any other currency that is freely transferable and convertible into Dollars in the London market and for which LIBO Rates can be determined by reference to the Screen Rate as provided in the definition of “LIBO Rate”, and is acceptable to all of the Alternative Currency Lenders.
“Alternative Currency Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Termination Date and the date of termination of the Alternative Currency Commitments.
“Alternative Currency Borrowers” means the Parent, Dynamic Materials Lux 2, DynaEnergetics Beteiligungs, DynaEnergetics GmbH & Co., DynaEnergetics Holding GmbH and NobelClad KG; provided that, when used in connection with a Loan or Letter of Credit denominated in Canadian Dollars, the term “Alternative Currency Borrower” shall mean the Parent only.
“Alternative Currency Commitment” means, with respect to each Alternative Currency Lender, the commitment of such Lender to make Alternative Currency Loans hereunder and to acquire participations in Alternative Currency Letters of Credit and Euro Swingline Loans, expressed as an amount representing the maximum aggregate amount of such Lender’s Alternative Currency Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 or increased from time to time pursuant to Section 2.19 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 2.18 or Section 10.04. The initial amount of each such Lender’s Alternative Currency Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Alternative Currency Commitment, as applicable. The initial aggregate amount of the Alternative Currency Commitments is $10,000,000.
“Alternative Currency Credit Exposure” means, with respect to any Lender at any time, the sum of the Dollar Equivalent of such Lender’s Alternative Currency Loans and its Alternative Currency LC Exposure and Euro Swingline Exposure at such time.
“Alternative Currency LC Disbursement” means a payment made by the London Issuing Lender or Canadian Issuing Lender pursuant to an Alternative Currency Letter of Credit.
“Alternative Currency LC Exposure” means, at any time, the Dollar Equivalent of the sum of (a) the aggregate amount of all outstanding Alternative Currency Letters of Credit at such time plus (b) the aggregate amount of Alternative Currency LC Disbursements that have not yet been reimbursed by or on behalf of the Alternative Currency Borrowers. The Alternative Currency LC Exposure of any Lender at any time shall be its Applicable Percentage of the total Alternative Currency LC Exposure at such time.
“Alternative Currency Lender” means a Lender with an Alternative Currency Commitment or, if the Alternative Currency Commitments have terminated or expired, a Lender with Alternative Currency Credit Exposure.
“Alternative Currency Letter of Credit” means any Letter of Credit denominated in an Alternative Currency.
“Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to the Parent or any of its Affiliates from time to time concerning or relating to bribery or corruption.
“Applicable Agent” means (a) with respect to a Loan, Borrowing or Letter of Credit denominated in Dollars and with respect to any payment hereunder that does not relate to a particular Loan or Borrowing, the Administrative Agent, (b) with respect to a Loan, Borrowing or Letter of Credit denominated in an Alternative Currency (other than Canadian Dollars), the London Agent and (c) with respect to a Loan, Borrowing or Letter of Credit denominated in Canadian Dollars, the Canadian Agent.
“Applicable Issuing Lender” means (a) with respect to a Letter of Credit denominated in Dollars, the US Issuing Lender, (b) with respect to a Letter of Credit denominated in any Alternative Currency (other than Canadian Dollars), the London Issuing Lender and (c) with respect to a Letter of Credit denominated in Canadian Dollars, the Canadian Issuing Lender.
“Applicable Margin” means, on any day, the applicable per annum percentage set forth at the appropriate intersection in the table shown below, based on the Leverage Ratio for the most recently ended trailing four-quarter period with respect to which the Parent is required to have delivered the financial statements pursuant to Section 5.01(a) or Section 5.01(b), as applicable (as such Leverage Ratio is reflected in the Compliance Certificate delivered under Section 5.01(c) in connection with such financial statements):

Level	Leverage Ratio	Applicable Margin for Eurocurrency, EURIBOR and CDOR Loans	Applicable Margin for ABR and Canadian Prime Loans
I	1.00 > X	1.25%	0.25%
II	1.50 > X > 1.00	1.50%	0.50%
III	2.00 > X > 1.50	1.75%	0.75%
IV	2.50 > X > 2.00	2.00%	1.00%
V	X > 2.50	2.25%	1.25%

Each change in the Applicable Margin shall take effect on each date on which such financial statements and Compliance Certificate are required to be delivered pursuant to Section 5.01(a) or Section 5.01(b), as applicable, and Section 5.01(c), commencing with the date on which such financials statements and Compliance Certificate are required to be delivered for the fiscal year ending December 31, 2014. Notwithstanding the foregoing, for the period from the Effective Date through the date the financial statements and Compliance Certificate are required to be delivered pursuant to Section 5.01(a) and Section 5.01(c) for the fiscal year ending December 31, 2014, the Applicable Margin shall be determined at Level II. In the event that any financial statement delivered pursuant to Section 5.01(a) or Section 5.01(b), as applicable, is shown to be inaccurate when delivered (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, and only in such case, then the Parent shall immediately (i) deliver to the Administrative Agent corrected financial statements for such Applicable Period, (ii) determine the Applicable Margin for such Applicable Period based upon the corrected financial statements, and (iii) immediately pay to the Administrative Agent the accrued additional interest owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with Section 2.17. This provision is in addition to rights of the Agents and Lenders with respect to Section 2.12(g) and their other respective rights under this Agreement. If the Parent fails to deliver the financial statements and corresponding Compliance Certificate to the Administrative Agent at the time required pursuant to Section 5.01, then effective as of the date such financial statements and corresponding Compliance Certificate were required to be delivered pursuant to Section 5.01, the Applicable Margin shall be determined at Level V and shall remain at such level until the date such financial statements and corresponding Compliance Certificate are so delivered by the Parent.
“Applicable Percentage” means (a) with respect to any US Lender, the percentage of the total US Commitments represented by such Lender’s US Commitment, and (b) with respect to any Alternative Currency Lender, the percentage of the total Alternative Currency Commitments represented by such Lender’s Alternative Currency Commitment; provided that in the case of Section 2.20 when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of total Commitments of any Class (disregarding any Defaulting Lender’s Commitment of such Class) represented by such Lender’s Commitment of such Class. If the Commitments have terminated or expired pursuant to this Agreement, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments pursuant to this Agreement and any Lender’s status as a Defaulting Lender at the time of determination.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit 1.1A or any other form approved by Administrative Agent and the Parent.
“Bank Products” means each and any of the following bank services provided to any Obligor pursuant to any agreements with a Lender or any of its Affiliates: (a) commercial credit cards, (b) commercial checking accounts, (c) stored value cards and (d) treasury management services (including, without limitation, controlled disbursements, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).
“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, so long as such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Borrowers” means, collectively, the US Borrowers, the Alternative Currency Borrowers and the Parent.
“Borrowing” means (a) Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurocurrency Loans, EURIBOR Loans and CDOR Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan.
“Borrowing Request” means a request by a Borrower for a Borrowing in accordance with Section 2.03 and substantially in the form attached hereto as Exhibit 2.03 or such other form reasonably acceptable to the Applicable Agent.
“Business Acquisition” means (a) an Investment by any Borrower or any of its respective Subsidiaries in any Person pursuant to which such Person shall become a Subsidiary of such Borrower or shall be merged into or consolidated with such Borrower or any of its Subsidiaries or (b) an acquisition by any Borrower or any of its respective Subsidiaries of the property and assets of any Person that constitute substantially all of the assets of such Person or any division or other business unit of such Person.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by Law to remain closed; provided that, (a) when used in connection with a Eurocurrency Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits in the applicable currency in the London interbank market or the principal financial center of the country in which payment of purchase of such currency can be made, (b) when used in connection with a EURIBOR Loan or a Euro Swingline Loan, the term “Business Day” shall also exclude any day that is not a TARGET Day and (c) when used in connection with a Canadian Prime Loan or a CDOR Loan, the term “Business Day” shall also exclude any day on which commercial banks in Toronto, Ontario are authorized or required by Law to remain closed.
“Canadian Agent” means JPMorgan Chase Bank, N.A., Toronto Branch, or any successor in such capacity.
“Canadian Dealer Offered Rate” means, with respect to any Borrowing denominated in Canadian Dollars for any Interest Period, (a) the applicable Screen Rate at or about 10:00 a.m. Toronto time on the Quotation Day or (b) if no Screen Rate is available for such Interest Period, the applicable Interpolated Rate as of such time on the Quotation Day or, if applicable pursuant to the terms of Section 2.13(a), the applicable Reference Bank Rate as of such time on the Quotation Day, plus, in each case, 0.10% per annum.
“Canadian Dollars” or “C$” means lawful currency of Canada.
“Canadian Issuing Lender” means JPMorgan Chase Bank, N.A., Toronto Branch, in its capacity as the issuer of Letters of Credit denominated in Canadian Dollars hereunder, and its successors in such capacity as provided in Section 2.05(i). The Canadian Issuing Lender may, in its discretion, arrange for one or more such Letters of Credit to be issued by Affiliates of the Canadian Issuing Lender, in which case the term “Canadian Issuing Lender” shall include any Affiliate with respect to such Letters of Credit issued by such Affiliate.
“Canadian Prime”, when used in reference to any Loan or Borrowing denominated in Canadian Dollars, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Canadian Prime Rate.
“Canadian Prime Rate” means, for any period, a fluctuating interest rate per annum as in effect from time to time which rate per annum shall at all times be equal to the percentage rate per annum determined by the Canadian Agent (rounded up to two decimal places) to be the greater of (a) the rate of interest that the Canadian Agent establishes at the time as the reference rate of interest for determination of interest rates it will charge for loans in Canadian Dollars at its office in Toronto, Canada and to which it refers as its prime rate (or its equivalent or analogous such rate) or (b) the sum of (i) the yearly rate of interest to which the one-month Canadian Dealer Offered Rate is equivalent plus (ii) 1% per annum.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“CDOR”, when used in reference to any Loan or Borrowing denominated in Canadian Dollars, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Canadian Dealer Offered Rate.
“Change in Control” means (a) any Person or group (within the meaning of Rule 13d-5 of the Securities and Exchange Commission under the Securities Exchange Act of 1934 as in effect on the Effective Date) shall become the beneficial owner (as defined in Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934 as in effect on the Effective Date) of issued and outstanding Equity Interests of the Parent representing more than 35% of the aggregate voting power in elections for directors of the Parent on a fully diluted basis; or (b) a majority of the members of the board of directors of the Parent shall cease to be either (i) Persons who were members of the board of directors on the Effective Date or (ii) Persons who became members of such board of directors after the Effective Date and whose election or nomination was approved by a vote or consent of the majority of the members of the board of directors that are either described in clause (i) above or who were elected under this clause (ii).
“Change in Law” means the occurrence, after the Effective Date (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking into effect of any Law, (b) any change in any Law or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) of any Governmental Authority; provided, however, that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, regulations, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) or Governmental Authority in each case pursuant to Basel III shall, in each case, be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are US Loans, Alternative Currency Loans, Term Loans, US Swingline Loans or Euro Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a US Commitment, an Alternative Currency Commitment or a Term Loan Commitment, and when used in reference to any Lender, refers to whether such Lender has a US Commitment, an Alternative Currency Commitment or a Term Loan Commitment.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Collateral” means all of the property described in the Security Agreements serving as security for the Loans.

“Commitment” means any US Commitment, Alternative Currency Commitment or Term Loan Commitment, as the context may require, and “Commitments” means any or all of the foregoing, as the context may require.
“Commitment Fee Rate” means, on any day, the applicable per annum percentage set forth at the appropriate intersection in the table shown below, based on the Leverage Ratio for the most recently ended trailing four-quarter period with respect to which the Parent is required to have delivered the financial statements pursuant to Section 5.01(a) or Section 5.01(b), as applicable (as such Leverage Ratio is reflected in the Compliance Certificate delivered pursuant to Section 5.01(c) in connection with such financial statements):

Level	Leverage Ratio	Commitment Fee Rate
I	1.00 > X	0.25%
II	1.50 > X > 1.00	0.30%
III	2.00 > X > 1.50	0.35%
IV	2.50 > X > 2.00	0.40%
V	X > 2.50	0.45%

Each change in the Commitment Fee Rate shall take effect on each date on which such financial statements and Compliance Certificate are required to be delivered pursuant to Section 5.01(a) or Section 5.01(b), as applicable, and Section 5.01(c), commencing with the date on which such financials statements and Compliance Certificate are required to be delivered for the fiscal year ending December 31, 2014. Notwithstanding the foregoing, for the period from the Effective Date through the date the financial statements and Compliance Certificate are required to be delivered pursuant to Section 5.01(a) and Section 5.01(c) for the fiscal year ending December 31, 2014, the Commitment Fee Rate shall be determined at Level II. In the event any financial statement delivered pursuant to Section 5.01(a) or Section 5.01(b), as applicable, is shown to be inaccurate when delivered (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to a higher Commitment Fee Percentage for any period (an “Applicable Commitment Fee Period”) than the Commitment Fee Percentage applied for such Applicable Commitment Fee Period, and only in such case, then the Parent shall immediately (i) deliver to the Administrative Agent corrected financial statements for such Applicable Commitment Fee Period, (ii) determine the Commitment Fee Percentage for such Applicable Commitment Fee Period based on the corrected financial statements, and (iii) immediately pay to the Administrative Agent the additional accrued commitment fees owing as a result of such increased Commitment Fee Rate for such Applicable Commitment Fee Period, which payment shall be promptly applied by the Administrative Agent in accordance with Section 2.11. This provision is in addition to the rights of the Agents and Lenders with respect to Section 2.12(g) and their other respective rights under this Agreement. If the Parent fails to deliver the financial statements and corresponding Compliance Certificate to the Administrative Agent at the time required pursuant to Section 5.01, then effective as of the date such financial statements and corresponding Compliance Certificate were required to be delivered pursuant to Section 5.01, the

Commitment Fee Rate shall be determined at Level V and shall remain at such level under the date such financial statements and corresponding Compliance Certificate are so delivered by the Parent.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Compliance Certificate” has the meaning set forth in Section 5.01(c).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated EBITDA” means, for any Person, for any period, Net Income of such Person and its consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP for such period, plus, to the extent deducted in the determination of such Net Income and without duplication, (a) provisions for income taxes, (b) Interest Expense, (c) depreciation and amortization expense, (d) extraordinary, non-recurring charges and (e) other non-cash charges excluding inventory reserves; and minus, to the extent included in the determination of such Net Income and without duplication, (i) interest income, (ii) extraordinary, non-recurring income, revenue or gains and (iii) other non-cash income.
“Consolidated Funded Indebtedness” of any Person, means, without duplication, Indebtedness of such Person and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, evidenced by a note, bond, debenture or similar instrument with regularly scheduled interest payments and a maturity date.
“Consolidated Pro Forma EBITDA” means, for any Person, for any period, without duplication, Consolidated EBITDA of such Person, (i) plus the Consolidated EBITDA for such period of any Subsidiary of such Person acquired during such period, as if acquired on the first day of such period and (ii) minus the Consolidated EBITDA for such period of any Subsidiary of such Person disposed of during such period, as if disposed of on the first day of such period, determined in a manner reasonably satisfactory to the Administrative Agent.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Credit Party” means any Agent, Issuing Lender, Swingline Lender or any other Lender.
“Currency Determination Date” means any of the following dates that the Administrative Agent determines the Dollar Equivalent of any Alternative Currency Loan or Alternative Currency Letter of Credit and provides notice of such determination to the Parent:
(a)    with respect to an Alternative Currency Borrowing, the date on or about the date of (i) delivery of Borrowing Request or Interest Election Request with respect to such Borrowing or (ii) each request for the making of a Euro Swingline Loan;

(b)    with respect to an Alternative Currency Letter of Credit, each of the following: (i) each date of issuance of an Alternative Currency Letter of Credit, (ii) each date of amendment, renewal or extension of an Alternative Currency Letter of Credit and (iii) each date of any payment by an Issuing Lender under any Alternative Currency Letter of Credit;
(c)    the last Business Day of every calendar month; and
(d)    any other Business Day elected by the Administrative Agent in its discretion or upon instruction by the Required US and Alternative Currency Lenders.
“Debt Service Coverage Ratio” means, for any trailing four quarter period, the ratio of (a) Consolidated EBITDA of the Parent for such period minus the sum of (i) regularly scheduled cash dividends paid by the Parent in the ordinary course of business during such period, (ii) the lesser of (A) $8,000,000 or (B) 100% of depreciation expense for such period for the Parent and its Subsidiaries determined on a consolidated basis in accordance with GAAP and (iii) cash income Taxes paid or payable for such period by the Parent and its Subsidiaries to (b) the sum of (i) cash Interest Expense of the Parent for such period and (ii) scheduled principal payments of Consolidated Funded Indebtedness actually made during such period.
“Default” means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Default Rate” means a rate per annum equal to (a) with respect to overdue principal of any Loan, the rate otherwise applicable to such Loan plus 2% and (b) with respect to all other amounts, the rate otherwise applicable to ABR Loans plus 2%.
“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Applicable Agent (and the Administrative Agent if it shall not be the Applicable Agent) in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Parent or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Applicable Agent (and the

Administrative Agent if it shall not be the Applicable Agent), or (d) has become the subject of a Bankruptcy Event.
“Disposition” means sale, lease, conveyance or other disposition.
“Dollar Equivalent” means, on any date of determination, with respect to any amount in any Alternative Currency, the equivalent in Dollars of such amount, determined by the Administrative Agent pursuant to Section 1.05 using the Exchange Rate with respect to such Alternative Currency at such time in effect under the provisions of such Section.
“Dollars” or “$” refers to lawful money of the United States of America.
“Domestic Subsidiary” means any Subsidiary of the Parent (other than a Subsidiary of any Foreign Subsidiary) that is a US Person.
“DynaEnergetics Beteiligungs” means DynaEnergetics Beteiligungs GmbH, a limited liability company existing under the laws of the Federal Republic of Germany.
“DynaEnergetics Canada” means DynaEnergetics Canada Inc., a corporation existing under the laws of Alberta, Canada.
“DynaEnergetics GmbH & Co.” means DynaEnergetics GmbH & Co., KG, a limited liability partnership existing under the laws of the Federal Republic of Germany.
“DynaEnergetics Holding GmbH” means DynaEnergetics Holding GmbH, a limited liability company existing under the laws of the Federal Republic of Germany.
“Dynamic Materials Lux 2” means Dynamic Materials Luxembourg 2 S.à r.l., a private limited liability company (société à responsabilité limitée), incorporated and existing under the laws of the Grand-Duchy of Luxembourg, with registered office on the Effective Date at 1 Boulevard de la Foire, L-1528 Luxembourg, registered with the Luxembourg company registry under number B 134.213.
“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 10.02).
“Environmental Laws” means all Laws, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any of the Borrowers directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Parent, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of any unpaid “minimum required contribution” (as defined in Section 430 of the Code or Section 303 of ERISA), whether or not waived, or with respect to a Multiemployer Plan, any “accumulated funding deficiency” (as defined in Section 431 of the Code or Section 304 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Parent or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Parent or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Parent or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Parent or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Parent or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.
“EURIBO Rate” means, with respect to any Borrowing denominated in Euros for any Interest Period, (a) the applicable Screen Rate as of 11:00 a.m. Brussels, Belgium time on the Quotation Day or (b) if no Screen Rate is available for such Interest Period, the applicable Interpolated Rate as of such time on the Quotation Day or, if applicable pursuant to the terms of Section 2.13(a), the applicable Reference Bank Rate as of such time on the Quotation Day.
“EURIBOR”, when used in reference to any Loan or Borrowing denominated in Euros, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the EURIBO Rate.
“Euro”, “Euros” and “€” mean the single currency of the Participating Member States.

“Euro Swingline Exposure” means, at any time, the Dollar Equivalent of the aggregate principal amount of all Euro Swingline Loans outstanding at such time. The Euro Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Euro Swingline Exposure at such time.
“Euro Swingline Lender” means (i) in respect of Euro Swingline Loans to Dynamic Materials Lux 2, J.P. Morgan Europe Limited and (ii) in respect of Euro Swingline Loans to any other Alternative Currency Borrower (other than the Parent), JPMorgan Chase Bank, N.A., London Branch, in each case, in its capacity as lender of Euro Swingline Loans hereunder.
“Euro Swingline Loan” means a Loan made in Euros pursuant to Section 2.04.
“Euro Swingline Rate” means, with respect to any Euro Swingline Loan, the percentage rate per annum which is the sum of the LIBO Rate for an interest period of one day, plus the Applicable Margin.
“Eurocurrency”, when used in reference to any Loan or Borrowing denominated in Dollars or an Alternative Currency, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.
“Event of Default” has the meaning assigned to such term in Section 7.01.
“Exchange Rate” means, on any day, for purposes of determining the Dollar Equivalent of any other currency, the rate at which such other currency may be exchanged into Dollars at the time determined on such day on the Reuters WRLD Page for such currency. In the event that such rate does not appear on any Reuters WRLD Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be selected by the Administrative Agent, or in the event no such service is selected, such Exchange Rate shall instead by the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about such time as the Administrative Agent shall elect after determining that such rates shall be the basis for determining the Exchange Rate, on such date for the purchase of Dollars for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.
“Excluded Swap Obligations” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the law of, or having its principal office or in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Parent under Section 2.18(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.16, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lender office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.16(e) or Section 10.04(c)(iii) and (d) any U.S. federal withholding Taxes imposed under FATCA.
“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.
“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it; provided, that, if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Fee Letter” means the letter agreement, dated January 19, 2015, among the Parent, the Administrative Agent and the sole bookrunner and lead arranger.
“Financial Officer” means the chief financial officer; principal accounting officer; treasurer; controller; director, treasury and tax; director, financial reporting; or director, financial controls of the Parent.
“Fitch” means Fitch Ratings, Ltd.
“Foreign Guarantors” means each of the Parent’s existing and subsequently acquired or organized Wholly Owned Subsidiaries that are Foreign Subsidiaries, including, without limitation,

the Alternative Currency Borrowers that are Foreign Subsidiaries, which Subsidiaries guarantee the Obligations of the Alternative Currency Borrowers (other than the Parent).
“Foreign Lender” means (a) if the applicable Borrower is a US Person, a Lender that is not a US Person, and (b) if the applicable Borrower is not a US Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes.
“Foreign Subsidiary” means a Subsidiary of the Parent that is not a US Person.
“GAAP” means generally accepted accounting principles in the United States of America.
“Governmental Approval” means (a) any authorization, consent, approval, license, waiver, or exemption, by or with; (b) any notice to; (c) any declaration of or with; or (d) any registration by or with, or any other action or deemed action by or on behalf of, any Governmental Authority.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness; provided, that the term guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any guarantee of any guarantor shall be deemed to be the lower of (i) an amount equal to the stated or determinable amount of the primary obligation in respect of which such guarantee is made and (ii) the maximum amount for which such guarantor may be liable pursuant to the terms of the instrument embodying such guarantee, unless such primary obligation and the maximum amount for which such guarantor may be liable are not stated or determinable, in which case the amount of such guarantee shall be such guarantor’s maximum reasonably anticipated liability in respect thereof as determined by the Parent in good faith.
“Guarantees” means the guarantees issued pursuant to this Agreement as contained in ARTICLE IX.
“Guarantors” means the US Guarantors and the Foreign Guarantors.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Increasing Lender” has the meaning set forth in Section 2.19(a).
“Increasing Lender Agreement” means an Increasing Lender Agreement entered into by an Increasing Lender and the Parent in accordance with Section 2.19(a) and accepted by the Administrative Agent in the form of Exhibit 1.1C or any other form approved by the Administrative Agent.
“Incremental Term Loan” has the meaning set forth in Section 2.19(b).
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all guarantees by such Person of Indebtedness of others, (h) the principal portion of all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Obligor under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitee” has the meaning set forth in Section 10.03(b).
“Initial Term Loans” means the loans made pursuant to Section 2.01(c).
“Initial Term Loan Borrowing Date” means the date on which the Initial Term Loans are made.

“Initial Term Loan Termination Date” means the date that is 364 days after the Effective Date.
“Interest Election Request” means a request by the relevant Borrower to convert or continue a Borrowing in accordance with Section 2.07 and substantially in the form attached hereto as Exhibit 2.07 or such other form reasonably acceptable to the Applicable Agent.
“Interest Expense” means, for any Person, for any period, determined on a consolidated basis in accordance with GAAP, the sum of all interest on Indebtedness paid or payable (including the portion of rents payable under Capital Lease Obligations allocable to interest) in or for such period, plus all original issue discount and other interest expense associated with Indebtedness accreted or amortized or required to be accreted or amortized in or for such period.
“Interest Payment Date” means (a) with respect to any ABR Loan (other than a US Swingline Loan) or any Canadian Prime Loan, the last day of each March, June, September and December and the Termination Date; (b) with respect to any Eurocurrency Loan (other than a Euro Swingline Loan), EURIBOR Loan or CDOR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency, EURIBOR or CDOR Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period; and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.
“Interest Period” means with respect to any Eurocurrency Borrowing, EURIBOR Borrowing or CDOR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the applicable Borrower may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Interpolated Rate” means, at any time for any currency and for any Interest Period, the rate per annum determined by the Applicable Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between (a) the applicable Screen Rate for the longest period (for which a Screen Rate is available for such currency) that is shorter than such Interest Period and (b) the applicable Screen Rate for the shortest period (for which a Screen Rate is available for such currency) that exceeds such Interest Period, in each case, at such time; provided that if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Investment” means any investment in any Person, whether by means of a purchase of Equity Interests or debt securities, capital contribution, loan, guarantee, time deposit or otherwise (but not including any demand deposit).
“IRS” means the United States Internal Revenue Service.
“Issuing Lenders” means the US Issuing Lender, the London Issuing Lender and the Canadian Issuing Lender.
“Joinder Agreement” means those agreements in the form of Exhibit 1.1B(i) and Exhibit 1.1B(ii).
“Law” means all laws, statutes, treaties, ordinances, codes, acts, rules, regulations, Government Approvals and Orders of all Governmental Authorities, whether now or hereafter in effect.
“LC Disbursement” means a payment made by an Issuing Lender pursuant to a Letter of Credit.
“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the US Borrowers. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.
“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a Subsidiary.
“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the US Swingline Lender and the Euro Swingline Lender.
“Letter of Credit” means any standby letter of credit issued pursuant to Section 2.05 of this Agreement.
“Leverage Ratio” means, for any trailing four quarter period, the ratio of Consolidated Funded Indebtedness of the Parent on the last day of such period to Consolidated Pro Forma EBITDA of the Parent for such trailing four-quarter period.
“LIBO Rate” means, with respect to any Eurocurrency Borrowing denominated in any currency for any Interest Period, (a) the applicable Screen Rate as of 11:00 a.m. London time on the Quotation Date or (b) if no Screen Rate is available for such currency or for such Interest Period, the applicable Interpolated Rate as of such time on the Quotation Day or, if applicable pursuant to the terms of Section 2.13(a), the applicable Reference Bank Rate as of such time on the Quotation Day.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party (other than the issuer) with respect to such securities.
“Loan Documents” means this Agreement, any applications for Letters of Credit and reimbursement agreements relating thereto, the Security Documents, the Fee Letter, any Commitment Increase Agreements and New Lender Agreements and each Swap Agreement with any counterparty that is a Lender or an Affiliate thereof at the time such Swap Agreement is entered into.
“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement, including the Swingline Loans.
“Local Time” means (a) with respect to a Loan or Borrowing denominated in Dollars, New York City time, (b with respect to a Loan denominated in any Alternative Currency (other than Canadian Dollars), London time and (c) with respect to a Loan or Borrowing denominated in Canadian Dollars, Toronto time.
“London Agent” means J.P. Morgan Europe Limited, or any successor in such capacity.
“London Issuing Lender” means J.P. Morgan Europe Limited, in its capacity as an issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i). The London Issuing Lender may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the London Issuing Lender, in which case the term “London Issuing Lender” shall include any Affiliate with respect to Letters of Credit issued by such Affiliate.
“Material Adverse Effect” means a material adverse effect on (i) the business, operations, assets, property, or condition (financial or otherwise) of any Borrower and its Subsidiaries, taken as a whole, (ii) the ability of the Borrowers or Guarantors to perform their Obligations under the Loan Documents, (iii) the validity or enforceability of any of the Loan Documents or (iv) the rights and remedies of the Agents and the Lenders under the Loan Documents.
“Material Contract” means any contract or agreement, written or oral, to which any Borrower or any of its Subsidiaries is a party to the extent a default under such contract would reasonably be expected to have a Material Adverse Effect.
“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit) or obligations in respect of one or more Swap Agreements, of any one or more of the Borrowers and their respective Subsidiaries in an aggregate principal amount exceeding $5,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of any Borrower or any of its Subsidiaries in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Moody’s” means Moody’s Investors Service, Inc.
“Mortgaged Property” means the real property covered by the Mortgages.
“Mortgages” means (a) that certain Open-End Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of November 12, 2007, effective as of November 16, 2007, executed by the Parent in favor of the Administrative Agent in respect of certain property located in Fayette County, Pennsylvania, as more particularly described therein and (b) that certain Open-End Leasehold Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of November 16, 2007, executed by the Parent in favor of the Administrative Agent in respect of certain property located in Fayette County, Pennsylvania, as more particularly described therein.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Net Income” means, for any Person, for any period, the net income or loss of such Person for such period determined on a consolidated basis in accordance with GAAP.
“New Lender” has the meaning set forth in Section 2.19(a).
“New Lender Agreement” means a New Lender Agreement entered into by a New Lender and the Parent in accordance with Section 2.19(a) and accepted by the Administrative Agent in the form of Exhibit 1.1D or any other form approved by the Administrative Agent.
“NobelClad KG” means NobelClad Europe GmbH & Co., KG, a limited liability partnership existing under the laws of the Federal Republic of Germany.
“Obligations” means all of the duties, obligations and liabilities of any kind of the Borrowers and each Guarantor hereunder or under any of the Loan Documents or in respect of Bank Products; provided that the Obligations shall specifically exclude Excluded Swap Obligations.
“Obligors” means the Borrowers and each Guarantor.
“Order” means an order, writ, judgment, award, injunction, decree, ruling or decision of any Governmental Authority or arbitrator.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means any and all present or future stamp, court, documentary, tangible, filing or similar taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.18(b)).
“Parent” has the meaning given in the preamble.
“Participant” has the meaning set forth in Section 10.04.
“Participant Register” has the meaning set forth in Section 10.04.
“Participating Member State” means a member state of the European Community that adopts or has adopted the Euro as its lawful currency under the legislation of the European Union for European Monetary Union.
“Patriot Act” has the meaning set forth in Section 10.14.
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Permitted Encumbrances” means:
(a)    Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.04;
(b)    carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlords’, suppliers’, processors’ and other like Liens imposed by Law, arising in the ordinary course of business and securing obligations that are not overdue by more than 45 days or are being contested in compliance with Section 5.04;
(c)    pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;
(d)    utility deposits and deposits to secure the performance of bids, tenders, contracts, leases, statutory obligations, surety and appeal bonds (or deposits made to otherwise secure an appeal, stay or discharge in the course of any legal proceeding), performance or completion bonds and other obligations of a like nature, in each case in the ordinary course of business;
(e)    judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Section 7.01;
(f)    easements, zoning restrictions, rights-of-way, reservations, subdivisions and similar encumbrances or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of owned or leased real property and minor defects and irregularities in title on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of either Borrower or any of its respective Subsidiaries;

(g)    Liens arising from filing UCC financing statements regarding leases permitted by this Agreement; and
(h)    Liens of licensors on licenses or sublicenses of Intellectual Property;
provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness other than Indebtedness described in clause (e) of the definition of such term.
“Permitted Investments” means:
(a)    direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency or instrumentality thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;
(b)    Euro-denominated securities issued or unconditionally guaranteed or insured by any Participating Member State or Switzerland (or by any agency or instrumentality thereof to the extent such securities are backed by the full faith and credit of such Participating Member State), in each case maturing within one year from the date of acquisition thereof;
(c)    investments in commercial paper maturing within one year from the date of acquisition thereof and having, at such date of acquisition, a rating of at least F1 by Fitch, P-1 by Moody’s or A-1 by S&P;
(d)    investments in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, (i) any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000 or (ii) any financial institution in a Participating Member State or Switzerland, which financial institution has short term unsecured, unsubordinated and unguaranteed debt instruments in issue having a rating of at least F1 by Fitch, P-1 by Moody’s or A-1 by S&P; provided that with respect to any Foreign Subsidiary whose country of organization or country where it conducts its business operations is not a Participating Member State or Switzerland, Permitted Investments shall also mean those investments that are comparable to the investments set forth in this clause (d) in such Foreign Subsidiary’s country of organization or country where it conducts business operations;
(e)    fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (d)(i) or (ii) above; and
(f)    money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated at least AAA by S&P, Aaa by Moody’s or AAA by Fitch or (iii) invest solely in the assets described in clauses (a) through (e) above.

“Permitted Liens” means Liens that any of the Borrowers and their respective Subsidiaries are permitted to create, incur, assume or permit to exist pursuant to Section 6.02.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Parent or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Pounds Sterling” means the lawful currency of the United Kingdom.
“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office located in New York, New York; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.
“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Borrower and Guarantor that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Quotation Day” means (a) with respect to any currency (other than Canadian Dollars and Pounds Sterling), for any Interest Period, two Business Days prior to the first day of such Interest Period and (b) with respect to Canadian Dollars and Pounds Sterling, the first day of such Interest Period, in each case, unless market practice differs in the Relevant Interbank Market for any currency, in which case the Quotation Day for such currency shall be determined by the Applicable Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day shall be the last of those days).
“Recipient” means (a) any Agent, (b) any Lender and (c) any Issuing Lender, as applicable.
“Reference Bank Rate” means the arithmetic mean of the rates supplied to the Applicable Agent at its request by the Reference Banks (as the case may be) for Loans in the applicable currency and the applicable Interest Period (a) in relation to Eurocurrency Loans, as the rate quoted by the relevant Reference Bank to leading banks in the London interbank market for the offering of deposits in the applicable currency and for a period comparable to the applicable Interest Period, (b) in relation to EURIBOR Loans, as the rate quoted by the relevant Reference Bank to leading banks in the Banking Federation of the European Union for the offering of deposits in Euros and for a period comparable to the applicable Interest Period and (c) in relation to CDOR Loans, as the rate at which the relevant Reference Bank is willing to extend credit by the purchase of bankers acceptances in Canadian Dollars which have been accepted by banks which are for the time being customarily regarded as being of appropriate credit standing for such purpose with a term to maturity comparable to the applicable Interest Period.
“Reference Banks” means the principal London (or other applicable) offices of JPMorgan Chase Bank, N.A. and such other banks as may be appointed by the Applicable Agent in consultation with the Parent (with the consent of such bank).
“Register” has the meaning set forth in Section 10.04.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
“Relevant Interbank Market” means (a) with respect to any currency (other than Euros), the London interbank market and (b) with respect to Euros, the European interbank market.
“Required Lenders” means, at any time, Lenders having more than 50% of the sum of (a) the US Credit Exposures, unused US Commitments, Alternative Currency Credit Exposures and unused Alternative Currency Commitments at such time and (b) the aggregate principal amount of the Term Loans then outstanding (or if the Term Loans shall not yet have been funded, the aggregate Term Loan Commitments at such time).
“Required US and Alternative Currency Lenders” means, at any time, Lenders having more than 50% of the US Credit Exposures, unused US Commitments, Alternative Currency Credit Exposures and unused Alternative Currency Commitments at such time.
“Response” means (a) “response” as such term is defined in CERCLA, 42 U.S.C. §9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to: (i) clean up, remove, treat, abate, or in any other way address any Hazardous Material in the environment; (ii) prevent the release or threatened release of any Hazardous Material; or (iii) perform studies and investigations in connection with, or as a precondition to, clause (i) or (ii) above.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in any Borrower or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests, or any option, warrant or other right to acquire any such Equity Interests.
“S&P” means Standard & Poor’s Rating Services, a division of the McGraw Hill Companies, Inc.
“Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of any Sanctions (as of the Effective Date, Cuba, Iran, North Korea, Sudan and Syria).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department

of the Treasury, the U.S. Department of State, the U.S. Department of Commerce, or by the United Nations Security Council, the European Union or any European Union member state, (b) any Person operating, organized or resident in a Sanctioned County or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the U.S. Department of Commerce, or (b) the United Nations Security Council, the European Union or any European Union member state.
“Screen Rate” means (a) in respect of the LIBO Rate for any currency and for any Interest Period, (i) in the case of Dollars, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over administration of such rate) appearing on Reuters Screen LIBOR01 Page for such Interest Period and (ii) in the case of any Alternative Currency, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over administration of such rate) appearing on Reuters Screen LIBOR02 Page for such currency for such Interest Period (or, in each case under this clause (a), on any successor or substitute page on such screen or service that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Applicable Agent from time to time), (b) in respect of the EURIBO Rate for any Interest Period, the percentage per annum determined by the Banking Federation of the European Union for such Interest Period as displayed on the applicable page of the Reuters screen (or on any successor or substitute page on such screen or service that displays such rate, or on the applicable page of such other information service that publishes such rate as shall be selected by the Applicable Agent from time to time) and (c) in respect of the Canadian Dealer Offered Rate for any Interest Period, the average rate for bankers acceptances with a tenor equal in length to such Interest Period as displayed on the CDOR page of the Reuters screen (or any successor or substitute page on such screen or service that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Applicable Agent from time to time); provided that if any Screen Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Security Agreements” means those certain security and pledge agreements executed in connection with the Prior Agreement, as ratified and amended in connection with this Agreement, and identified on Schedule 1.01 to which certain Subsidiaries of the Parent will become parties from time to time as provided in Section 5.09.
“Security Documents” means the Security Agreements, the Mortgages, each Joinder Agreement, and each other security document or pledge agreement delivered in accordance with applicable local or foreign Law to grant a valid, perfected security interest in any property, and all UCC or other financing statements or instruments of perfection required by this Agreement, any security agreement or mortgage to be filed with respect to the security interests in property and fixtures created pursuant to the Security Agreement or any mortgage and any other document or instrument utilized to pledge as collateral for any of the Obligations any property of whatever kind or nature, in each case, as the same may be amended or modified from time to time.
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more Subsidiaries of the parent or by the parent and one or more Subsidiaries of the parent.
“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions that is entered into in the ordinary course of business for risk management purposes and not for speculative purposes; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of any Borrower or any of its respective Subsidiaries shall be a Swap Agreement.
“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Swingline Lender” means the US Swingline Lender or the Euro Swingline Lender, as the context may require.
“Swingline Loan” means a US Swingline Loan or a Euro Swingline Loan, as the context may require.

“TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system is open for the settlement of payments in Euros.
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additional to tax or penalties applicable thereto.
“Term Loans” means the Initial Term Loans and, if applicable, the Incremental Term Loans and “Term Loan” shall refer to any of such Term Loans.
“Term Loan Commitment” means, with respect to each Term Loan Lender, the commitment of such Lender to make a Term Loan to the Parent in a principal amount not to exceed the amount set forth with respect to such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Term Loan Commitment, as applicable, as such commitment may be reduced pursuant to Section 2.08(a), increased from time to time pursuant to Section 2.19 or increased pursuant to assignments by or to such Lender pursuant to Section 2.18 or Section 10.04. The initial aggregate amount of the Term Loan Commitments on the Effective Date is $50,000,000.
“Term Loan Lender” means, at any time, a Lender that has a Term Loan Commitment or an outstanding Term Loan at such time.
“Termination Date” means the fifth anniversary of the Effective Date.
“Transactions” means the execution, delivery and performance by the Borrowers of this Agreement and the other Loan Documents, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Alternate Base Rate, the EURIBO Rate, the Canadian Dealer Offered Rate or the Canadian Prime Rate.
“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other State the Laws of which are required to be applied in connection with the issue or perfection of security interests.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 2.16(e)(ii)(B)(iii).
“US Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Termination Date and the date of termination of the US Commitments.
“US Borrowers” means the Parent and the Wholly-Owned Subsidiaries of the Parent that are Domestic Subsidiaries as of the Effective Date and any other Wholly-Owned Subsidiary of the Parent that is a Domestic Subsidiary and becomes a US Borrower after the Effective Date in accordance with Section 5.09(a).

“US Borrowing” means a Borrowing comprised of one or more US Loans.
“US Commitment” means, with respect to each US Lender, the commitment of such Lender to make US Loans and to acquire participations in US Letters of Credit and US Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s US Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 or increased from time to time pursuant to Section 2.19 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 2.18 or Section 10.04. The initial amount of each such Lender’s US Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its US Commitment, as applicable. The initial aggregate amount of the Lenders’ US Commitments is $90,000,000.
“US Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s US Loans and its US LC Exposure and its US Swingline Exposure at such time.
“US Guarantors” means each US Borrower and each of the Parent’s existing and subsequently acquired or organized Wholly Owned Subsidiaries that are Domestic Subsidiaries (other than any Domestic Subsidiary of any Foreign Subsidiary), which US Guarantors guarantee certain Obligations pursuant to either Section 9.01(a)(i) or Section 9.01(a)(ii).
“US Issuing Lender” means JPMorgan Chase Bank, N.A., in its capacity as the issuer of US Letters of Credit hereunder and its successors in such capacity as provided in Section 2.05(i). The US Issuing Lender may, in its discretion, arrange for one or more US Letters of Credit to be issued by Affiliates of the US Issuing Lender, in which case the term “US Issuing Lender” shall include any such Affiliate with respect to US Letters of Credit issued by such Affiliate.
“US LC Disbursement” means a payment made by the US Issuing Lender pursuant to a US Letter of Credit.
“US LC Exposure” means, at any time, the sum of (a) the aggregate amount of all outstanding US Letters of Credit at such time plus (b) the aggregate amount of all US LC Disbursements that have not yet been reimbursed by the US Borrowers. The US LC Exposure of any Lender at any time shall be its Applicable Percentage of the total US LC Exposure at such time.
“US Lender” means a Lender with a US Commitment or, if the US Commitments have terminated or expired, a Lender with US Credit Exposure.
“US Letter of Credit” means any Letter of Credit denominated in Dollars.
“US Loan” means a Loan made pursuant to Section 2.01(a).
“US Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“US Swingline Exposure” means, at any time, the aggregate principal amount of all US Swingline Loans outstanding at such time. The US Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total US Swingline Exposure at such time.
“US Swingline Lender” means JPMorgan Chase Bank, N.A., in its capacity as lender of US Swingline Loans hereunder.
“US Swingline Loan” means a Loan made in Dollars pursuant to Section 2.04.
“Wholly Owned Subsidiary” means, with respect to any parent at any date, a Subsidiary of which Equity Interests representing 100% of the equity or general partnership interests, as applicable (other than director or nominal shares), are, as of such date, owned, Controlled or held by such parent or one or more Wholly Owned Subsidiaries of such parent or by such parent and one or more Wholly Owned Subsidiaries of such parent.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Withholding Agent” means any Obligor and any Agent.
Section 1.02    Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “US Loan”) or by Type (e.g., a “Eurocurrency Loan”) or by Class and Type (e.g., a “US Eurocurrency Loan”). Borrowings also may be classified and referred to by Class (e.g., a “US Borrowing”) or by Type (e.g., a “Eurocurrency Borrowing”) or by Class and Type (e.g., a “US Eurocurrency Borrowing”).
Section 1.03    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, replaced or otherwise modified (subject to any restrictions on such amendments, supplements, replacements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference herein or in any other Loan Document to a Loan Document shall include all appendices, exhibits and schedules thereto and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.04    Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Parent notifies the Administrative Agent that the Parent requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Parent that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. For purposes of determining compliance with any provision of this Agreement, the determination of whether a lease is to be treated as an operating lease or capital lease shall be made without giving effect to any change in accounting for leases pursuant to GAAP resulting from the implementation of proposed Accounting Standards Update (ASU) Leases (Topic 840) issued August 17, 2010, or any successor proposal. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Borrower or any of its Subsidiaries at “fair value”, as defined therein and (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.
Section 1.05    Exchange Rates. The Administrative Agent shall determine the Exchange Rates as of each Currency Determination Date to be used for calculating the Dollar Equivalent of Alternative Currency Loans and Alternative Currency LC Exposure. Such Exchange Rates shall become effective as of such Currency Determination Date and shall be the Exchange Rates employed in converting any amounts between the applicable currencies until the next Currency Determination Date.
ARTICLE II
The Credits
Section 2.01    Commitments. Subject to the terms and conditions set forth herein:
(a)    Each US Lender agrees to make loans to the US Borrowers from time to time during the US Availability Period in an aggregate principal amount that will not result in (i) such Lender’s US Credit Exposure exceeding such Lender’s US Commitment or (ii) the aggregate US Credit Exposure exceeding the aggregate US Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the US Borrowers may borrow, prepay and reborrow US Loans.

(b)    Each Alternative Currency Lender agrees to make loans to the Alternative Currency Borrowers from time to time during the Alternative Currency Availability Period in an aggregate amount that will not result in (i) such Lender’s Alternative Currency Credit Exposure exceeding such Lender’s Alternative Currency Commitment or (ii) the aggregate Alternative Currency Credit Exposure exceeding the aggregate Alternative Currency Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Alternative Currency Borrowers may borrow, prepay and reborrow Alternative Currency Loans.
(c)    Each Term Loan Lender agrees to make a loan in Dollars to the Parent on any one Business Day during the period from and including the Effective Date through and including the Initial Term Loan Termination Date in a principal amount not to exceed such Lender’s Term Loan Commitment as of such Business Day. Once repaid or prepaid, Term Loans may not be reborrowed.
Section 2.02    Loans and Borrowings.
(a)    Each Loan of any Class (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of such Class made by the appropriate Lenders ratably in accordance with their respective Commitments of such Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
(b)    Subject to Section 2.13, (i) each US Borrowing (other than a US Swingline Loan) and each Term Loan Borrowing shall be comprised entirely of ABR Loans or Eurocurrency Loans as the applicable Borrower may request in accordance herewith, (ii) each Alternative Currency Borrowing denominated in Euros (other than a Euro Swingline Loan) shall be comprised entirely of EURIBOR Loans, (iii) each Alternative Currency Borrowing denominated in Canadian Dollars shall be comprised entirely of CDOR Loans or Canadian Prime Loans as the applicable Borrower may request in accordance herewith and (iv) each Alternative Currency Borrowing denominated in any other Alternative Currency shall be comprised entirely of Eurocurrency Loans. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect such Lender’s Commitment or the obligation of the applicable Borrowers to repay such Loan in accordance with the terms of this Agreement.
(c)    At the commencement of each Interest Period for any Eurocurrency Borrowing denominated in Dollars, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $500,000. At the commencement of each Interest Period for any Eurocurrency Borrowing denominated in an Alternative Currency (other than Euros or Canadian Dollars), such Borrowing shall be in an aggregate amount that is an integral multiple of 100,000 units of such Alternative Currency and not less than 500,000 units of such Alternative Currency; provided that such a Eurocurrency Borrowing may be in an aggregate amount that is equal to (i) the equivalent of the entire unused balance of the total Alternative Currency Commitments or (ii) that which is required to finance the reimbursement of an LC Disbursement denominated in such Alternative Currency as contemplated by Section 2.05(e). At the commencement of each Interest Period for any EURIBOR Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of €100,000 and not less than €500,000; provided that a EURIBOR Borrowing may be in an aggregate amount that is equal to (i) the equivalent of the entire unused balance of the total Alternative Currency Commitments, (ii) that which is required to repay a Euro Swingline Loan or (iii) that which is required to finance the reimbursement of an LC Disbursement denominated in Euros as contemplated by Section 2.05(e). At the commencement of each Interest Period for any CDOR Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of C$100,000 and not less than C$500,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $50,000 and not less than $100,000; provided that a US ABR Borrowing may be in an aggregate amount that is equal to (i) the entire unused balance of the total US Commitments, (ii) that which is required to repay a US Swingline Loan or (iii) that which is required to finance the reimbursement of a US LC Disbursement as contemplated by Section 2.05(e). At the time that each Canadian Prime Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of C$100,000 and not less than C$500,000; provided that a Canadian Prime Borrowing may be in an aggregate amount that is equal to (i) the equivalent of the entire unused balance of the Alternative Currency Commitments or (ii) that which is required to finance the reimbursement of a LC Disbursement denominated in Canadian Dollars as contemplated by Section 2.05(e). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of (i) ten (10) Eurocurrency Borrowings outstanding, (ii) five (5) EURIBOR Borrowings outstanding or (iii) three (3) CDOR Borrowings outstanding.
(d)    Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Termination Date.
Section 2.03    Requests for Borrowings.
(a)    To request a US Borrowing or an Alternative Currency Borrowing (other than a Swingline Loan), the applicable Borrower shall notify the Applicable Agent (and the Administrative Agent if it shall not be the Applicable Agent) of such request (i) in the case of a Eurocurrency Borrowing or CDOR Borrowing, by telephone or electronic communication not later than 12:00 noon, Local Time, three (3) Business Days before the date of the proposed Borrowing, (ii) in the case of an ABR Borrowing, by telephone or electronic communication not later than 12:00 noon, Local Time, on the date of the proposed Borrowing, (iii) in the case of a EURIBOR Borrowing, by facsimile or electronic communication not later than 11:00 a.m., Local Time, three (3) Business Days before the date of the proposed Borrowing and (iv) in the case of a Canadian Prime Borrowing, by facsimile or electronic communication not later than 12:00 noon, Local Time, on the date of the proposed Borrowing. Each Borrowing Request shall be irrevocable and, if delivered by telephone, shall be confirmed promptly by facsimile transmission or electronic communication to the Applicable Agent of a written Borrowing Request signed by the applicable Borrower. Each telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:
(A)    the Borrower requesting such Borrowing;
(B)    the aggregate amount of the requested Borrowing;

(C)    the date of such Borrowing, which shall be a Business Day;
(D)    the Class, Type and currency of such Borrowing;
(E)    in the case of a Eurocurrency Borrowing, EURIBOR Borrowing or a CDOR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
(F)    the location and number of the account to which funds are to be disbursed.
If no election as to the Type of Borrowing is specified, (i) with respect to Borrowings denominated in Dollars, the requested Borrowing shall be an ABR Borrowing and (ii) with respect to Borrowings denominated in Canadian Dollars, the requested Borrowing shall be a Canadian Prime Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, EURIBOR Borrowing or CDOR Borrowing, the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Applicable Agent shall advise each Lender having a Commitment of the Class of the requested Borrowing of the details such Borrowing Request and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
(b)    To request the Term Loan Borrowing, the Parent shall notify the Administrative Agent of such request (i) in the case such Borrowing is a Eurocurrency Borrowing, by telephone or electronic communication not later than 12:00 noon, Local Time, three (3) Business Days before the date of such Borrowing and (ii) in the case such Borrowing is an ABR Borrowing, by telephone or electronic communication not later than 12:00 noon, Local Time, on the date of such Borrowing. Such Borrowing Request shall be irrevocable and, if delivered by telephone, shall be confirmed promptly by facsimile transmission or electronic communication to the Administrative Agent of a written Borrowing Request signed by the Parent. The Borrowing Request shall specify the following information in compliance with Section 2.02:
(A)    the aggregate amount of the requested Borrowing;
(B)    the date of the requested Borrowing, which shall be a Business Day;
(C)    the Type of such Borrowing;
(D)    in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
(E)    the location and number of the account to which funds are to be disbursed.
If no election as to the Type of Borrowing is specified, the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to a requested Eurocurrency Borrowing, the Parent shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of such Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Term Loan Lender of the details of such Borrowing Request and of the amount of such Lender’s Loan to be made as part of the requested Borrowing. This Section 2.03(b) shall not apply to Incremental Term Loans, which shall be advanced in accordance with Section 2.19(b).
Section 2.04    Swingline Loans.
(a)    Subject to the terms and conditions set forth herein, (i) the US Swingline Lender agrees to make US Swingline Loans to the US Borrowers from time to time during the US Availability Period in an aggregate principal amount at any time outstanding that will not result in (A) the US Swingline Exposure exceeding $7,500,000 or (B) the total US Credit Exposures exceeding the total US Commitments and (ii) the Euro Swingline Lender agrees to make Euro Swingline Loans to the Alternative Currency Borrowers from time to time during the Alternative Currency Availability Period in an aggregate principal amount that will not result in (A) the Euro Swingline Exposure exceeding $2,500,000 or (B) the total Alternative Currency Credit Exposures exceeding the total Alternative Currency Commitments; provided that (x) no Swingline Lender shall be required to make a Swingline Loan to refinance an outstanding Swingline Loan and (y) for purposes of this Section 2.04 only, the terms “Alternative Currency Borrower” and “Alternative Currency Borrowers” shall not include the Parent. Within the foregoing limits and subject to the terms and conditions set forth herein, the US Borrowers and Alternative Currency Borrowers, as applicable, may borrow, prepay and reborrow Swingline Loans. Each US Swingline Loan shall be in an amount that is an integral multiple of $1 and not less than $25,000 and each Euro Swingline Loan shall be in an amount that is not less than €250,000.
(b)    To request a US Swingline Loan, a US Borrower shall notify the Administrative Agent of such request by telephone (confirmed by facsimile or electronic communication) not later than 3:30 p.m., Local Time, on the day of a proposed US Swingline Loan. To request a Euro Swingline Loan, an Alternative Currency Borrower shall notify the London Agent of such request by facsimile or electronic communication not later than 9:00 a.m., Local Time, on the day of a proposed Euro Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. Such Agent will promptly advise the applicable Swingline Lender of any such notice received from a Borrower. The applicable Swingline Lender shall make each Swingline Loan to be made by it available to the applicable Borrower by means of a credit to the deposit account of such Borrower designated by such Borrower in writing in its request for such Swingline Loan or its confirmation of its request for such Swingline Loan, as applicable (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the appropriate Issuing Lender) by 3:00 p.m., Local Time, on the requested date of such Swingline Loan.
(c)    The US Swingline Lender may by written notice given to the Administrative Agent not later than 11:00 a.m., Local Time, on any Business Day require the US Lenders to acquire participations on such Business Day in all or a portion of the US Swingline Loans outstanding. The Euro Swingline Lender may by written notice given to the London Agent not later than 11:00 a.m., Local Time, on any Business Day require the Alternative Currency Lenders to acquire participations on such Business Day in all or a portion of the Euro Swingline Loans outstanding.

Each such notice shall specify the aggregate amount of Swingline Loans in which the applicable Lenders will participate. Promptly upon receipt of such notice, (i) with respect to US Swingline Loans, the Administrative Agent will give notice thereof to each US Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Loans and (ii) with respect to Euro Swingline Loans, the London Agent will give notice thereof to each Alternative Currency Lender specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each US Lender and each Alternative Currency Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent or the London Agent, as applicable, for the account of the relevant Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each US Lender and Alternative Currency Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each US Lender and Alternative Currency Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of such Lender), and the Administrative Agent or the London Agent, as applicable, shall promptly pay to the relevant Swingline Lender the amounts so received by it from such Lenders. The Administrative Agent or the London Agent, as applicable, shall notify the US Borrowers or the Alternative Currency Borrowers, as applicable, of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent or the London Agent, as applicable, and not to the relevant Swingline Lender. Any amounts received by a Swingline Lender from a Borrower (or other party on behalf of a Borrower) in respect of a Swingline Loan after receipt by such Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent or the London Agent, as applicable; any such amounts received by such Agent shall be promptly remitted by such Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the relevant Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid by a Swingline Lender or such Agent, as applicable, if and to the extent such payment is required to be refunded to a Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the US Borrowers or the Alternative Currency Borrowers of any default in the payment thereof.
Section 2.05    Letters of Credit.
(a)    General. Subject to the terms and conditions set forth herein, (i) at any time during the US Availability Period, any US Borrower may request the issuance of, and the US Issuing Lender shall issue, US Letters of Credit for the account of such Borrower or the account of any of its Subsidiaries and (ii) at any time during the Alternative Currency Availability Period, any Alternative Currency Borrower may request the issuance of, and the London Issuing Lender (in the case of Letters of Credit denominated in any Alternative Currency other than Canadian Dollars) or the Canadian Issuing Lender (in the case of Letters of Credit denominated in Canadian Dollars)

shall issue, Alternative Currency Letters of Credit for the account of such Borrower or the account of any of its Subsidiaries, in each case of clauses (i) and (ii), in a form reasonably acceptable to the Applicable Agent and the Applicable Issuing Lender. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by any Borrower to, or entered into by any Borrower with, any Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control.
(b)    Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the applicable Borrower shall transmit by facsimile or by electronic communication to the Applicable Issuing Lender and the Applicable Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by such Issuing Lender, such Borrower also shall submit a letter of credit application on such Issuing Lender’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower to which such Letter of Credit shall be issued shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) in the case of a US Letter of Credit, the US LC Exposure shall not exceed $20,000,000 and the total US Credit Exposures shall not exceed the total US Commitments and (ii) in the case of an Alternative Currency Letter of Credit, the Alternative Currency LC Exposure shall not exceed $5,000,000 and the total Alternative Currency Credit Exposures shall not exceed the total Alternative Currency Commitments.
(c)    Expiration Date. Each Letter of Credit shall expire at or prior to 5:00 p.m., Local Time, on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five (5) Business Days prior to the Termination Date; provided, however, that any Letter of Credit may provide for the renewal thereof for additional periods (which shall in no event extend beyond the date referred to in clause (ii) above).
(d)    Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of any Issuing Lender or the Lenders, (i) the US Issuing Lender hereby grants to each US Lender, and each such Lender hereby acquires from the US Issuing Lender, a participation in such US Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit and (ii) the London Issuing Lender (in the case of Letters of Credit denominated in any Alternative Currency other than Canadian Dollars) or the Canadian Issuing Lender (in the case of Letters of Credit denominated in Canadian Dollars) hereby grants to each Alternative Currency Lender, and each such Lender hereby acquires from such Issuing Lender, a participation in such Alternative Currency Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Applicable Agent, for the account of the Applicable Issuing Lender, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Lender and not reimbursed by the relevant Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to such Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or an Event of Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
(e)    Reimbursement. If an Issuing Lender shall make any LC Disbursement in respect of a Letter of Credit for a Borrower’s own account or the account of any of its Subsidiaries, such Borrower shall reimburse such LC Disbursement by paying to the Applicable Agent an amount equal to such LC Disbursement not later than 1:00 p.m., Local Time, (i) with respect to a US LC Disbursement, on the date that such LC Disbursement is made, if such Borrower shall have received notice of such LC Disbursement prior to 11:00 a.m., Local Time, on such date, or, if such notice has not been received by such Borrower prior to such time on such date, then not later than 1:00 p.m., Local Time, on the Business Day immediately following the day that such Borrower receives such notice and (ii) with respect to an Alternative Currency LC Disbursement, on the Business Day immediately following the date that such LC Disbursement is made, if such Borrower shall have received notice of such LC Disbursement prior to 11:00 a.m., Local Time, on such date, or if such notice has not been received by such Borrower prior to such time on such date, then not later than 1:00 p.m., Local Time on the second Business Day immediately following the day that such Borrower receives such notice; provided that (A) in the case of a US LC Disbursement, if such LC Disbursement is not less than $100,000, the applicable Borrower may, subject to the conditions to borrowing set forth herein, request, in accordance with Section 2.03 or Section 2.04, that such payment be financed with a US ABR Borrowing or US Swingline Loan in an equivalent amount and, to the extent so financed, such Borrower’s obligation to make such payment shall be discharged and replaced by the resulting US ABR Borrowing or US Swingline Loan, (B) in the case of an Alternative Currency LC Disbursement in any Alternative Currency other than Canadian Dollars, if such LC Disbursement is not less than 250,000 units of the applicable currency, the applicable Alternative Currency Borrower may, subject to the conditions to borrowing set forth herein, request, in accordance with Section 2.03 or Section 2.04, that such payment be financed with a EURIBOR Borrowing or a Euro Swingline Loan, in the case of an LC Disbursement in Euros, or a Eurocurrency Borrowing, in the case of an LC Disbursement in any other Alternative Currency, in an equivalent amount and, to the extent so financed, such Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Borrowing or Euro Swingline Loan and (C) in the case of an LC Disbursement in Canadian Dollars, if such LC Disbursement is not less than C$50,000, the applicable Borrower may, subject to the conditions to Borrowing set forth herein, request, in accordance with Section 2.03, that such payment be financed with a Canadian Prime Loan in an equivalent amount and, to the extent so financed, such Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Canadian Prime Loan. If such Borrower fails to make such payment when due, the Applicable Agent shall notify each appropriate Lender of the applicable LC Disbursement, the payment then due from such Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each such Lender shall pay to the Applicable Agent its Applicable Percentage of the payment then due from such Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of such Lender), and the Applicable Agent shall promptly pay to the Applicable Issuing Lender the amounts so received by it from such Lenders. Promptly following receipt by the Applicable Agent of any payment from a Borrower pursuant to this paragraph, the Applicable Agent shall distribute such payment to the Applicable Issuing Lender or, to the extent that the Lenders have made payments pursuant to this paragraph to reimburse the Applicable Issuing Lender, then to such Lenders and the Applicable Issuing Lender as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse an Issuing Lender for any LC Disbursement (other than the funding of a US ABR Loan, a Swingline Loan, a Eurocurrency Loan, a EURIBOR Loan or a Canadian Prime Loan, as contemplated above) shall not constitute a Loan and shall not relieve such Borrower of its obligation to reimburse such LC Disbursement.
(f)    Obligations Absolute. Each Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrowers’ Obligations hereunder. Neither the Agents, the Lenders nor the Issuing Lenders, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Applicable Issuing Lender; provided that the foregoing shall not be construed to excuse any Issuing Lender from liability to any Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable Law) suffered by such Borrower that are caused by the Applicable Issuing Lender’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Lender (as finally determined by a court of competent jurisdiction), each Issuing Lender shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, each Issuing Lender may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(g)    Disbursement Procedures. Each Issuing Lender shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Applicable Issuing Lender shall promptly notify the Applicable Agent and the relevant Borrower by telephone (confirmed by facsimile or electronic communication) in the case of the US Issuing Lender or by facsimile or electronic communication in the case of the London Issuing Lender or the Canadian Issuing Lender, in each case, of such demand for payment and whether the Applicable Issuing Lender has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve such Borrower of its obligation to reimburse the Applicable Issuing Lender and the relevant Lenders with respect to any such LC Disbursement.
(h)    Interim Interest. If an Issuing Lender shall make any LC Disbursement, then, unless the relevant Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that such Borrower reimburses such LC Disbursement, (i) in the case of a US LC Disbursement, at the rate per annum then applicable to ABR Loans, (ii) in the case of an LC Disbursement in Euros, at the rate per annum then applicable to Euro Swingline Loans, (iii) in the case of an LC Disbursement in Canadian Dollars, at the rate per annum then applicable to Canadian Prime Loans and (iv) in the case of an LC Disbursement in any other Alternative Currency, at the rate reasonably determined by the London Issuing Lender to be the cost to it of funding such LC Disbursement; provided that, if the relevant Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.12(g) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Applicable Issuing Lender, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Applicable Issuing Lender shall be for the account of such Lender to the extent of such payment.
(i)    Replacement of an Issuing Lender. Any Issuing Lender may be replaced at any time by written agreement among the Parent, the Administrative Agent, the replaced Issuing Lender and the successor Issuing Lender (unless such replaced Issuing Lender is then a Defaulting Lender in which case the replaced Issuing Lender’s consent is not necessary). The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Lender. At the time any such replacement shall become effective, the Parent shall pay all unpaid fees accrued for the account of the replaced Issuing Lender pursuant to Section 2.11(b). From and after the effective date of any such replacement, (i) the successor Issuing Lender shall have all the rights and obligations of the Issuing Lender under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Lender” shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require. After the replacement of an Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.
(j)    Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Parent receives notice from the Administrative Agent or the Required US and Alternative Currency Lenders (or, if the maturity of the Loans has been accelerated, the Lenders with LC Exposure representing greater than 50% of the total LC Exposure demanding the deposit of cash collateral pursuant to this paragraph), (i) the US Borrowers shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash in Dollars equal to the total US LC Exposure as of such date plus any accrued and unpaid interest thereon minus the amount on deposit in such account that has not been applied against the Obligations and (ii) the Alternative Currency Borrowers shall deposit in an account with the London Agent (in the case of LC Disbursements in any Alternative Currency other than Canadian Dollars) and the Canadian Agent (in the case of LC Disbursements in Canadian Dollars), in the name of such Agent and for the benefit of the Lenders, an amount in cash in the relevant currencies equal to the total Alternative Currency LC Exposure as of such date plus any accrued and unpaid interest thereon minus the amount on deposit in such account that has not been applied against the Obligations; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in clause (h) or (i) of Section 7.01. Each such deposit shall be held by the Applicable Agent as collateral for the payment and performance of the Obligations. The Applicable Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such accounts. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and discretion of the Applicable Agent (but, if so made, shall be limited to overnight bank loans or other investments denominated in the applicable currency generally comparable to those described in clauses (a) through (f) of Permitted Investments) and at the Borrowers’ risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Applicable Agent to reimburse the Applicable Issuing Lender for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure, be applied to satisfy other obligations of the Borrowers under this Agreement. If the Borrowers are required to provide an amount of cash collateral hereunder, such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers within three Business Days after all Events of Default have been cured or waived.

Section 2.06    Funding of Borrowings.
(a)    Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds in the same currency as such Loan, to the account of the Applicable Agent most recently designated by it for such purpose by notice to each such Lender not later than (i) 1:00 p.m., Local Time, in the case of Loans denominated in Dollars, (ii) 12:00 noon, Local Time, in the case of Loans denominated in any Alternative Currency other than Canadian Dollars and (iii) 2:00 p.m., Local Time, in the case of Loans denominated in Canadian Dollars; provided that all Swingline Loans shall be made as provided in Section 2.04(a). The Applicable Agent will make such Loans available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to such account or accounts of the applicable Borrower designated by such Borrower in the applicable Borrowing Request; provided that (i) US ABR Borrowings or US Swingline Loans made to finance the reimbursement of a US LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the US Issuing Lender, (ii) EURIBOR Borrowings or Euro Swingline Loans made to finance the reimbursement of an LC Disbursement in Euros as provided in Section 2.05(e) shall be remitted by the London Agent to the London Issuing Lender, (iii) Canadian Prime Loans made to finance the reimbursement of an LC Disbursement in Canadian Dollars as provided in Section 2.05(e) shall be remitted by the Canadian Agent to the Canadian Issuing Lender and (iv) Eurocurrency Borrowings in any other Alternative Currency made to finance the reimbursement of an LC Disbursement in such other Alternative Currency as provided in Section 2.05(e) shall be remitted by the London Agent to the London Issuing Lender.
(b)    Unless the Applicable Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Applicable Agent such Lender’s share of such Borrowing, the Applicable Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Applicable Agent, then such Lender and the applicable Borrower severally agree to pay to the Applicable Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Applicable Agent at (i) in the case of a US Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, (ii) in the case of a US Borrower, the interest rate applicable to ABR Loans, (iii) in the case of an Alternative Currency Lender, a rate determined by the Applicable Agent in accordance with banking industry rules on interbank compensation, (iv) in the case of an Alternative Currency Borrower in respect of amounts in any Alternative Currency other than Canadian Dollars, the interest rate applicable to EURIBOR Loans, in the case of amounts in Euros, or the interest rate applicable to Eurocurrency Loans, in the case of amounts in any such other Alternative Currency and (v) in the case of an Alternative Currency Borrower in respect of amounts in Canadian Dollars, the interest rate applicable to Canadian Prime Loans. If such Lender pays such amount to the Applicable Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

Section 2.07    Interest Elections.
(a)    Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing, EURIBOR Borrowing and a CDOR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, (i) with respect to Borrowings denominated in Dollars, the relevant Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, (ii) with respect to a Borrowing denominated in any Alternative Currency other than Canadian Dollars, the relevant Borrower may elect Interest Periods therefor and (iii) with respect to a Borrowings denominated in Canadian Dollars, the relevant Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a CDOR Borrowing, may elect Interest Periods therefor, in each case, as provided in this Section. Each Borrower may elect different options with respect to different portions of its affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Loans, which may not be converted or continued.
(b)    To make an election pursuant to this Section, the applicable Borrower shall notify the Applicable Agent of such election in the manner and by the time that a Borrowing Request would be required to be delivered under Section 2.03 if such Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each Interest Election Request shall be irrevocable and, if delivered by telephone, shall be confirmed promptly by facsimile transmission or electronic communication to the Applicable Agent of a written Interest Election Request signed by the applicable Borrower.
(c)    Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:
(i)    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)    whether the resulting Borrowing is to be an ABR Borrowing, a Eurocurrency Borrowing, a EURIBOR Borrowing, a Canadian Prime Borrowing or a CDOR Borrowing; and
(iv)    if the resulting Borrowing is a Eurocurrency Borrowing, EURIBOR Borrowing or a CDOR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurocurrency Borrowing, a EURIBOR Borrowing or a CDOR Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(d)    Promptly following receipt of an Interest Election Request, the Applicable Agent shall advise each affected Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)    If the relevant Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing, EURIBOR Borrowing or a CDOR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued (i) as a Eurocurrency Borrowing in the same currency with an Interest Period of one month’s duration in the case of a Eurocurrency Borrowing, (ii) as a EURIBOR Borrowing with an Interest Period of one month’s duration in the case of a EURIBOR Borrowing and (iii) as a CDOR Borrowing with an Interest Period of one month’s duration in the case of a CDOR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Parent, then, so long as an Event of Default is continuing (i) no outstanding Borrowing in Dollars may be converted to or continued as a Eurocurrency Borrowing and (ii) unless repaid, each Eurocurrency Borrowing in Dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto, (iii) no outstanding Borrowing in Canadian Dollars may be converted or continued as a CDOR Borrowing and (iv) unless repaid, each CDOR Borrowing shall be converted as a Canadian Prime Borrowing at the end of the Interest Period applicable thereto.
Section 2.08    Termination and Reduction of Commitments.
(a)    Unless previously terminated, (i) the US Commitments and the Alternative Currency Commitments shall terminate on the Termination Date and (ii) the Term Loan Commitments shall be automatically reduced to zero on the Initial Term Loan Borrowing Date or, if such date does not occur, at 5:00 p.m. New York time on the Initial Term Loan Termination Date.
(b)    The Parent may at any time reduce or terminate the Commitments of any Class; provided that (i) each reduction of the US Commitments and the Term Loan Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and the Parent shall not terminate or reduce the US Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the total US Credit Exposures would exceed the total US Commitments and (ii) each reduction of the Alternative Currency Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000 and the Parent shall not terminate or reduce the Alternative Currency Commitments if, after giving effect to any concurrent prepayment of Loans in accordance with Section 2.10, the total Alternative Currency Credit Exposures would exceed the total Alternative Currency Commitments.
(c)    The Parent shall notify the Administrative Agent of any election to terminate or reduce the Commitments of any Class under paragraph (b) of this Section at least three Business

Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Applicable Agent if the Administrative Agent shall not be the Applicable Agent and the Lenders with the Commitment to be reduced or terminated of the contents thereof. Each notice delivered by the Parent pursuant to this Section shall be irrevocable. Any termination or reduction of the Commitments of any Class shall be permanent, except in the case of the Term Loan Commitments, to the extent such Commitments are increased pursuant to Section 2.19. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.
Section 2.09    Repayment of Loans; Evidence of Debt.
(a)    Each US Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each US Lender the then unpaid principal amount of each US Loan on the Termination Date and (ii) to the US Swingline Lender the then unpaid principal amount of each US Swingline Loan on the earliest of (A) the date that is five (5) Business Days after the date such Swingline Loan was made and (B) the Termination Date; provided that on each date that a US Borrowing (other than a US Swingline Loan) is made, the applicable US Borrowers shall repay all US Swingline Loans then outstanding.
(b)    Each Alternative Currency Borrower hereby unconditionally promises to pay (i) to the Applicable Agent for the account of each Alternative Currency Lender the then unpaid principal amount of each Alternative Currency Loan on the Termination Date and (ii) to the Euro Swingline Lender the then unpaid principal amount of each Euro Swingline Loan on the earliest of (A) the date that is five (5) Business Days after the date such Swingline Loan was made and (B) the Termination Date; provided that on each date that an Alternative Currency Borrowing denominated in Euros (other than a Euro Swingline Loan) is made, the applicable Alternative Currency Borrowers shall repay all Euro Swingline Loans then outstanding.
(c)    The Parent hereby unconditionally promises to pay to the Administrative Agent for the account of each Term Lender (i) the principal amount of the Term Loans in installments payable on the last day of each calendar quarter during the term of this Agreement, commencing on the last day of the first full calendar quarter after the date on which such Term Loans are borrowed, with such installments being in the aggregate principal amount for all Term Loan Lenders of (A) two and one-half percent (2.5%) of the original principal amount of such Term Loans on the last day of each of the first eight (8) full calendar quarters after the Initial Term Loan Borrowing Date, (B) three and seventy-five one-hundredths percent (3.75%) of the original principal amount of such Term Loans on the last day of each of the eight (8) calendar quarters immediately thereafter and (C) five percent (5.0%) of the original principal amount of such Term Loans on the last day of each calendar quarter thereafter and (ii) the then unpaid principal amount of each Term Loan on the Termination Date.
(d)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(e)    The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each US Loan and each Term Loan, the Type thereof and the Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the US Borrowers to each US Lender and from the Parent to each Term Loan Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the US Lenders and the Term Loan Lenders and each such Lender’s share thereof.
(f)    The London Agent shall maintain accounts in which it shall record (i) the amount of each Loan denominated in an Alternative Currency (other than Canadian Dollars) and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Alternative Currency Borrowers to each Alternative Currency Lender in respect of such Loans and (iii) the amount of any sum received by the London Agent hereunder for the account of the Alternative Currency Lenders and each such Lender’s share thereof.
(g)    The Canadian Agent shall maintain accounts in which it shall record (i) the amount of each Loan denominated in Canadian Dollars, the Type thereof and the Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Alternative Currency Borrowers to each Alternative Currency Lender in respect of such Loans and (iii) the amount of any sum received by the Canadian Agent hereunder for the account of the Alternative Currency Lenders and each such Lender’s share thereof.
(h)    The entries made in the accounts maintained pursuant to paragraph (d), (e), (f) or (g) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or any of the Agents to maintain such accounts or any error therein shall not in any manner affect the obligation of each Borrower to repay the respective Loans made to it in accordance with the terms of this Agreement.
(i)    Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the applicable Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Applicable Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).
Section 2.10    Prepayment of Loans.
(a)    Each Borrower shall have the right at any time and from time to time to prepay any Borrowing selected by it in whole or in part, without penalty or premium (other than breakage costs and similar expenses, if any, due under Section 2.15), subject to prior notice in accordance with paragraph (d) of this Section.
(b)    If at any time the total US Credit Exposures exceed the total US Commitments, the US Borrowers shall, within three (3) Business Days, (i) prepay US Borrowings in an aggregate amount equal to such excess and (ii) if any excess remains after prepaying all of the US Borrowings as a result of US LC Exposure, pay to the Administrative Agent on behalf of the US Lenders an amount in cash in Dollars equal to such excess to be held as cash collateral as provided in Section 2.05(j).
(c)    The Administrative Agent will determine the Alternative Currency Credit Exposure on each Currency Determination Date. In the event that the Administrative Agent determines that the aggregate Alternative Currency Credit Exposure exceeds the total Alternative Currency Commitments, it will notify the Parent and the Parent will (or will cause one or more Alternative Currency Borrowers to), within three (3) Business Days following such notice, (i) prepay Alternative Currency Borrowings in an aggregate amount equal to such excess and (ii) if any excess remains after prepaying all of the Alternative Currency Borrowings as a result of Alternative Currency LC Exposure, pay to the Applicable Issuing Lender(s) on behalf of the Alternative Currency Lenders an amount in cash in the applicable Alternative Currencies equal to such excess to be held as cash collateral as provided in Section 2.05(j).
(d)    The applicable Borrower shall notify the Applicable Agent (and, in the case of prepayment of a Swingline Loan, the applicable Swingline Lender) of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Borrowing or CDOR Borrowing, by telephone (confirmed by facsimile or electronic communication) not later than 12:00 noon, Local Time, three (3) Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, by telephone (confirmed by facsimile or electronic communication) not later than 12:00 noon, Local Time, on the date of prepayment, (iii) in the case of prepayment of a EURIBOR Borrowing, by facsimile or electronic communication not later than 11:00 a.m., Local Time, three (3) Business Days before the date of prepayment, (iv) in the case of repayment of a Canadian Prime Loan by facsimile or electronic communication, not later than 12:00 noon, Local Time, one (1) Business Day before the date of prepayment, (v) in the case of prepayment of a US Swingline Loan, by telephone (confirmed by facsimile or electronic communication), not later than 1:00 p.m., Local Time, on the date of prepayment and (vi) in the case of prepayment of a Euro Swingline Loan, by facsimile or electronic communication, not later than 1:00 p.m., Local Time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid. Promptly following receipt of any such notice relating to a Borrowing (other than a Swingline Loan), the Applicable Agent shall advise the relevant Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Class and Type as provided in Section 2.02. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.
Section 2.11    Fees.
(a)    The US Borrowers shall pay to the Administrative Agent for the account of each US Lender a commitment fee, which shall accrue at the Commitment Fee Rate on the daily amount of the unused US Commitment of such US Lender during the period from and including the Effective Date to but excluding the date on which such US Commitment terminates. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and

December of each year and on the date on which the US Commitments terminate, commencing on the first such date to occur after the Effective Date. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of calculating the unused US Commitment of each US Lender, US Swingline Loans made or deemed made or attributable to such Lender shall not count as usage.
(b)    The US Borrowers shall pay (i) to the Administrative Agent for the account of each US Lender a participation fee with respect to its participations in US Letters of Credit, which shall accrue at the same Applicable Margin used to determine the interest rate applicable to Eurocurrency Loans on the average daily amount of such Lender’s US LC Exposure (excluding any portion thereof attributable to unreimbursed US LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s US Commitment terminates and the date on which it ceases to have any US LC Exposure and (ii) to the US Issuing Lender a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the US LC Exposure (excluding any portion thereof attributable to unreimbursed US LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the US Commitments and the date on which there ceases to be any US LC Exposure, but in no event less than $500 during such period as well as the US Issuing Lender’s standard fees with respect to the issuance, amendment, renewal or extension of any US Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day of such months, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the US Commitments terminate and any such fees accruing after the date on which the US Commitments terminate shall be payable on demand. Any other fees payable to the US Issuing Lender pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(c)    The Parent shall pay to the London Agent for the account of each Alternative Currency Lender a commitment fee, which shall accrue at the Commitment Fee Rate on the daily amount of the unused Alternative Currency Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Alternative Currency Commitment terminates. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Alternative Currency Commitments terminate, commencing on the first such date to occur after the Effective Date. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of calculating the unused Alternative Currency Commitment of each Alternative Currency Lender, Euro Swingline Loans made or deemed made or attributable to such Lender shall not count as usage.

(d)    The Parent shall pay (i) to the London Agent for the account of each Alternative Currency Lender a participation fee with respect to its participations in Alternative Currency Letters of Credit denominated in Alternative Currencies (other than Canadian Dollars), which shall accrue at the same Applicable Margin used to determine the interest rate applicable to Eurocurrency Loans on the average daily amount of such Lender’s Alternative Currency LC Exposure denominated in Alternative Currencies (other than Canadian Dollars) (excluding any portion thereof attributable to unreimbursed Alternative Currency LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Alternative Currency Commitment terminates and the date on which it ceases to have any Alternative Currency LC Exposure in Alternative Currencies (other than Canadian Dollars), (ii) to the Canadian Agent for the account of each Alternative Currency Lender a participation fee with respect to its participations in Alternative Currency Letters of Credit denominated in Canadian Dollars, which shall accrue at the same Applicable Margin used to determine the interest rate applicable to Eurocurrency Loans on the average daily amount of such Lender’s Alternative Currency LC Exposure denominated in Canadian Dollars (excluding any portion thereof attributable to unreimbursed Alternative Currency LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Alternative Currency Commitment terminates and the date on which it ceases to have any Alternative Currency LC Exposure in Canadian Dollars, (iii) to the London Issuing Lender for its own account a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the Alternative Currency LC Exposure attributable to Letters of Credit issued in Alternative Currencies (other than Canadian Dollars) (excluding any portion thereof attributable to unreimbursed Alternative Currency LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Alternative Currency Commitments and the date on which there ceases to be any Alternative Currency LC Exposure denominated in Alternative Currencies (other than Canadian Dollars), but in no event less than $500 during such period as well as such Issuing Lender’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit issued by it or processing of drawings thereunder and (iv) to the Canadian Issuing Lender for its own account a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the Alternative Currency LC Exposure attributable to Letters of Credit issued in Canadian Dollars (excluding any portion thereof attributable to unreimbursed Alternative Currency LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Alternative Currency Commitments and the date on which there ceases to be any Alternative Currency LC Exposure denominated in Canadian Dollars, but in no event less than $500 during such period as well as such Issuing Lender’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit issued by it or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day of such months, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Alternative Currency Commitments terminate and any such fees accruing after the date on which the Alternative Currency Euro Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Lenders pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(e)    The Parent shall pay to the Administrative Agent for the account of each Term Loan Lender a commitment fee, which shall accrue at the Commitment Fee Rate, on the amount of such Lender’s Term Loan Commitment, during the period from and including the Effective Date to but excluding the Initial Term Loan Borrowing Date or, if such date does not occur, the Initial Term Loan Termination Date. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December, 2015, commencing on March 31, 2015, and on the Initial Term Loan Borrowing Date or, if such date does not occur, on the Initial Term Loan Termination Date (or if the Parent elects to terminate the Term Loan Commitments, on the effective date of such termination). All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(f)    The Parent shall pay to the each Agent, as applicable, for its own account, fees payable by it in the amounts and at the times specified in the Fee Letter, or otherwise separately agreed upon, between the Parent and the Agents.
(g)    All fees payable hereunder to the Agents or the Issuing Lenders shall be paid on the dates due, in immediately available funds, in Dollars, in each case, to the Administrative Agent (or to the Applicable Issuing Lender, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the applicable Lenders. Fees payable under this Section 2.11 shall not be past due if paid within five (5) Business Days after receipt of a statement by the Parent from the Applicable Agent or the Applicable Issuing Lender, or the Administrative Agent on its own behalf or on the behalf of any other Agent or any Issuing Lender, setting forth the amount of such fees. Fees paid shall not be refundable under any circumstances absent manifest error.
Section 2.12    Interest.
(a)    The Loans comprising each ABR Borrowing (including each US Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Margin.
(b)    The Loans comprising each Eurocurrency Borrowing (excluding any Euro Swingline Loan) shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.
(c)    The Loans comprising each EURIBOR Borrowing shall bear interest at the EURIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.
(d)    The Loans comprising each Canadian Prime Borrowing shall bear interest at the Canadian Prime Rate plus the Applicable Margin.
(e)    The Loans comprising each CDOR Borrowing shall bear interest at the Canadian Dealer Offered Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(f)    Each Euro Swingline Loan shall bear interest at the Euro Swingline Rate.
(g)    Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, such overdue amount shall bear interest at the Default Rate.
(h)    Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Loans of any Class (other than Swingline Loans), upon termination of the Commitments of such Class; provided that (i) interest accrued pursuant to paragraph (g) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan or Canadian Prime Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Loan in Dollars or CDOR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(i)    All interest hereunder shall be computed on the basis of a year of 360 days, except that (i) interest on Borrowings denominated in Canadian Dollars and in Pounds Sterling) and (ii) interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or, except in the case of Borrowings denominated in Pounds Sterling, 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate, LIBO Rate, EURIBO Rate, Canadian Prime Rate or Canadian Offered Rate shall be determined by the Applicable Agent and such determination shall be conclusive absent manifest error.
Section 2.13    Market Disruption; Alternate Rate of Interest.
(a)    Market Disruption. If, at the time that the Applicable Agent shall seek to determine the relevant Screen Rate on the Quotation Day for any Interest Period, the applicable Screen Rate shall not be available for such Interest Period and/or for the applicable currency for any reason and the Applicable Agent shall determine that it is not possible to determine the Interpolated Rate (which conclusion shall be conclusive and binding absent manifest error), then the LIBO Rate, EURIBO Rate or Canadian Dealer Offered Rate, as the case may be, for such Interest Period for the relevant Borrowing shall be the applicable Reference Bank Rate; provided, that if any Reference Bank Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement; provided, further, however, that if less than two Reference Banks shall supply a rate to the Applicable Agent for purposes of determining such rate for such Borrowing, (i) if such Borrowing shall be requested in Dollars, then such Borrowing shall be made as an ABR Borrowing, (ii) if such Borrowing shall be requested in Canadian Dollars, then such Borrowing shall be made as a Canadian Prime Borrowing and (iii) if such Borrowing shall be requested in any other currency, the request for such Borrowing shall be ineffective.
(b)    Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurocurrency Borrowing, EURIBOR Borrowing or CDOR Borrowing:

(i)    the Applicable Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBO Rate, the EURIBO Rate or the Canadian Dealer Offered Rate, as applicable, for such Interest Period (including, for the avoidance of doubt, pursuant to Section 2.13(a)); or
(ii)    the Administrative Agent is advised by the Required Lenders that the LIBO Rate, EURIBO Rate or Canadian Dealer Offered Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;
then the Applicable Agent shall give notice thereof to the Parent and the applicable Lenders by telephone, facsimile or electronic communication as promptly as practicable thereafter and, until the Applicable Agent notifies the Parent and such Lenders that the circumstances giving rise to such notice no longer exist, (A) no outstanding Borrowing of Dollars or Canadian Dollars shall be converted or continued as a Eurocurrency Borrowing or CDOR Borrowing, as applicable, and any Interest Election Request requesting such conversion or continuation shall be ineffective, (B) no outstanding Eurocurrency Borrowing in any Alternative Currency or EURIBOR Borrowing shall be continued and any Interest Election Request requesting such continuation shall be ineffective, (C) if any Borrowing Request requests a Eurocurrency Borrowing in Dollars, such Borrowing shall be made as an ABR Borrowing, (D) if any Borrowing Request requests a CDOR Borrowing, such Borrowing shall be made as a Canadian Prime Borrowing and (E) if any Borrowing Request requests a Eurocurrency Borrowing in any Alternative Currency or a EURIBOR Borrowing, such request shall be ineffective; provided that if the circumstances giving rise to such notice affect less than all Types of Borrowings, then the other Types of Borrowings shall be permitted.
Section 2.14    Increased Costs.
(a)    If any Change in Law shall:
(iii)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charges or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Lender;
(iv)    impose on any such Lender or Issuing Lender or the London interbank market or the European Union banking market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or
(v)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or Issuing Lender of participating in, issuing or maintaining any Letter of Credit

(or of maintaining its obligation to participate in or to issue any Letter of Credit) or to reduce the amount of any sum received or receivable by such Lender, Issuing Lender or other Recipient hereunder (whether of principal, interest or otherwise), then the Parent will pay to any such Lender, Issuing Lender or other Recipient such additional amount or amounts as will compensate such Lender, Issuing Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(b)    If any Lender or Issuing Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Lender’s capital or on the capital of such Lender’s or Issuing Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Lender, to a level below that which such Lender or Issuing Lender or such Lender’s or Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Lender’s policies and the policies of such Lender’s or Issuing Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Parent will pay to any such Lender or Issuing Lender such additional amount or amounts as will compensate such Lender or Issuing Lender or such Lender’s or Issuing Lender’s holding company for any such reduction suffered.
(c)    A certificate of a Lender or an Issuing Lender setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or Issuing Lender or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section (subject to paragraph (e) of this Section) shall be delivered to the Parent and shall be conclusive absent manifest error. The Parent shall pay any such Lender or Issuing Lender the amount shown as due on any such certificate within 10 Business Days after receipt thereof.
(d)    Failure or delay on the part of any Lender or Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Lender’s right to demand such compensation; provided that the Parent shall not be required to compensate a Lender or an Issuing Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or Issuing Lender notifies the Parent of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Lender’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof; provided, further, that no Lender shall seek compensation from the Parent unless such Lender is actively seeking compensation from other similarly situated borrowers as well.
(e)    Notwithstanding anything to the contrary under paragraphs (a) and (b) of this Section, neither paragraph (a) nor (b) of this Section shall apply to the extent the amount or amounts necessary to compensate such Lender or Issuing Lender or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section, is (i) attributable to the gross negligence of a Lender or its Affiliate that results in its failing to comply with any Law or (ii) attributable to any deduction or withholding for or on account of Tax from a payment under any Loan Document required by law to be made by any Obligor.
Section 2.15    Break Funding Payments. In the event of the payment of any principal of any Eurocurrency Loan, EURIBOR Loan or CDOR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), the conversion of any Eurocurrency Loan denominated in Dollars or any CDOR Loan other than on the last day of the Interest Period applicable thereto or the failure to borrow, convert, continue or prepay any Eurocurrency Loan, EURIBOR Loan or CDOR Loan on the date specified in any notice delivered pursuant hereto, then, in any such event, the applicable Borrowers shall compensate each affected Lender for the loss, cost and expense (other than any lost profit or margin) attributable to such event. In the case of a Eurocurrency Loan, EURIBOR Loan or CDOR Loan, such loss, cost or expense to any Lender shall be deemed to include an amount reasonably determined by such Lender to be the excess, if any, of (i) its costs of obtaining funds for the Loan being paid, prepaid or converted or not borrowed based on the Adjusted LIBO Rate, the EURIBO Rate or the Canadian Dealer Offered Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate that such Lender would realize by such Lender in reemploying during such period the funds so paid, prepaid, converted or not borrowed. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Parent and shall be conclusive absent manifest error. The Parent shall pay any such Lender the amount shown as due on any such certificate within 10 Business Days after receipt thereof. The Parent shall not be obligated to compensate a Lender pursuant to this Section for any amount relating to any such event occurring more than 180 days prior to the date such Lender notifies the Parent of such Lender’s intention to claim compensation therefor.
Section 2.16    Taxes.
(a)    Any and all payments by or on account of any obligation of any Obligor under any Loan Document shall be made free and clear of and without deduction for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Obligor shall be increased as necessary so that after making such deduction or withholding (including deductions and withholdings applicable to additional sums payable under this Section) the applicable Withholding Agent (as applicable) receives an amount equal to the sum it would have received had no such deductions or withholdings been made.
(b)    In addition, the Obligors shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law.

(c)    (d)    The Obligors shall, jointly and severally, indemnify the Agents, each Lender and each Issuing Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes paid by the Agents, such Lender or such Issuing Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Obligors under the Loan Documents (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.16) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that no Alternative Currency Borrower shall have any liability under this Section 2.16(c) with respect to Indemnified Taxes or Other Taxes attributable to any Loan made to or other Obligation of any US Borrower, including, without limitation, the Obligations of the Parent incurred in its capacity as an Alternative Currency Borrower. A certificate as to the amount of such payment or liability delivered to the Parent by such Lender or such Issuing Lender, or by an Agent on its own behalf or on behalf of such Lender or Issuing Lender, shall be conclusive absent manifest error.
(i)    Each Lender shall severally indemnify the Agents, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Obligor has not already indemnified such Agent for such Indemnified Taxes and without limiting the obligation of the Obligors to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by any Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the applicable Agent shall be conclusive absent manifest error. Each Lender hereby authorizes each Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by such Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (ii).
(d)    As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Obligor to a Governmental Authority, such Borrower shall deliver to the relevant Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the relevant Agent.
(e)    (e) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Parent and the Administrative Agent, at the time such Person becomes a party to this Agreement and at such time or times reasonably requested by the Parent or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Law or reasonably requested by the Parent or the Administrative Agent as will permit such payments to be made without withholdings or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Parent or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Parent or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.16(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(i)    Without limiting the generality of the foregoing,
(A)    any Lender that is a US Person shall deliver to the Parent and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Parent or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Parent and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Parent or the Administrative Agent), whichever of the following is applicable:
(i)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN-E establishing an exemption from, or reduction or, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, executed originals of IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(ii)    executed originals of IRS Form W-8ECI certifying that it is entitled to receive all payments under the Loan Documents without deduction or withholding in respect of U.S. federal withholding Tax;
(iii)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that (A) such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (B) the interest payments in question are not effectively connected with a U.S. trade or business conducted by such Foreign Lender (a “U.S.

Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN-E; or
(iv)    to the extent a Foreign Lender is not the beneficial owner (for example, where the Foreign Lender is a partnership or participating Lender granting a typical participation), executed originals of IRS Form W-8IMY, accompanied by a Form W-8ECI, W-8BEN-E, U.S. Tax Compliance Certificate, Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership (and not a participating Lender) and one or more beneficial owners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such beneficial owner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Parent and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Parent or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Parent or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Parent and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Parent or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Parent or the Administrative Agent as may be necessary for the Parent and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for the purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Effective Date not otherwise included in the definition thereof.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Parent and the Administrative Agent in writing of its legal inability to do so.
For purposes of determining withholding Taxes imposed under FATCA, from and after the Effective Date, the Parent and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
(f)    If any party determines, in its sole discretion, that it has received a refund of any Taxes or other amounts as to which it has been indemnified pursuant to this Section 2.16 (including by the payment of additional amounts pursuant to this Section 2.16), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.16 with respect to the Taxes giving rise to such refund), net of all reasonable and documented out-of-pocket expenses of such Agent or Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that such indemnifying party, upon the request of such indemnified party, agrees to repay the amount paid over pursuant to this paragraph (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) after receipt of written notice that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section shall not be construed to require any Agent or Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to any Borrower or any other Person.
(g)    For purposes of this Section 2.16, references to a Lender shall include each Agent and each Issuing Lender and the term “applicable Law” shall include FATCA.
Section 2.17    Payments Generally; Pro Rata Treatment; Sharing of Set-offs; Sharing of Collateral Proceeds and Payments After Default.
(a)    Each US Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of US LC Disbursements, or of amounts payable under Section 2.14, Section 2.15 or Section 2.16, or otherwise) prior to 1:00 p.m., Local Time, on the date when due, in immediately available funds, in Dollars, without set-off or counterclaim. Each Alternative Currency Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of Alternative Currency LC Disbursements, or of amounts payable under Section 2.14, Section 2.15 or Section 2.16, or otherwise) prior to 1:00 p.m., Local Time, on the date when due, in immediately available funds, in the relevant Alternative Currency (except with respect to fees payable pursuant to Section 2.12 which shall be paid in Dollars), without set-off or counterclaim. Any amounts received after such times on any date may, in the discretion of the Applicable Agent be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Applicable Agent at such account as the Applicable Agent shall from time to time specify in a notice delivered to the applicable Borrowers, except payments to be made directly to an Issuing Lender or a Swingline Lender as expressly provided herein and except that payments pursuant to Section 2.14, Section 2.15, Section 2.16 and Section 10.03 shall be made directly to the Persons entitled thereto. Each Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. The London Agent and the Canadian Agent shall notify the Administrative Agent of payments received by them from time to time.
(b)    If at any time insufficient funds are received by and available to the Applicable Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal or unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.
(c)    Subject to the provisions of Section 2.17(d), if any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by (i) the US Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective US Loans and participations in US LC Disbursements and US Swingline Loans, (ii) the Alternative Currency Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Alternative Currency Loans and participations in Alternative Currency LC Disbursements and Euro Swingline Loans and (iii) the Term Loan Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Term Loans; provided that (x) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (y) the provisions of this paragraph shall not be construed to apply to any payment made by any Obligor pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or Participant, other than to the Parent, any Subsidiary of the Parent or any Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.
(d)    Following acceleration of the Loans pursuant to this Agreement, if at any time any payment on any of the Loans or any receipt of proceeds from any Collateral results in the US Lenders, the Alternative Currency Lenders or the Term Lenders receiving payments or proceeds in excess of their Class Percentage (defined below) of all such payments or proceeds received, such Lenders will deliver any excess to the Administrative Agent and the Administrative Agent shall redistribute such excess to the extent required such that the US Lenders, the Alternative Currency Lenders and the Term Lenders shall receive their Class Percentage of such payment or proceeds. All payments to the Administrative Agent shall be made in Dollars. As used herein, the term “Class Percentage” for each Class of the Lenders shall mean the percentage, expressed as a decimal and determined by dividing the total Obligations outstanding for each Class of the Lenders by the aggregate total Obligations outstanding after giving effect to such payment or receipt of proceeds, all as calculated by the Administrative Agent whose calculation shall be conclusive absent manifest error. For purposes of calculating the Class Percentage, all payments, proceeds and Loan amounts in Alternative Currencies shall be valued at the Dollar Equivalent thereof. For purposes of determining the amount of any payment to be made to the Administrative Agent in Dollars under this paragraph from any Alternative Currency Lender, the amount in Dollars payable shall be equal to the Dollar Equivalent thereof.
(e)    Unless the Applicable Agent shall have received notice from relevant Borrower or Borrowers prior to the date on which any payment is due to the Applicable Agent for the account of the applicable Class of Lenders or applicable Issuing Lenders hereunder that such Borrower or Borrowers will not make such payment, the Applicable Agent may assume that such Borrower has, or such Borrowers have, made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the relevant Lenders or Issuing Lender, as applicable, the amount due. In such event, if such Borrower has, or such Borrowers have, not in fact made such payment, then each of the Lenders and the Issuing lender that has received such amounts, as applicable, severally agrees to repay to the Applicable Agent forthwith on demand the amount so distributed to such Lender or Issuing Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Applicable Agent at the (i) the Federal Funds Effective Rate with respect to amounts paid on Loans denominated in Dollars, (ii) the EURIBO Rate with respect to amounts paid on Loans denominated in Euros and (iii) the Canadian Dealer Offered Rate with respect to amounts paid on the Canadian Loans, or in the case of each of the foregoing clauses, if greater, a rate determined by the Applicable Agents in accordance with banking industry rules on interbank compensation and (iv) a rate determined by the Applicable Agents in accordance with banking industry rules on interbank compensation with respect to amounts paid on Loans denominated in an Alternative Currency other than Euros or Canadian Dollars.
(f)    If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), Section 2.05(d) or (e), Section 2.06(b), Section 2.17(e) or Section 10.03(c), then the Applicable Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by it for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
Section 2.18    Mitigation Obligations; Replacement of Lenders.
(a)    If any Lender requests compensation under Section 2.14, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall cooperate in completing any procedural formalities required for each of the Borrowers to be able to make payments under the Loan Documents without any deduction or withholding in respect of Indemnified Taxes or Other Taxes and shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or Section 2.16, as applicable, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Parent shall pay all reasonable costs and expenses incurred by any Lender or Issuing Lender in connection with any such designation or assignment.
(b)    If (i) any Lender requests compensation under Section 2.14, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, (ii) any Lender is a Defaulting Lender, or (iii) any Lender refuses to consent to an amendment, modification, waiver or consent of this Agreement that requires consent of 100% of the Lenders pursuant to Section 10.02(b) and the consent of the Required Lenders shall have been obtained, then the Parent may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Parent shall have received the prior written consent of each Agent which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, as applicable, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, as applicable, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Parent (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will or is expected to result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Parent to require such assignment and delegation cease to apply.
Section 2.19    Increase in the Commitments; Incremental Term Loans.
(a)    Increase in the Commitments. The Parent may from time to time elect to increase the Commitments of any one or more Classes (each, an “Incremental Commitment Increase”), in each case with a minimum aggregate principal amount of (i) $20,000,000 (and increments of

$5,000,000 in excess thereof) with respect to an increase in the US Commitments, (ii) $2,000,000 (and increments of $1,000,000 in excess thereof) with respect to an increase in the Alternative Currency Commitments and (iii) $10,000,000 (and increments of $5,000,000 in excess thereof) with respect to an increase in the Term Commitments, so long as, after giving effect thereto, (x) the minimum aggregate principal amount of any one Incremental Commitment Increase across all increased Classes is $20,000,000 (and increments of $5,000,000 in excess thereof) and (y) the aggregate amount of all Incremental Commitment Increases during the term hereof does not exceed $100,000,000. The Parent may arrange for any such Incremental Commitment Increase to be provided by one or more Lenders (each Lender so agreeing to an increase in its Commitment, an “Increasing Lender”), or by one or more new banks, financial institutions or other entities (each such new bank, financial institution or other entity, a “New Lender”) which agree to increase their existing Commitments, or provide new Commitments, as the case may be; provided that (i) the Agents, Issuing Lenders and Swingline Lenders shall have consent rights (not to be unreasonably withheld or delayed) with respect to a New Lender if a consent would be required for an assignment to such New Lender pursuant to Section 10.04(b), (ii) in the case of an Increasing Lender, the Parent and such Increasing Lender execute an Increasing Lender Agreement, and (iii) in the case of a New Lender, the Parent and such New Lender execute a New Lender Agreement. No consent of any Lender (other than the Lenders participating in the Incremental Commitment Increase) shall be required for any increase in Commitments pursuant to this Section 2.19. Each Incremental Commitment Increase shall become effective on the date agreed by the Parent, the Administrative Agent and the relevant Increasing Lenders and/or New Lenders, and the Administrative Agent shall notify each Lender thereof. Upon the effectiveness of any Incremental Commitment Increase, Schedule 2.01 shall be deemed to have been amended to add thereto any New Lenders with respect thereto and reflect the increased or new Commitments of each Lender. Notwithstanding the foregoing, no Incremental Commitment Increase shall become effective unless, (i) on the proposed date of the effectiveness of such Incremental Commitment Increase, (A) the conditions set forth in paragraphs (a), (b) and (d) of Section 4.02 shall be satisfied (with all references in such paragraphs to a Borrowing being deemed to be a reference to such increase and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer and (B) with respect to an Incremental Commitment Increase in respect of the Term Loan Commitments, the Parent shall be in compliance (on a pro forma basis) with the covenants contained in Section 6.14 and 6.15 and (ii) the Administrative Agent shall have received documents and opinions consistent with those delivered on the Effective Date as to the corporate power and authority of the relevant Borrowers to borrow hereunder after giving effect to such increase. Following any Incremental Commitment Increase in respect of the US Commitments or the Alternative Currency Commitments pursuant to this Section, any Loans outstanding prior to the effectiveness of such Incremental Commitment Increase shall continue to be outstanding until the ends of the respective Interest Periods applicable thereto, and shall then be repaid and, if the relevant Borrowers shall so elect, refinanced with new Loans made pursuant to Section 2.01(a) or (b), as applicable, ratably in accordance with such Commitments in effect following such Incremental Commitment Increase.
(b)    Incremental Term Loans. On the effective date of any Incremental Commitment Increase in respect of the Term Loan Commitments that occurs after the Initial Term Loan Borrowing Date or the Initial Term Loan Termination Date, as the case may be, each Lender with an increased Term Loan Commitment shall make a Loan (each such loan, an “Incremental Term Loan”) to the Parent in a principal amount equal to the amount of such Lender’s new or increased Term Loan Commitment as set forth in such Lender’s Increasing Lender Agreement or New Lender Agreement, as applicable. Incremental Term Loans shall be “Term Loans” for all purposes hereunder.
Section 2.20    Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)    fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.11(a) and/or (c), as applicable;
(b)    the right of such Defaulting Lender to approve or disapprove any amendment, waiver or consent with respect this Agreement shall be limited as set forth in Section 10.02(b);
(c)    if any Swingline Exposure or LC Exposure exists at the time such Lender becomes a Defaulting Lender then:
(i)    (f) all or any part of the US Swingline Exposure and US LC Exposure of such Defaulting Lender, if any, shall be reallocated among the non-Defaulting US Lenders in accordance with their respective Applicable Percentages but only to the extent the sum of all non-Defaulting US Lenders’ US Credit Exposures plus such Defaulting Lender’s US Swingline Exposure and US LC Exposure does not exceed the total of all non-Defaulting US Lenders’ US Commitments; and (i) all or any part of the Euro Swingline Exposure and Alternative Currency LC Exposure of such Defaulting Lender, if any, shall be reallocated among the non-Defaulting Alternative Currency Lenders in accordance with their respective Applicable Percentages but only to the extent the sum of all non-Defaulting Alternative Currency Lenders’ Alternative Currency Credit Exposures plus such Defaulting Lender’s Euro Swingline Exposure and Alternative Currency LC Exposure does not exceed the total of all non-Defaulting Alternative Currency Lenders’ Alternative Currency Commitments; provided that each such reallocation shall be given effect only if, at the date the applicable Lender became a Defaulting Lender, no Default or Event of Default exists;
(ii)    if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Parent shall within one Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize for the benefit of each Issuing Lender only the Borrowers’ obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.05(j) for so long as such LC Exposure is outstanding;
(iii)    if the Parent cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.11(b) and/or (d), as applicable, with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv)    if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.11(a) through (d), as applicable, shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages;
(v)    if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Lender or any other Lender hereunder, all facility fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such LC Exposure) and letter of credit fees payable under Section 2.11(b) and/or (d), as applicable, with respect to such Defaulting Lender’s LC Exposure shall be payable to the relevant Issuing Lenders until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and
(d)    so long as such Lender is a Defaulting Lender, (A) the US Swingline Lender shall not be required to fund any US Swingline Loan and the US Issuing Lender shall not be required to issue, amend or increase any US Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding US LC Exposure will be 100% covered by the US Commitments of the non-Defaulting US Lenders and/or cash collateral will be provided by the Parent in accordance with Section 2.20(c), and participating interests in any newly made US Swingline Loan or any newly issued or increased US Letter of Credit shall be allocated among non-Defaulting US Lenders in a manner consistent with Section 2.20(c)(i) (and such Defaulting Lender shall not participate therein); (B) the Euro Swingline Lender shall not be required to fund any Euro Swingline Loan and neither the London Issuing Lender nor Canadian Issuing Lender shall be required to issue, amend or increase any Alternative Currency Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding Alternative Currency LC Exposure will be 100% covered by the Alternative Currency Commitments of the non-Defaulting Alternative Currency Lenders and/or cash collateral will be provided by the Parent in accordance with Section 2.20(c), and participating interests in any newly made Euro Swingline Loan or any newly issued or increased Alternative Currency Letter of Credit shall be allocated among non-Defaulting Alternative Currency Lenders in a manner consistent with Section 2.20(c)(i) (and such Defaulting Lender shall not participate therein); and
(e)    any payment of principal, interest, fees or other amounts received by any Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to ARTICLE VII or otherwise) or received by any Agent from a Defaulting Lender pursuant to Section 10.08 shall be applied at such time or times as may be determined by such Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Agents hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Lenders or Swingline Lenders hereunder; third, to be held as cash collateral for such Defaulting Lender’s LC Exposure other than any portion of such LC Exposure that has been reallocated to other Lenders or cash collateralized in accordance with the terms hereof; fourth, as the Parent may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Applicable Agent; fifth, if so determined by the Administrative Agent and the Parent, to be held in a deposit account and released pro rata in order to (i) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (ii) cash collateralize the future funding obligations of such Defaulting Lender of any participation in any Letter of Credit or Swingline Loan; sixth, to the payment of any amounts owing to the Lenders, the Issuing Lenders or Swingline Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender, Issuing Lender or Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Parent as a result of any judgment of a court of competent jurisdiction obtained by the Parent against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (A) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (B) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in LC Disbursements and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.20(c)(i). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.20(e) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
If (i) a Bankruptcy Event with respect to a Lender Parent shall occur following the Effective Date and for so long as such event shall continue or (ii) any Swingline Lender or Issuing Lender has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, such Swingline Lender shall not be required to fund any Swingline Loan and such Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless such Swingline Lender or such Issuing Lender, as the case may be, shall have entered into arrangements with the Parent or such Lender, satisfactory to such Swingline Lender or Issuing Lender, as the case may be, to defease any risk to it in respect of such Lender hereunder.
In the event that the Administrative Agent, the Parent, the Swingline Lenders and the Issuing Lenders each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.
Section 2.21    Illegality. If, in any applicable jurisdiction, any Agent, Issuing Lender or Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Agent, Issuing Lender or Lender to (a) perform any of its obligations hereunder or under any other Loan Document, (b) to fund or maintain its participation in any Loan or (c) issue, make, maintain, fund or charge interest with respect to any Loan or Letter of Credit to any Borrower that is organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia, such Person shall promptly notify the Administrative Agent, then, upon the Administrative Agent notifying the Parent, and until such notice by such Person is revoked, any obligation of such Person to issue, make, maintain, fund or charge interest with respect to any such Loan or Letter of Credit shall be suspended, and to the extent required by applicable Law, cancelled. Upon receipt of such notice, the Parent shall cause the applicable Borrower to, (i) repay that Person’s participation in the Loans or other applicable Obligations on the last day of the Interest Period for each Loan or other Obligation occurring after the Administrative Agent has notified the Parent or, if earlier, the date specified by such Person in the notice delivered to the Administrative Agent (being no earlier than the last day of any applicable grace period permitted by applicable Law) and (ii) take all reasonable actions requested by such Person to mitigate or avoid such illegality.
Section 2.22    Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Obligor in respect of any such sum due from it to any Agent or Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by such Agent or Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, such Agent or Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to such Agent or Lender from any Obligor in the Agreement Currency, such Obligor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Agent or Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to such Agent or Lender in such currency, such Agent or Lender, as the case may be, agrees to return the amount of any excess to such Obligor (or to any other Person who may be entitled thereto under applicable Law).
ARTICLE III
Representations and Warranties
The Borrowers for themselves and their respective Subsidiaries represent and warrant to the Agents and the Lenders that:
Section 3.01    Organization. Each Obligor and its respective Subsidiaries (with respect to any such Person that is not a US Person, only to the extent applicable) (a) is duly organized, validly existing and, with respect to each Obligor other than any Foreign Subsidiary, in good standing under the Laws of the jurisdiction of its organization, (b) has the requisite power and authority to conduct its business as it is presently being conducted, and (c) is duly qualified or licensed to conduct business and is in good standing in each jurisdiction where such qualification or good standing is required, except where the failure to so qualify or be in good standing would not reasonably be expected to result in a Material Adverse Effect.
Section 3.02    Authority Relative to this Agreement. Each Obligor has the power and authority to execute and deliver this Agreement and the other Loan Documents to which it is a party and to perform its obligations hereunder and thereunder. The Transactions have been duly authorized by all necessary corporate or other entity action, as applicable, on the part of each Obligor that is a party hereto or thereto. This Agreement and the other Loan Documents have been duly and validly executed and delivered by each Obligor party hereto or thereto and constitute the legal, valid and binding obligations of such Obligor, enforceable against such Obligor in accordance with their respective terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting creditors' rights and remedies generally and to the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding at Law or in equity).
Section 3.03    No Violation. The Transactions will not:
(d)    result in a breach of the articles or certificate of incorporation, bylaws, partnership agreement, limited liability company agreement or other organization documents, as applicable, of any Obligor or any of its respective Subsidiaries;
(e)    result in the imposition of any Lien on any asset of any Obligor or any of its respective Subsidiaries (including the Equity Interests of any of the Subsidiaries of the Borrowers), other than the Liens created under the Loan Documents;
(f)    result in, or constitute an event that, with the passage of time or giving of notice or both, would be, a breach, violation or default (or give rise to any right of termination, cancellation, prepayment or acceleration) under (i) any agreement to which any Obligor or any of its respective Subsidiaries is a party, under which any Obligor or any of its respective Subsidiaries has or may acquire rights or obligations or by which its respective properties or assets may be bound or (ii) any Governmental Approval held by, or required for the conduct of the business of, any Obligor or any of its respective Subsidiaries, in each case of (i) and (ii) above, where such breach, violation or default would reasonably be expected to result in a Material Adverse Effect;
(g)    require any Obligor or any of its respective Subsidiaries to obtain any consent, waiver, approval, exemption, authorization or other action of, or make any filing with or give any notice to, any Person except (i) such as have been obtained or made and are in full force and effect or waived, (ii) filings necessary to perfect or assign Liens created under the Loan Documents or (iii) filing of this Agreement and one or more other Loan Documents with the Securities and Exchange Commission on the appropriate form; or

(h)    violate any Law or Order applicable to any Obligor or any of its respective Subsidiaries or by which any of their respective properties or assets may be bound, where such violation would reasonably be expected to result in a Material Adverse Effect.
Section 3.04    Financial Statements. The Parent has previously furnished to the Administrative Agent the following financial statements (collectively, the “Financial Statements”): (i) the audited consolidated balance sheet of the Parent as of December 31, 2013, and the related consolidated statements of operations, stockholders’ equity and cash flows for the fiscal year then ended, the notes accompanying such Financial Statements, and the report of Ernst & Young LLP, independent certified public accountants, and (ii) the unaudited consolidated balance sheet of the Parent as of September 30, 2014, and the related statements of operations, stockholders’ equity and cash flows for the period then ended. The Financial Statements fairly present in all material respects the consolidated financial position of the Parent as of their respective dates and the consolidated results of operations and cash flows of the Parent for the periods ended on such dates in accordance with GAAP, subject, in the case of interim financial statements, to absence of footnotes and year-end audit adjustments (the effect of which will not, individually or in the aggregate, have a Material Adverse Effect). Since December 31, 2013, there has been no material adverse change in the Parent’s consolidated financial position that would reasonably be expected to result in a Material Adverse Effect.
Section 3.05    No Undisclosed Liabilities. None of the Obligors or any of their respective Subsidiaries has any liabilities or obligations of any nature (whether known or unknown, and whether absolute, accrued, contingent or otherwise) except for (a) liabilities or obligations reflected or reserved against in the financial statements most recently delivered by the Parent pursuant to Section 4.01(g) or Section 5.01, as applicable, (b) current liabilities or obligations incurred in the ordinary course of business since the date of such financial statements, (c) liabilities or obligations that are not required to be included in financial statements prepared in accordance with GAAP, (d) liabilities or obligations arising under Governmental Approvals or contracts to which any Obligor or any of its respective Subsidiaries is a party or otherwise subject, (e) liabilities or obligations that would not reasonably be expected to result in a Material Adverse Effect and (f) other Indebtedness permitted under Section 6.01.
Section 3.06    Litigation. No action, suit or proceeding is pending before any Governmental Authority or arbitration panel, or to the knowledge of the Borrowers, threatened, (a) which seeks to prevent, enjoin or delay any of the Transactions, or (b) against any Obligor or any of its respective Subsidiaries regarding the business of, or assets owned or used by, any of them as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
Section 3.07    Compliance with Law. Each Obligor and its respective Subsidiaries is in compliance with each Law that is applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets, except where the failure to be in compliance, either individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; and none of the Obligors or any of their respective Subsidiaries has received any notice of, nor does any Borrower have knowledge of, the assertion by any Governmental Authority or other Person of any such failure to be in compliance.
Section 3.08    Material Contracts. Schedule 3.08 lists as of the Effective Date each Material Contract to which any Obligor or any of its respective Subsidiaries is a party. (a) None of the Borrowers is aware of any pending or threatened termination or cancellation of any of Material Contract or any notice of any assertion by any party thereto of any material default thereunder, (b) none of the Obligors or any of their respective Subsidiaries nor, to the knowledge of any of the Borrowers, any other party to a Material Contract is in default of any material obligation thereunder, and (c) no other event has occurred and no other condition exists that, with notice or lapse of time or both, would constitute a default by any Obligor or any of its respect Subsidiaries or, to any of the Borrowers’ knowledge, any other party under any Material Contract, in each case of (a), (b) and (c) above, which would reasonably be expected to result in a Material Adverse Effect.
Section 3.09    Properties. Schedule 3.09 lists as of the Effective Date each interest in (a) real property owned by the Parent or any of its Domestic Subsidiaries and (b) real property leased or otherwise occupied or used by the Parent or any such Domestic Subsidiary as a lessee or licensee. Each of the Obligors and its respective Subsidiaries owns (with good and marketable title in the case of real property), or has valid leasehold interests or licenses in, all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) material to its respective businesses. All such properties and assets are free and clear of all Liens, except Permitted Liens. All such properties (a) are in good operating order, condition and repair (ordinary wear and tear excepted), as applicable, and (b) constitute all of the property that is required for the respective business and operations of the Obligors and their respective Subsidiaries as presently conducted.
Section 3.10    Intellectual Property.
(h)    Schedule 3.10 lists as of the Effective Date all material patents, patent applications, registered trademarks, trademark applications, registered trade names, registered service marks, and registered copyrights (the “Intellectual Property”) owned by or licensed to the Parent or any of its Domestic Subsidiaries. As of the Effective Date, none of the Intellectual Property owned by or licensed to any Obligor or its respective Subsidiaries has been declared invalid or is the subject of a pending or, to the knowledge of the Borrowers, threatened action for cancellation or a declaration of invalidity, and there is no pending judicial proceeding involving any claim, and none of the Obligors or any of their respective Subsidiaries has received any written notice or claim of any infringement, misuse or misappropriation by any Obligor or any of its respective Subsidiaries of any Intellectual Property right owned by any third party, in each case except for any such declaration, cancellation, proceeding, infringement, misuse or misappropriation which would not reasonable be expected to result in a Material Adverse Effect.
(i)    To the Borrowers’ knowledge, the conduct by any of the Obligors or any of their respective Subsidiaries of their respective businesses as presently conducted does not conflict with, infringe on, or otherwise violate any copyright, trade secret, or patent rights of any Person, except where such conflict, infringement or violation would not reasonably be expected to have a Material Adverse Effect.

Section 3.11    Taxes. All Tax returns and reports of any of the Obligors and their respective Subsidiaries required to be filed by any of them have been timely filed, and all Taxes shown on such Tax returns and reports to be due and payable and all assessments, fees and other governmental charges upon any of them and upon any of their respective properties, assets, income, businesses and franchises that are due and payable have been paid when due and payable except to the extent being actively contested by any of them in good faith and by appropriate proceedings or, with respect to any Subsidiary that is not a Wholly Owned Subsidiary, except to the extent any failure to so file and pay would not result in a Material Adverse Effect; provided that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefore. As of the Effective Date, no Borrower knows of any proposed Tax assessment against any of the Obligors or any of their respective Subsidiaries that is not being actively contested by any of them in good faith and by appropriate proceedings; provided that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor, which assessment would reasonably be expected to result in a Material Adverse Effect.
Section 3.12    Environmental Compliance. In each case, except to the extent such condition or event, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect,
(c)    none of the Obligors or any of their respective Subsidiaries has failed to comply with any Environmental Law or to obtain, maintain or comply with any Governmental Approval required under any Environmental Law or has become subject to any Environmental Liability;
(d)    none of the Obligors or any of their respective Subsidiaries has received any notice of any claim with respect to any such Environmental Liability and the Parent does not know of any basis for any such Environmental Liability;
(e)    none of the Obligors or any of their respective Subsidiaries has arranged for the disposal of Hazardous Material at a site listed for investigation or clean-up by any Governmental Authority or in violation of Law;
(f)    there is no proceeding pending against any of the Obligors or any of their respective Subsidiaries by any Governmental Authority with respect to the presence on or release of any Hazardous Material from any real property or facility owned or operated at any time by any of them or otherwise used in connection with their respective businesses;
(g)    the Parent has no knowledge that any Hazardous Material has been or is currently being generated, processed, stored or released (or is subject to a threatened Release) from, on or under any real property or facility owned or operated by any of the Obligors or any of their respective Subsidiaries, or otherwise used in connection with their respective businesses in a quantity or concentration that would require remedial action under any Environmental Law if reported to or discovered by the relevant Governmental Authority; and

(h)    to the knowledge of the Parent, there has been no underground storage tank located at any facility owned or operated by any of the Obligors or any of their respective Subsidiaries at any time.
Section 3.13    Labor Matters. As of the Effective Date, there are no strikes, lockouts or slowdowns against any of the Obligors or any of their respective Subsidiaries pending or, to the knowledge of the Borrowers, threatened. The hours worked by and payments made to employees of the Parent have not been in violation of the Fair Labor Standards Act or any other Law dealing with such matters. All payments due from any of the Obligors or any of their respective Subsidiaries, or for which any claim may be made against any of them, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of any of the Obligors or any of their respective Subsidiaries. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any of the Obligors or any of their respective Subsidiaries is bound.
Section 3.14    Investment Company Status. Neither the Parent nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.
Section 3.15    Insurance. As of the Effective Date, Schedule 3.15 lists all policies or binders of fire, liability, worker’s compensation, vehicular or other insurance held by or for the benefit of the Parent (specifying the insurer, the policy number or covering note number with respect to binders). All insurance held by or for the benefit of the any of the Obligors or any of their respective Subsidiaries is in full force and effect, is with financially sound and reputable insurers and is in amounts and provides coverage that are reasonable and customary for Persons engaged in businesses similar to those conducted by any of the Obligors or any of their respective Subsidiaries.
Section 3.16    Solvency. Except to the extent set forth on Schedule 3.16, immediately after the consummation of the Transactions to occur on the Effective Date, and immediately following the making of each Loan and after giving effect to the application of the proceeds of each Loan, (a) the fair market value of the assets of each Obligor will exceed its debts and liabilities; (b) the present fair saleable value of the property of each Obligor will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities; (c) each Obligor will be able to pay its debts and liabilities as they become absolute and mature; and (d) no Obligor will have unreasonably small capital with which to conduct its business as such business is now conducted and is proposed to be conducted following the Effective Date.
Section 3.17    ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect.
Section 3.18    Disclosure. The Borrowers have disclosed to the Lenders all factual matters of which the senior executive officers of the Borrowers have actual knowledge (other than general industry and economic conditions and legal and regulatory requirements applicable to companies and businesses similar to the members generally), that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor the other reports, financial statements, certificates or other information furnished by or on behalf of any Obligor to the Agents or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contained, as of the date furnished, any material misstatement of fact or omitted to state any material fact necessary to make the statements therein, taken as a whole, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood that no assurance has been given or will be given that any projected financial information and other projections and forward-looking information have been or will be achieved).
Section 3.19    Margin Stock. No part of any Borrowing or any Swingline Loan shall be used at any time, to purchase or carry margin stock (within the meaning of Regulation U) or to extend credit to others for the purpose of purchasing or carrying any margin stock. None of the Borrowers nor any of their Subsidiaries are engaged principally, or as one of its important activities, in the business of extending credit for the purposes of purchasing or carrying any such margin stock. No part of the proceeds of any Borrowing will be used for any purpose which violates, or which is inconsistent with, any regulations promulgated by the Board of Governors of the Federal Reserve System.
Section 3.20    Anti-Corruption Laws and Sanctions. The Parent has implemented and maintains in effect policies and procedures designed to ensure compliance by the Parent, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Parent, its Subsidiaries and their respective officers and employees (in such roles) and to the knowledge of the Parent its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in the Parent or any of its Subsidiaries being designated as a Sanctioned Person. None of (a) the Parent, any Subsidiary of the Parent or any of their respective directors, officers or employees, or (b) to the knowledge of the Parent, any agent of the Parent or any of its Subsidiaries that will act in any capacity in connection with or benefit from the credit facilities established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions.
ARTICLE IV
Conditions
Section 4.01    Effective Date. The obligations of the Lenders to make Loans and of the Issuing Lenders to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.02):
(c)    The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile or email transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.
(d)    The Administrative Agent (or its counsel) shall have received each of the Security Documents or ratification agreements with respect thereto from each applicable Obligor and same shall constitute satisfactory security documentation to create or maintain, as applicable, first priority security interests in the Collateral free and clear of all Liens, other than Permitted Liens, including, without limitation, duly executed modifications to the Mortgages reflecting the Termination Date, as amended and restated by this Agreement;
(e)    The Administrative Agent shall have received such documents and certificates as the Agents or their counsel may reasonably request relating to the organization, existence and, where applicable, good standing of each Obligor, the authorization of the Transactions, the authority of each natural Person executing any of the Loan Documents on behalf of any Obligor and any other legal matters relating to the Obligors, this Agreement or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.
(f)    Each Lender requesting a promissory note evidencing Loans made by such Lender shall have received from the applicable Borrower a promissory note payable to such Lender in a form approved by the Administrative Agent in its sole discretion.
(g)    The Agents shall have received all fees and other amounts due and payable on or prior to the Effective Date, and to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by any Borrower hereunder.
(h)    All material governmental and third party approvals and permits necessary in connection with the Transactions and the continued operations of the Obligors shall have been obtained and be in full force and effect and copies thereof shall have been provided to the Administrative Agent (or its counsel).
(i)    The Lenders shall have received (i) audited consolidated financial statements of the Parent for the fiscal years of the Parent ended December 31, 2012 and December 31, 2013 and (ii) unaudited interim consolidated financial statements of the Parent for each of the fiscal quarters ended March 31, 2014, June 30, 2014 and September 30, 2014 and (iii) projections of the Parent for the five fiscal years ending after the Effective Date, in each case reasonably satisfactory to the Administrative Agent.
(j)    The Administrative Agent shall have received a favorable written opinion (addressed to the Agents and the Lenders and dated the Effective Date) of (i) Sherman & Howard L.L.C., counsel for the Borrowers, covering such matters as the Administrative Agent shall reasonably request, (ii) Alberta counsel to DynaEnergetics Canada concerning the authority of DynaEnergetics Canada to enter into this Agreement and such other matters as the Administrative Agent shall reasonably request and (iii) French, German and Luxembourg counsel to the Borrowers concerning the authority of the Alternative Currency Borrowers and Foreign Guarantors (other than DynaEnergetics Canada and Nitro Metall AB) to enter into the Transactions and such other matters as the Administrative Agent shall reasonably request. The Borrowers hereby request such counsels to deliver such opinions.
(k)    There shall not have occurred any event, change, occurrence or circumstance since December 31, 2013 that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.
(l)    The Administrative Agent shall have received reports of UCC, tax and judgment Lien searches or other similar searches conducted by a reputable search firm with respect to each Borrower and its respective Subsidiaries in each location requested by the Administrative Agent and the information disclosed in such reports shall be satisfactory to the Administrative Agent.
(m)    The Lenders shall have received details of the legal and capital structure of the Borrowers which shall be reasonably satisfactory to the Lenders.
(n)    All membership and stock certificates, if any, of each Subsidiary of the Parent described on Annex 3 to the Security Agreements will be delivered to the Administrative Agent together with, as appropriate, related stock and membership powers executed in blank by the relevant Obligor, to the extent such membership and stock certificates and related stock and membership powers were not previously delivered to the Administrative Agent in connection with the Prior Agreement.
(o)    The Administrative Agent shall have received the Phase I environmental reports and other environmental information in the possession of or available to the Parent and covering the Mortgaged Property, to the extent such reports and information were not previously delivered to the Administrative Agent in connection with the Prior Agreement.
(p)    The Administrative Agent shall have received a binding commitment from First American Title Insurance Company to issue an endorsement to each mortgagee’s policy of title insurance covering the Mortgaged Property stating that said company will not claim that its liability for the payment of any loss or damage under the terms and provisions of such policy has been waived or surrendered by the Administrative Agent or reduced by said company by reason of the execution of the modification to the Mortgage insured by such policy and described above in paragraph (b).
(q)    The Administrative Agent shall have received evidence of insurance coverage of each Borrower and its Subsidiaries satisfying the requirements of Section 5.05(b); the Administrative Agent shall have been named as an additional insured and as a mortgagee/loss payee on the liability and casualty insurance policies covering the Mortgaged Property.
(r)    The Administrative Agent shall have received (i) all documentation and other information reasonably requested by the Administrative Agent or the Lenders under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and (ii) all other documents and items that it may reasonably request relating to any other matters relevant hereto, all in form and substance reasonably satisfactory to the Administrative Agent.

Section 4.02    Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing (other than a conversion or continuation), and of each Issuing Lender to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:
(i)    The representations and warranties of each Obligor set forth in this Agreement or any other Loan Document shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit; provided, that to the extent any such representation and warranty was made as of a specific date, such representation and warranty shall be true and correct in all material respects as of such specific date.
(j)    No Material Adverse Effect shall have occurred since the date of the most recent Borrowing.
(k)    The Applicable Agent shall have received a request for a Borrowing as required by Section 2.03 or the Applicable Issuing Lender and the Applicable Agent shall have received a request for the issuance of a Letter of Credit as required by Section 2.05(b).
(l)    At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, no Default or Event of Default shall have occurred and be continuing.
Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the relevant Obligors on the date thereof as to the matters specified in paragraphs (a), (b) and (d) of this Section 4.02.
ARTICLE V
Affirmative Covenants
Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated (or been cash collateralized to the satisfaction of the applicable Issuing Lenders) and all LC Disbursements shall have been reimbursed:
Section 5.01    Financial Statements and Other Information. The Parent will furnish to the Administrative Agent which shall furnish to each Lender:
(m)    on or before the last day of the third month after the end of each fiscal year of the Parent, the audited consolidated balance sheet and related statements of operations, cash flows and shareholders’ equity as of the end of and for such year of the Parent, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Parent and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;
(n)    on or before the 15th day of the second month after the end of the first three fiscal quarters of each fiscal year of the Parent, the consolidated balance sheet and related statements of operations, cash flows and shareholders’ equity as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year for the Parent, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of the Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Parent and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;
(o)    concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer substantially in the form attached hereto as Exhibit 5.01(c) (a “Compliance Certificate”) (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.14 and Section 6.15 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the last audited financial statements delivered pursuant to Section 5.01(a) and, if any such change has occurred, specifying the effect such change would have on the financial statements accompanying such certificate;
(p)    promptly after the same become available, copies of all periodic and other reports, proxy statements and other materials filed by the Parent with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, as applicable; provided that such reports, statements and other materials will be deemed to have been delivered on the date same are made available on the Parent’s website;
(q)    within 90 days following the commencement of each fiscal year, the Parent and its Subsidiaries operating and capital expenditure budgets and cash flow forecast for such fiscal year (which shall include a projected combined balance sheet summary for the Parent and its Subsidiaries of the last day of such fiscal year and the related projected statements of combined income and cash flows for such fiscal year);
(r)    promptly upon receipt of any complaint, order, citation, notice or other written communication from any Person with respect to, or upon any Obligor’s obtaining knowledge of, (i) the existence or alleged existence of a violation of any applicable Environmental Law or any Environmental Liability in connection with any property now or previously owned, leased or operated by the Borrowers or any of their Subsidiaries, (ii) any release of Hazardous Substances on such property or any part thereof in a quantity that is reportable under any applicable Environmental Law, and (iii) any pending or threatened proceeding for the termination, suspension or non-renewal of any permit required under any applicable Environmental Law, in each case of clauses (i), (ii) and (iii) above in which there is a reasonable likelihood of an adverse decision or determination that would reasonably be expected to result in a Material Adverse Effect, a certificate of an executive officer of the Parent, setting forth the details of such matter and the actions, if any, that such Obligor is required or proposes to take;
(s)    promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrowers or any of their Subsidiaries, or compliance with the terms of this Agreement, as any Agent or Lender may reasonably request; and
(t)    within 90 days after the end of each fiscal year, commencing with the fiscal year ending December 31, 2015, a report in form and substance reasonably satisfactory to the Administrative Agent describing all material insurance coverage maintained by any of the Obligors or any of their respective Subsidiaries as of the date of such report.
Section 5.02    Notices of Material Events. The Parent will furnish to the Administrative Agent and each Lender prompt written notice of the following:
(k)    the occurrence of any Default and the action that the Obligors are taking or propose to take with respect thereto;
(l)    the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against any Obligor that would reasonably be expected to result in a Material Adverse Effect or that in any manner questions the validity of the Loan Documents;
(m)    the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect; and
(n)    any other development that results in, or would reasonably be expected to result in a Material Adverse Effect.
Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Parent setting forth the details of the event or development requiring such notice and any action, if any, taken or proposed to be taken with respect thereto.
Section 5.03    Existence; Conduct of Business. Each Borrower will, and will cause each of its respective Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business except to the extent failure to maintain or preserve would not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.
Section 5.04    Payment of Obligations. Each Borrower will, and will cause each of its respective Subsidiaries to, pay when due its material obligations, including liabilities for Taxes, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) it has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest would not reasonably be expected to result in a Material Adverse Effect.
Section 5.05    Maintenance of Properties; Insurance. Each Borrower will, and will cause each of its respective Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.
Section 5.06    Books and Records; Inspection Rights. Each Borrower will, and will cause each of its respective Subsidiaries to, keep proper books of record and account in which in all material respects full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Each Borrower will, and will cause each of its respective Subsidiaries to, permit any representatives designated by the Administrative Agent, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants (provided a representative of the Parent shall have the right to be present), all at such reasonable times and as often as reasonably requested; provided, that following the Effective Date and so long as no Event of Default has occurred and is continuing, the Parent shall only be required to reimburse the Administrative Agent in accordance with Section 10.03 for the cost of one such inspection in any fiscal year.
Section 5.07    Compliance with Laws. Each Borrower will, and will cause each of its respective Subsidiaries to, comply with all Laws (including Environmental Laws) and Orders applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. The Parent will maintain in effect and enforce policies and procedures designed to ensure compliance by the Parent, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
Section 5.08    Use of Proceeds and Letters of Credit. Each Borrower covenants and agrees that the proceeds of the Loans it receives will be used only to (a) refinance existing Indebtedness; (b) pay the fees, expenses and other transaction costs of the Transactions; and (c) fund working capital and capital expenditure needs and general corporate purposes of such Borrower and its Subsidiaries, including acquisitions. Each Borrower covenants and agrees that no part of the proceeds of any Loan it receives will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. Letters of Credit will be issued only to support the working capital needs and general corporate obligations of the applicable Borrower and its Subsidiaries relating to their respective lines of business as currently conducted. No Borrower will request any Borrowing or Letter of Credit and no Borrower shall use, and each Borrower shall procure that none of its Subsidiaries and its or their respective directors, officers, employees and agents shall use, the proceeds of any Borrowing or Letter of Credit (a) in furtherance of an offer, payment, promise to pay or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws,

(b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person or in any Sanctioned Country, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
Section 5.09    Additional Guarantees and Security Documents. If any additional Wholly Owned Subsidiary of the Parent is formed or acquired after the Effective Date, the Parent will promptly notify the Administrative Agent thereof and
(j)    if such Subsidiary is a Domestic Subsidiary, within 30 days after such Subsidiary is formed or acquired, the Parent shall cause (g) any such Domestic Subsidiary the assets of which are all or substantially all comprised of stock or securities in one or more Foreign Subsidiaries to execute a Joinder Agreement for purposes of such Subsidiary becoming a US Guarantor under Section 9.01(a)(i) hereunder and a party to the relevant Security Documents, which Security Documents secure the Obligations of the Alternative Currency Borrowers and deliver to the Administrative Agent such other documents relating thereto as the Administrative Agent shall reasonably request, (h) any such Domestic Subsidiary the assets of which are not all or substantially all comprised of stock or securities in one or more Foreign Subsidiaries to execute a Joinder Agreement for purposes of such Subsidiary becoming a US Borrower hereunder and a US Guarantor under Section 9.01(a)(ii) and a party to the relevant Security Documents, which Security Documents secure the Obligations of the US Borrowers and the Alternative Currency Borrowers and deliver to the Administrative Agent such other documents relating thereto as the Administrative Agent shall reasonably request, (i) the Equity Interests issued by any such Subsidiary described in clause (a)(i) above representing 65% of the total combined voting power (within the meaning of Treasury Regulation Section 1.956-2(c)(2)) of all of the Equity Interests in such Subsidiary to be pledged to secure the Obligations of the US Borrowers and the Alternative Currency Borrowers pursuant to the relevant Security Documents and (j) all of the Equity Interests issued by any such Subsidiary described in clause (a)(ii) to be pledged to secure the Obligations of the US Borrowers and the Alternative Currency Borrowers pursuant to the relevant Security Documents;
(k)    if such Subsidiary is a Foreign Subsidiary that is owned by a Domestic Subsidiary or by the Parent, within 45 days after such Subsidiary is formed or acquired (or such longer period as may be agreed by the Administrative Agent in its sole discretion, but in any event not to exceed 60 days after such formation or acquisition), the Parent shall cause (i) such Subsidiary to execute a Joinder Agreement for purposes of such Subsidiary becoming a Foreign Guarantor hereunder and deliver to the Administrative Agent such other documents relating thereto as the Administrative Agent shall reasonably request and (ii) the Equity Interests issued by such Subsidiary representing 65% of the total combined voting power (within the meaning of Treasury Regulation Section 1.956-2(c)(2)) of all of the Equity Interests in such Subsidiary to be pledged to secure the Obligations of the US Borrowers pursuant to the relevant Security Documents; and
(l)    if such Subsidiary is a Foreign Subsidiary owned by a Foreign Subsidiary, within 45 days after such Subsidiary is formed or acquired (or such longer period as may be agreed by the Administrative Agent in its sole discretion, but in any event not to exceed 60 days after such formation or acquisition), such Foreign Subsidiary shall cause (i) such Subsidiary to execute a Joinder Agreement for purposes of such Subsidiary becoming a Foreign Guarantor hereunder and deliver to the Administrative Agent such other documents relating thereto as the Administrative Agent shall reasonably request and (ii) all of the Equity Interests issued by such Subsidiary to be pledged to secure the Obligations of the Alternative Currency Borrowers pursuant to the relevant Security Documents.
(m)    The intent of the parties under this Agreement is that no Foreign Subsidiary or Domestic Subsidiary all or substantially all of the assets of which consist of stock or securities in one or more Foreign Subsidiaries shall be treated as a pledgor or guarantor with respect to the Loans or any Obligations of the US Borrowers for purposes of Code Section 956(d) and Treasury Regulation Section 1.956-2(c), and that the provisions of this Agreement shall be interpreted in a manner consistent with that intent. Notwithstanding anything to the contrary herein or under any Loan Documents, no Foreign Subsidiary or Domestic Subsidiary the assets of which are all or substantially all comprised of stock or securities in one or more Foreign Subsidiaries shall have any liability whatsoever in respect of any Obligations of the Parent, the other US Borrowers or any Domestic Subsidiary, including, without limitation, the Obligations of the Parent incurred in its capacity as an Alternative Currency Borrower.
Section 5.10    Compliance with ERISA. In addition to and without limiting the generality of Section 5.07, to the extent applicable, the Parent shall, and shall cause each of its Subsidiaries to, (a) comply in all material respects with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all employee benefit plans (as defined in ERISA), (b) not take any action or fail to take action the result of which could be (i) a liability to the PBGC (other than liability for PBGC premiums) or (ii) a past due liability to any Multiemployer Plan, (c) not participate in any prohibited transaction that could result in any material civil penalty under ERISA or any tax under the Code, (d) operate each employee benefit plan in such a manner that will not incur any material tax liability under Section 4980B of the Code or any liability to any qualified beneficiary as defined in Section 4980B of the Code, in each case of clauses (a), (b), (c) and (d) above, except to the extent such failure to comply, such not taking such action, such failure to take such action, such not participating or such operating would not reasonably be expected to result in a Material Adverse Effect and (e) furnish to the Administrative Agent upon the Administrative Agent’s request such additional information about any employee benefit plan as may be reasonably requested by the Administrative Agent.
Section 5.11    Compliance with Environmental Laws; Environmental Reports.
(f)    Each Borrower shall, and shall cause each of its respective Subsidiaries to, (i) comply, and use best efforts to cause all lessees and other persons occupying real property owned, operated or leased by any of them to comply, in all material respects with all Environmental Laws applicable to its operations and real property; (ii) obtain and renew all material Governmental Approvals required under Environmental Laws applicable to its operations and real property; and conduct any Response in accordance with Environmental Laws; provided that no Borrower or any of its Subsidiaries shall be required to undertake any Response to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

(g)    If a Default caused by reason of a breach of Section 3.12 or Section 5.11(a) shall have occurred and be continuing for more than 10 days without such Borrower or its Subsidiaries commencing activities reasonably likely to cure such Default, at the written request of the Required Lenders through the Administrative Agent, the Parent shall provide to the Lenders within 30 days after such request, at the expense of the Parent, an environmental assessment report regarding the matters that are the subject of such Default, including where appropriate, any soil and/or groundwater sampling, prepared by an environmental consulting firm and in the form and substance reasonably acceptable to the Administrative Agent and indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or Response to address them.
Section 5.12    Maintain Business. Except as otherwise permitted hereunder, each Borrower shall, and shall cause each of its respective Subsidiaries to, continue to engage primarily in the business or businesses being conducted on the Effective Date and businesses reasonably related thereto and other reasonable expansions and extensions of such business or businesses.
Section 5.13    Further Assurances and New Intellectual Property. Each Obligor will, at its own cost and expense, execute, acknowledge and deliver all such further acts, documents and assurances as may from time to time be reasonably necessary or as any Agent or the Required Lenders may from time to time reasonably request in order to carry out the intent and purposes of the Loan Documents and the Transactions, including all such actions to establish, preserve, protect and perfect the estate, right, title and interest of the Lenders, or the Agents for the benefit of the Lenders, to the Collateral (including Collateral acquired after the Effective Date). If any material trademark, copyright or patent is acquired by the Parent, any other US Borrower or any US Guarantor after the Effective Date (other than trademarks, copyrights and patents constituting Collateral under the Security Documents that become subject to the Lien of the Security Documents upon acquisition thereof), the Parent shall promptly give notice to the Administrative Agent thereof, and, shall cause such assets to be subjected to a Lien securing the Obligations of US Borrowers and the Alternative Currency Borrowers.
Section 5.14    Deposit Account Control Agreements; Agreement by the Lenders. Each Obligor will comply with the terms and provisions of the Security Documents to which it is a party, including, without limitation, its obligation to deliver Deposit Account Control Agreements (as defined in the applicable Security Document) in respect of its deposit accounts to the extent required by the Security Documents to which such Obligor is a party. To the extent any Lender is required to enter into a Deposit Account Control Agreement by virtue of such Lender being the financial institution where such deposit accounts are maintained, such Lender agrees that the form of Deposit Account Control Agreement attached hereto as Exhibit 5.14 shall be substantially satisfactory to it, with such changes as may be required by such Lender in accordance with its internal policies for such agreements.
ARTICLE VI
Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit have expired or terminated (or been cash collateralized to the satisfaction of the applicable Issuing Lenders) and all LC Disbursements shall have been reimbursed:
Section 6.01    Indebtedness. No Borrower will, nor will permit any of its respective Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:
(o)    Indebtedness created hereunder or under any of the Loan Documents, including renewals, extensions, refinancings and replacements hereof or thereof;
(p)    Indebtedness set forth in Schedule 6.01 and extensions, renewals, refinancings and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;
(q)    Indebtedness of any Obligor or any of its respective Subsidiaries incurred to finance the acquisition, construction or improvement of any assets, including Capital Lease Obligations, and any Indebtedness assumed or that remains outstanding in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that the aggregate principal amount of Indebtedness permitted by this clause (c) shall not exceed $15,000,000 at any time outstanding;
(r)    Indebtedness of any Person in existence on the date on which such Person becomes a Subsidiary of an Obligor; provided (i) such Indebtedness is not incurred or created in connection with such Person becoming a Subsidiary, (ii) neither the Parent nor any other Subsidiary thereof has any obligation with respect to such Indebtedness, (iii) none of the properties of the Parent or any other Subsidiary thereof is bound with respect to such Indebtedness and (iv) the aggregate principal amount of Indebtedness permitted by this clause (d) shall not exceed $15,000,000 at any time outstanding;
(s)    Indebtedness owed by any Obligor to any other Obligor and guarantees by any Obligor of the Indebtedness of any other Obligor and by the Parent of Capital Lease Obligations of any of its Subsidiaries;
(t)    Indebtedness owed by any Obligor to any Subsidiary of the Parent that is not an Obligor and guarantees by any Subsidiary of the Parent that is not an Obligor of any Indebtedness of any Obligor; provided that such Indebtedness is, and subrogation or reimbursement rights in respect of such guarantees are, subordinated in right of payment to the Obligations of such Obligor under the Loan Documents on terms reasonably acceptable to the Administrative Agent;
(u)    Indebtedness owed by any Subsidiary of any Obligor to any Obligor and guarantees by any Obligor of the Indebtedness of any such Subsidiary; provided that the principal amount of such Indebtedness and guarantees together with the principal amount of Indebtedness owed to any Obligor pursuant to Section 6.01(i) in the aggregate shall be limited to $15,000,000 at any time outstanding. Notwithstanding the foregoing, no additional such Indebtedness shall be incurred and no additional such guarantees shall be made during the continuance of an Event of Default;
(v)    Indebtedness owed by any Subsidiary of any Obligor that is not an Obligor to any other Subsidiary that is not an Obligor and guarantees by any such Subsidiary of the Indebtedness of any other Subsidiary that is not an Obligor;
(w)    Indebtedness of any Subsidiary of any Obligor to the holders (or their respective Affiliates) of the Equity Interests in such Subsidiary on a basis that is substantially proportionate to their Equity Interests (with any disproportionately large interest received by any Obligor or any of its respective Subsidiaries or any disproportionately small interest received by any Person other than such Obligor or any such Subsidiary, being ignored for this purpose); provided that the principal amount of such Indebtedness owed to any Obligor together with the principal amount of Indebtedness owed to any Obligor pursuant to Section 6.01(g) shall be limited to $15,000,000 at any time outstanding. Notwithstanding the foregoing, no additional such Indebtedness shall be incurred during the continuance of an Event of Default;
(x)    Indebtedness arising in connection with any Swap Agreement permitted by Section 6.06;
(y)    Indebtedness in respect of (i) deposits made by customers and held under forward purchasing arrangements entered into with customers in the ordinary course of business, (ii) performance, bid, surety, appeal or similar bonds or completion or performance guarantees provided in the ordinary course of business, (iii) workers’ compensation claims or self-insurance obligations otherwise permitted hereunder, in each case incurred in the ordinary course of business and (iv) past due accounts payable being contested in accordance with Section 5.04;
(z)    customary indemnification, reimbursement or similar obligations and warranties under leases and other contracts in the ordinary course of business;
(aa)    Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within two Business Days after incurrence;
(bb)    Indebtedness constituting Investments permitted by Section 6.05;
(cc)    Indebtedness owed by any Obligor or any Subsidiary of any Obligor to any Person that is a Lender or an Affiliate of a Lender at the time such Indebtedness is incurred in respect of loans in currencies other than Dollars or an Alternative Currency and guarantees of any such Indebtedness by any Foreign Guarantor; provided that (i) the aggregate principal amount of Indebtedness permitted by this clause (o) shall not exceed the equivalent amount of $15,000,000 calculated as of the date such Indebtedness is incurred and (ii) such Lender or such Affiliate and the Administrative Agent shall have entered into an intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent;

(dd)    Indebtedness of any Foreign Subsidiary owing to Commerzbank Aktiengesellschaft in an aggregate principal amount not to exceed €4,000,000 at any time outstanding;
(ee)    guarantees by the Parent of contractual obligations of its Subsidiaries entered into in the ordinary course of business not constituting borrowed money;
(ff)    Indebtedness incurred by any Obligor or any Subsidiary thereof in connection with a Business Acquisition permitted hereunder; provided that (i) such Indebtedness is denominated in currencies other than Dollars or an Alternative Currency and (ii) the aggregate principal amount of Indebtedness permitted by this clause (r) shall not exceed the Dollar Equivalent of $15,000,000 at any time outstanding; and
(gg)    unsecured Indebtedness in the aggregate amount not in excess of $10,000,000 outstanding at any time.
Section 6.02    Liens. No Borrower will, nor will permit any of its respective Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:
(c)    Permitted Encumbrances;
(d)    Liens created by the Security Documents;
(e)    Liens on any property or asset of any Borrower or any of its respective Subsidiaries existing on the Effective Date and set forth in Schedule 6.02; provided that (i) such Liens shall not apply to any other property or asset of any Borrower or any of such Subsidiaries and (ii) such Liens shall secure only those obligations which it secures on the Effective Date and extensions, renewals, refinancings and replacements thereof that do not increase the outstanding principal amount thereof;
(f)    Liens on assets acquired, constructed or improved by any Borrower or any of its respective Subsidiaries; provided that (i) such Liens secure Indebtedness permitted by clause (c) of Section 6.01, (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such assets and (iv) such Liens shall not apply to any other property or assets of any Borrower or any of its respective other Subsidiaries;
(g)    Liens existing on any property or asset prior to the acquisition thereof by any Borrower or any of its respective Subsidiaries or existing on any property or asset of any Person that becomes a Subsidiary after the Effective Date prior to the time such Person becomes a Subsidiary of an Obligor; provided that (i) such Liens are not created in contemplation of or in connection with such Person becoming a Subsidiary, as applicable, (ii) such Liens shall not apply to any other property or assets of any Borrower or any of its respective other Subsidiaries, (iii) such Liens shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as applicable, and extensions, renewals, refinancings and replacements thereof that do not increase the outstanding principal amount thereof and (iv) such Liens secure only Indebtedness permitted under clause (c) or (d) of Section 6.01;
(h)    Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off, netting or similar rights and remedies as to deposit, securities and commodities accounts;
(i)    Liens of sellers of goods to any Borrower and any of its Subsidiaries arising under Article 2 of the Uniform Commercial Code or similar provisions of applicable law in the ordinary course of business solely in connection with the purchase of such goods;
(j)    Liens in favor of customs and revenue authorities arising by operation of law to secure payment of customs duties in connection with the importation of goods;
(k)    Liens deemed to exist in connection with investments in repurchase agreements described under clause (d) of the definition of Permitted Investments;
(l)    Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code as in effect in the applicable state or District of Columbia;
(m)    Liens in favor of any Obligor securing Indebtedness permitted under Section 6.01(e) and Section 6.01(g); provided that any such Liens encumbering assets of an Obligor shall be subordinated in right of payment to the Obligations of such Obligor under the Loan Documents on terms reasonably acceptable to the Administrative Agent;
(n)    Liens arising out of conditional sale, title retention, consignment or similar arrangements, or by way of contract that secures Indebtedness under any agreement, for the sale of goods and services;
(o)    Liens on the Collateral in favor of any Lender or any Affiliate of any Lender in respect of Indebtedness permitted under Section 6.01(o); provided that such Liens are pari passu with the Liens securing the Obligations and subject to the intercreditor agreement described above in Section 6.01(o);
(p)    Liens on Equity Interests consisting of preferred equity certificates of Dynamic Materials Luxembourg 1 S.à r.l. and Dynamic Materials Lux 2 that (i) require a holder of common or ordinary shares of such issuers to hold such preferred equity certificates in a specified proportion, (ii) require a holder of such preferred equity certificates to hold common or ordinary shares of such issuers in a specified proportion, (iii) restrict transfers of such preferred equity certificates, common shares or ordinary shares of such issuers to transfers that result in compliance with the preceding clauses (i) and (ii), or (iv) permit such issuers to call or redeem such Equity Interests;
(q)    Liens on the assets of any Foreign Subsidiary securing Indebtedness permitted under Section 6.01(p), so long as such assets are not Collateral;
(r)    Liens to secure Indebtedness permitted by Section 6.01(r); and

(s)    to the extent restricted by this Section 6.02, Dispositions permitted by Section 6.04.
Section 6.03    Fundamental Changes. No Borrower will, nor will permit any of its respective Subsidiaries to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, the following shall be permitted if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing and, if such transaction involves the Parent, the Parent shall survive such transaction:
(f)    any Subsidiary of the Parent may merge into or consolidate with another Subsidiary of the Parent and any Subsidiary of the Parent may merge into or consolidate with the Parent;
(g)    any Subsidiary of the Parent may merge into or consolidate with any other Person so long as such Subsidiary is the surviving entity of such merger or consolidation to the extent permitted under Section 6.10;
(h)    any Subsidiary of the Parent may liquidate or dissolve so long as an Obligor acquires all or substantially all of the assets of such Subsidiary in liquidation (or in the case such Subsidiary is not a Wholly Owned Subsidiary, such Obligor receives its pro rata share of such assets in liquidation); and
(i)    any Obligor or any of its respective Subsidiaries may change its jurisdiction of organization subject to compliance with Section 6.11; provided that no change in jurisdiction shall result in a Domestic Subsidiary becoming a Foreign Subsidiary;
provided that, notwithstanding the foregoing, no Subsidiary that is not an Obligor may merge into or consolidate with any Obligor, unless, if at the time thereof and immediately after giving effect thereto, no Default has occurred and is continuing and such Obligor shall survive such transaction.
Section 6.04    Dispositions. No Borrower will, nor will permit any of its respective Subsidiaries to, make or permit any Disposition (whether in one or a related series of transactions) of any property or assets (other than cash and cash equivalents) or enter into any agreement to do so, except:
(d)    Dispositions of inventory in the ordinary course of business;
(e)    Dispositions of assets, properties or businesses to any Borrower or any of its respective Wholly Owned Subsidiaries that are Obligors and Dispositions of assets, properties or businesses to any Subsidiary that is not an Obligor by any Subsidiary that is not an Obligor;
(f)    Dispositions of equipment and other property which is obsolete, worn out or no longer used in or useful to such Person’s business, all in the ordinary course of business;
(g)    Dispositions occurring as the result of a casualty event, condemnation or expropriation;

(h)    any Disposition (excluding any Disposition consisting of any Equity Interest in any of the Subsidiaries of the Parent) if (i) the consideration therefor is not less than the fair market value of the related asset (as determined in good faith by a Financial Officer) and (ii) after giving effect thereto, the aggregate fair market value of the assets as reasonably determined by the Parent disposed of in all Dispositions pursuant to this clause (e) would not exceed $5,000,000 during any fiscal year and $15,000,000 in the aggregate during the term hereof; provided that the consideration for any Disposition shall consist of at least 75% cash or cash equivalents payable at closing or notes, to the extent permitted under Section 6.05;
(i)    Dispositions by any Domestic Subsidiary of its assets to another Domestic Subsidiary that is a Wholly Owned Subsidiary, and Dispositions by any Foreign Subsidiary of its assets to another Foreign Subsidiary that is a Wholly Owned Subsidiary;
(j)    Dispositions of delinquent accounts receivable in the ordinary course of business for purposes of collection only (and not for the purpose of any bulk sale or securitization transaction);
(k)    the surrender of contractual rights or the settlement, release or surrender of any contract, tort or other litigation claims in the ordinary course of business;
(l)    the abandonment or Disposition of Intellectual Property or other proprietary rights that are, in the reasonable business judgment of the Parent, no longer practicable to maintain or useful in the conduct of the business of any Borrower or any of its Subsidiaries;
(m)    Dispositions permitted by Section 6.03;
(n)    Dispositions of Indebtedness from the Parent to a Subsidiary thereof that is an Obligor or from a Subsidiary of the Parent that is an Obligor to the Parent or another Subsidiary thereof that is an Obligor in exchange for, upon conversion for, or in contribution in respect of, Equity Interests in such Subsidiary of the Parent in connection with the capitalization or recapitalization from time to time of any such Subsidiary and Dispositions of Indebtedness from a Subsidiary that is not an Obligor to another Subsidiary that is not an Obligor in exchange for, upon conversion for, or contribution in respect of, Equity Interests in such Subsidiary that is not an Obligor in connection with the capitalization or recapitalization from time to time of any such Subsidiary;
(o)    payment of Restricted Payments permitted by Section 6.07;
(p)    Dispositions of Permitted Investments;
(q)    any Disposition disclosed in writing to the Administrative Agent and the Lenders prior to the Effective Date; provided that (i) at the time of each such Disposition, no Default or Event of Default shall exist or would result therefrom and (ii) the aggregate book value of the property disposed of in connection with Dispositions pursuant to this clause (n) shall not exceed $3,000,000; and

(r)    any agreement to do any of the foregoing matters described in clauses (a) through (n) of this Section.
Section 6.05    Investments. No Borrower will, and will permit any of its Subsidiaries to, make or permit to exist any Investment in any other Person, except:
(j)    Permitted Investments;
(k)    Investments listed on Schedule 6.05 and any extensions, renewals, replacements or refinancings thereof that do not increase the amount of such Investments;
(l)    guarantees permitted by Section 6.01;
(m)    Investments permitted by Section 6.03 or Section 6.06;
(n)    Business Acquisitions permitted by Section 6.10;
(o)    Investments by any Obligor in any Subsidiary of the Parent that is not an Obligor and in any joint venture that is not, and will not become, a Subsidiary of the Parent, in each case, that is engaged or will be engaged in the same business as the Parent and its Subsidiaries and businesses reasonably related thereto and other reasonable expansions and extensions of such business and businesses; provided that the aggregate amount of all Investments permitted under this clause (f) shall be limited to $20,000,000 outstanding from time to time of which no more than $15,000,000 may be outstanding in any such joint ventures, in each case, measured in Dollars at the time made and net of any cash returned to any Obligor. For purposes of calculating the permitted Investments under this clause (f), any such Investments that are in the form of Indebtedness permitted under Section 6.01(g) and Section 6.01(i) shall be included in the Investments permitted under this clause (f), without duplication. Notwithstanding the foregoing, no additional Investments shall be made pursuant to this clause (f) during the continuance of an Event of Default;
(p)    Investments by any Obligor in any other Obligor and Investments permitted by Section 6.01(f);
(q)    Investments received in satisfaction of judgments, settlements of accounts, debts or compromises of obligations or as consideration for the settlement, release or surrender of a contract, tort or other litigation claims, in each case in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;
(r)    prepaid expenses and advances in the ordinary course of business, and lease, utility, workers’ compensation, performance and other similar deposits in the ordinary course of business;
(s)    deposits of cash with banks or other financial institutions in the ordinary course of business with respect to which one or more of the Borrowers or its Subsidiaries is the account owner so long as any such deposits by any US Borrower and any Domestic Subsidiary are subject to perfected Liens in favor of the Administrative Agent; provided, however, with respect to deposits of cash outside the United States with banks or other financial institutions that are located outside the United States, the US Borrower and the Domestic Subsidiaries shall not be required to perfect such Liens in deposits up to but not in excess of $500,000 (or the equivalent thereof in any foreign currency) in the aggregate;
(t)    Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the granting of trade credit in the ordinary course of business;
(u)    Investments by any Subsidiary that is not a Obligor in, to, or for the benefit of any Subsidiary that is not an Obligor;
(v)    Investments received as consideration from any Disposition permitted by Section 6.04; and
(w)    other Investments not otherwise permitted by this Section 6.05 in aggregate amounts not in excess of $1,000,000 at any time outstanding.
Section 6.06    Swap Agreements. No Borrower will, nor will permit any of its Subsidiaries to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate raw material and supply cost risks or other risks to which any Borrower or any of its Subsidiaries has actual exposure; (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or Investment of any Borrower or any of its Subsidiaries; and (c) Swap Agreements to hedge foreign exchange rate risks to which any Borrower or any of its Subsidiaries has actual or reasonably anticipated exposure.
Section 6.07    Restricted Payments. No Borrower will, nor will permit any of its Subsidiaries to, declare or make, or agree to pay or make, any Restricted Payment, except:
(j)    Restricted Payments by any Subsidiary of the Parent ratably with respect to the Equity Interests in such Subsidiary;
(k)    Restricted Payments to any Obligor;
(l)    Restricted Payments by the Parent pursuant to and in accordance with any stock option plans or other benefit plans for management (including non-employee directors) or employees of the Parent or any of its Subsidiaries in an aggregate amount during any fiscal year not to exceed $5,000,000; and
(m)    Restricted Payments by the Parent in any amount so long as (i) no Event of Default exists or is created thereby and (ii) the Leverage Ratio calculated on a pro forma basis for the most recently ended trailing four-quarter period giving effect to such Restricted Payment as if it were paid at the commencement of such four-quarter period is not greater than the maximum Leverage Ratio permitted under Section 6.15 at such time minus 0.50.
Section 6.08    Transactions with Affiliates. No Borrower will, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with any of its Affiliates, except:
(n)    at prices and on terms and conditions not less favorable to such Borrower or such Subsidiary, as applicable, than could be obtained on an arm’s-length basis from unrelated third parties;
(o)    any transaction between or among any of the Obligors;
(p)    transactions between or among any Subsidiary of the Parent that is not an Obligor and one or more other Subsidiaries of the Parent that are not Obligors;
(q)    intercompany Indebtedness and guarantees permitted by Section 6.01;
(r)    transactions permitted by Section 6.03;
(s)    any transaction permitted by Section 6.04;
(t)    Investments permitted by Section 6.05;
(u)    any Restricted Payment permitted by Section 6.07;
(v)    the payment of reasonable fees, expenses and compensations to officers, directors, managers, employees and consultants of any Borrower or any of its Subsidiaries and customary indemnification and insurance arrangements in favor of any such officer, director, manager, employee or consultant, and any agreement related to any of the foregoing entered into in the ordinary course of business; and
(w)    any agreements in existence on the Effective Date, as set forth on Schedule 6.08(j), as such agreements may be renewed, replaced or otherwise modified after the Effective Date upon terms which taken as a whole are not less favorable to the Parent and its Subsidiaries than the original terms of such agreements.
Section 6.09    Restrictive Agreements. No Borrower will, and will permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of such Borrower or such Subsidiary to create, incur or permit to exist any Lien upon any of its or their property or assets, or (b) the ability of any Obligor to pay dividends or other distributions with respect to any shares of its capital stock (to the extent the holder of such shares is another Obligor) or to make or repay loans or advances to such Obligor or to guarantee Indebtedness of such Obligor; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by Law or by any Loan Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the Effective Date identified on Schedule 6.09 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of any Subsidiary of the Parent pending such sale, provided such restrictions and conditions apply only to the Subsidiary of the Parent that is to be sold and such sale is permitted hereunder, (iv)

clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, and (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.
Section 6.10    Business Acquisitions. Except as otherwise permitted by Section 6.05, no Borrower will, nor will permit any of its respective Subsidiaries to, make any Business Acquisitions; provided that each Borrower and any of its respective Subsidiaries may make Business Acquisitions so long as:
(h)    the Leverage Ratio calculated on a pro forma basis for the most recently ended trailing four-quarter period for which financial statements are required to be delivered pursuant to Section 5.01 giving effect to any such Business Acquisition as if such Business Acquisition were consummated at the commencement of such four-quarter period shall not be greater than the maximum permitted Leverage Ratio as set forth in Section 6.15 at such time minus 0.25;
(i)    the acquired business or assets are in the same or similar line of business as any Borrower or any of its respective Subsidiaries or any business reasonably related thereto or any reasonable expansion or extension of any such business;
(j)    no Default shall exist before or immediately after giving effect to such Business Acquisition;
(k)    in the case of a Business Acquisition of the Equity Interests of an existing Person, such Person’s board of directors (or similar governing body) shall have approved such Business Acquisition; and
(l)    for any Business Acquisition with total consideration in excess of $25,000,000 or the equivalent in such other currency used in connection with such Business Acquisition, the Parent shall have given the Administrative Agent and the Lenders at least ten (10) Business Days prior written notice of any such proposed Business Acquisition, which notice shall (i) contain the estimated date such proposed Business Acquisition is scheduled to be consummated, (ii) attach a true and correct copy of the draft purchase agreement (if available), letter of intent, description of material terms or similar agreements executed by the parties thereto in connection with such proposed Business Acquisition, (iii) contain the estimated aggregate purchase price of such proposed Business Acquisition and the estimated amount of related costs and expenses and the intended method of financing thereof, (iv) contain the estimated amount of Loans required to effect such proposed Business Acquisition and (v) be accompanied by an officer’s certificate executed by a Financial Officer, certifying as to compliance with the requirements of this Section 6.10 and containing the calculation required in clause (a) above.
The consummation of each Business Acquisition shall be deemed to be a representation and warranty by the Parent that all conditions thereto under this Section 6.10 have been satisfied and that such Business Acquisition is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder.

Section 6.11    Constituent Documents. No Obligor will amend its charter or by-laws or other constitutive documents in any manner which could adversely and materially affect the rights of the Lenders under this Agreement or their ability to enforce the same; provided however, any Obligor shall be permitted after the Effective Date to amend its constitutive documents for the purpose of changing its name or jurisdiction of organization so long as the Administrative Agent is given 30 days’ prior written notice of such change.
Section 6.12    Sales and Leasebacks. No Borrower shall, nor shall permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, that (a) any Borrower or any of its respective Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than any Borrower or any of its respective Subsidiaries) or (b) any Borrower or any of its respective Subsidiaries intends to use for substantially the same purpose as any other property that has been or is to be sold or transferred by such Borrower or such Subsidiary to any Person (other than any other Borrower or any of other Subsidiaries of such Borrower) in connection with such lease; except for any such arrangement whereby any such sale or transfer of any assets that is made for cash consideration in an amount not less than the cost of such asset and is consummated within 180 days after such Borrower or such Subsidiary acquires or completes construction of such asset.
Section 6.13    Changes in Fiscal Year. The Parent shall not change the end of its fiscal year to a date other than December 31.
Section 6.14    Debt Service Coverage Ratio. The Parent shall not permit the Debt Service Coverage Ratio for any trailing four quarter period measured as of the last day of any fiscal quarter to be less than 1.35 to 1.0.
Section 6.15    Leverage Ratio. The Parent shall not permit the Leverage Ratio for any trailing four quarter period measured as of the last day of any fiscal quarter to exceed 3.0 to 1.0.
Section 6.16    Beneficial Interests in Deposit Accounts. No Borrower will, nor will any Borrower permit any of its respective Subsidiaries to, maintain an amount of deposits in cash in excess of $500,000 (or the equivalent thereof in any foreign currency) in the aggregate for longer than two (2) Business Days (or, in the case of accounts maintained at Royal Bank of Canada, four (4) Business Days) with banks or other financial institutions with respect to which (a) one of the Obligors owns a beneficial interest, (b) one of the Obligors is not the account owner and (c) an account control agreement acceptable to the Administrative Agent is not in place.
ARTICLE VII
Events of Default and Remedies

Section 7.01    Events of Default. If any of the following events (“Events of Default”) shall occur:
(t)    any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursements when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
(u)    any Borrower shall fail to pay any interest on any Loan or any fee or other amount (other than an amount referred to in clause (a) of this Section 7.01) payable under this Agreement or the other Loan Documents in respect of any Loan when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days;
(v)    any representation or warranty made or deemed made by or on behalf of any Borrower or any of its respective Subsidiaries in or in connection with this Agreement or any Loan Document or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement, or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect when made or deemed made;
(w)    any Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, Section 5.03 (with respect to the Parent’s existence) or Section 5.08 or in ARTICLE VI;
(x)    any Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this ARTICLE VII) or in any other Loan Document, and such failure shall continue unremedied for a period of 30 days after notice of such failure from the Administrative Agent to the Parent;
(y)    any Borrower or any of their Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;
(z)    any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (in each case, after giving effect to any applicable grace or notice period) the holder or holders of such Material Indebtedness or any trustee or agent on its or their behalf to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the sale, transfer, condemnation or destruction of the property or assets securing such Indebtedness;
(aa)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Borrower or any of its Subsidiaries or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Borrower or any of its Subsidiaries or for a substantial part of its assets (individually, or in the aggregate), and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
(bb)    any Borrower or any of its Subsidiaries, shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Section 7.01, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Borrower or any of its Subsidiaries or for a substantial part of their (individually, or in the aggregate) assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;
(cc)    any Borrower or any Subsidiary shall become unable, admit in writing its inability, or fail generally to pay its debts as they become due;
(dd)    one or more judgments for the payment of money that is not covered by insurance in an aggregate amount in excess of $5,000,000 shall be rendered against any Borrower or any of its respective Subsidiaries or any combination thereof and the same shall remain undischarged or unstayed for a period of 60 consecutive days during which execution shall not be effectively stayed, or any attachment or levy shall be entered upon any assets of such Borrower or Subsidiary to enforce any such judgment;
(ee)    an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect;
(ff)    a proceeding shall be commenced by any Obligor seeking to establish the invalidity or unenforceability of any Loan Document (exclusive of questions of interpretation thereof), or any Obligor shall repudiate or deny that it has any liability or obligation for the payment of principal or interest or other obligations purported to be created under any Loan Document;
(gg)    any Lien created by any of the Security Documents shall at any time fail to constitute a valid and (to the extent required by the Security Documents) perfected Lien on any material portion of the Collateral purported to be subject thereto, securing the obligations purported to be secured thereby, with the priority required by the Loan Documents, or any Obligor shall so assert in writing, in each case (i) other than as a result of action or inaction of the Administrative Agent or any Lender, including the expiration of an UCC financing statements or other instruments necessary to perfect the Administrative Agent’s Lien in the Collateral or (ii) as a result of any Disposition of any Collateral permitted under the applicable Loan Documents or as otherwise permitted thereunder; or
(hh)    a Change in Control occurs;

then, and in every such event (other than an event with respect to any Borrower described in clause (h) or (i) of this Section 7.01), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Parent, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each of them; and in case of any event described in clause (h) or (i) of this Section 7.01, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other Obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest notice of acceleration or the intent to accelerate or any other notice of any kind, all of which are hereby waived by each of them, and (iii) exercise any or all of the remedies available to it under any of the Loan Documents, at Law or in equity (including, without limitation, conducting a foreclosure sale of any of the Collateral).
Section 7.02    Cash Collateral. In addition to the remedies contained in Section 7.01, upon the occurrence and continuance of any Event of Default, the Agents shall have the remedies available to them under Section 2.05(j).
ARTICLE VIII
The Agents
Each Lender and each Issuing Lender hereby irrevocably appoints the Administrative Agent, the London Agent and the Canadian Agent as its agents and authorizes each Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agents by the terms hereof, together with such actions and powers as are reasonably incidental thereto.
Each Lender serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Borrower or any Affiliate thereof as if it were not an Agent hereunder.
The Agents shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, (a) the Agents shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing, (b) the Agents shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Agents are required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02), and (c) except as expressly set forth herein, the

Agents shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of their Subsidiaries that is communicated to or obtained by the Agents or any of their Affiliates in any capacity. The Agents shall not be liable for any action taken or not taken by them with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02) or in the absence of its own gross negligence or willful misconduct. The Agents shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice thereof is given to the Agents by a Borrower or a Lender, and the Agents shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in ARTICLE IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agents.
The Agents shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Agents also may rely upon any statement made to them orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Agents may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
The Agents may perform any and all their duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Agents. The Agents and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Agents and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Agents.
In addition, each Lender and each Issuing Lender hereby indemnifies the Agents (to the extent not reimbursed by the Borrowers), ratably according to its respective pro rata share of the total of the Commitments, or if no Commitments are outstanding, the respective pro rata share of the total of the Commitments immediately prior to the time Commitments ceased to be outstanding held by each of them, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agents (or any of them) in any way relating to or arising out of this Agreement or any action taken or omitted by the Agents under this Agreement or the other Loan Documents (including any action taken or omitted under ARTICLE II of this Agreement); provided that such indemnity shall not, as to any Agent, be available to the extent that such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Agent. Without limitation of the foregoing, each Lender and each Issuing Lender agrees to reimburse each of the Agents promptly upon demand for its respective pro rata share of the total of the Commitments of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Agents (or any of them) in connection with the preparation, execution, administration or enforcement of, or legal advice in respect of rights or responsibilities under, this Agreement or the other Loan Documents to the extent that such Agent is not reimbursed for such expenses by the Borrowers. The provisions of this section shall survive the termination of this Agreement and the payment of the Obligations.
Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, any Agent may resign at any time by notifying the Lenders, the Issuing Lenders and the Parent. Upon any such resignation, the Required Lenders shall have the right, with the approval of the Parent, which shall not be unreasonably withheld, conditioned or delayed, and shall not be required during the existence of an Event of Default, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Lenders, appoint a successor Agent which shall be a bank with an office in (a) New York, New York, if such successor bank is the Administrative Agent, (b) London, England, if such successor bank is the London Agent or (c) Toronto, Canada, if such successor bank is the Canadian Agent, or, in each case, an Affiliate of any such bank. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrowers to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After an Agent’s resignation hereunder, the provisions of this ARTICLE VIII and Section 10.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.
Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.
ARTICLE IX
Guarantees
Section 9.01    The Guarantees. Subject to the provisions of paragraph (c) below,

(k)(2)    Each US Guarantor the assets of which are all or substantially all comprised of stock or securities in one or more Foreign Subsidiaries hereby jointly, severally, unconditionally and irrevocably with every other such US Guarantor guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on the Alternative Currency Loans, and the full and punctual payment of all other Obligations payable by the Alternative Currency Borrowers and the Foreign Guarantors under the Loan Documents. Upon failure by any Alternative Currency Borrower or any Foreign Guarantor to pay punctually any such amount, each such US Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Agreement or the other Loan Documents.
(i)    Each US Guarantor the assets of which are not all or substantially all comprised of stock or securities in one or more Foreign Subsidiaries hereby jointly, severally, unconditionally and irrevocably with every other such US Guarantor guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on the US Revolving Loans, the Alternative Currency Loans and the Term Loans, and the full and punctual payment of all other Obligations payable by the US Borrowers, the Alternative Currency Borrowers, the Foreign Guarantors or any other US Guarantor under the Loan Documents. Upon failure by any US Borrower, any Alternative Currency Borrower, any Foreign Guarantor or any other US Guarantor to pay punctually any such amount, each such US Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Agreement or the other Loan Documents.
(ii)    The Guarantee contained in clauses (i) and (ii) of this paragraph is a guaranty of payment and not of collection. The Lenders shall not be required to exhaust any right or remedy or take any action against any Borrower, any Guarantor or any other Person or any Collateral. Each US Guarantor agrees that, as between such US Guarantor and the Lenders, the Obligations of the US Borrowers, the Alternative Currency Borrowers, the Foreign Guarantors and the other US Guarantors may be declared to be due and payable for the purposes of this Guarantee notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any declaration as regards the US Borrowers or the Alternative Currency Borrowers and that in the event of a declaration or attempted declaration, the Obligations of the US Borrowers, the Alternative Currency Borrowers, the Foreign Guarantors and the other US Guarantors shall immediately become due and payable by each US Guarantor for the purposes of this Guarantee.
(s)    Each Foreign Guarantor hereby jointly, severally, unconditionally and irrevocably guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on the Alternative Currency Loans (other than any such Alternative Currency Loans as to which the Parent is the Borrower), and the full and punctual payment of all other Obligations payable by the Alternative Currency Borrowers (other than the Parent) or any other Foreign Guarantor under the Loan Documents. Upon failure by any such Alternative Currency Borrower or any other Foreign Guarantor to pay punctually any such amount, each Foreign Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Agreement or the other Loan Documents. This Guarantee is a guaranty of payment and not of collection. The Lenders shall not be required to exhaust any right or remedy or take any action against the Borrowers, the Guarantors, or any other Person or any Collateral.

The Foreign Guarantors agree that, as between the Foreign Guarantors and the Lenders, the Obligations of such Alternative Currency Borrowers and the other Foreign Guarantors may be declared to be due and payable for the purposes of this Guarantee notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any declaration as regards such Alternative Currency Borrowers and that in the event of a declaration or attempted declaration, the Obligations of such Alternative Currency Borrowers and the other Foreign Guarantors shall immediately become due and payable by each Foreign Guarantor for the purposes of this Guarantee.
(t)    The intent of the parties under this Agreement is that no Foreign Subsidiary or Domestic Subsidiary all or substantially all of the assets of which consist of stock or securities in one or more Foreign Subsidiaries shall be treated as a pledgor or guarantor with respect to the Loans or any Obligations of the Parent or any other US Borrowers for purposes of Code Section 956(d) and Treasury Regulation Section 1.956-2(c), and that the provisions of this Agreement shall be interpreted in a manner consistent with that intent. Notwithstanding anything to the contrary herein or under any Loan Documents, no Foreign Subsidiary or Domestic Subsidiary the assets of which are all or substantially all comprised of stock or securities in one or more Foreign Subsidiaries shall have any liability whatsoever in respect of any Obligations of the Parent, the other US Borrowers or any Domestic Subsidiary, including, without limitation, the Obligations of the Parent incurred in its capacity as an Alternative Currency Borrower.
Section 9.02    Guarantee Unconditional. The obligations of each of the Guarantors under this ARTICLE IX shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:
(x)    any extension, renewal, settlement, compromise, waiver or release in respect of any Obligation of any of the Borrowers or any other Guarantor under the Loan Documents, by operation of law or otherwise;
(y)    any modification, amendment or waiver of or supplement to the Loan Documents;
(z)    any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of any Borrowers or any other Guarantor under the Loan Documents;
(aa)    any change in the corporate existence, structure or ownership of any of the Borrowers or any other Guarantor, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any of the Borrowers, any other Guarantor or their respective assets or any resulting release or discharge of any obligation of any of the Borrowers or any other Guarantor contained in the Loan Documents;
(bb)    the existence of any claim, set-off or other rights which the Guarantor may have at any time against any of the Borrowers, any other Guarantor, any of the Agents, any Lender or any other Person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(cc)    any invalidity or unenforceability relating to or against any of the Borrowers or any other Guarantor for any reason of the Loan Documents, or any provision of applicable law or regulation purporting to prohibit the payment by any of the Borrowers or any other Guarantor of the principal of or interest on any Loan or any other amount payable by any of the Borrowers or any other Guarantor under the Loan Documents; or
(dd)    any other act or omission or delay of any kind by any of the Borrowers, any other Guarantor, the Agents, any Lender or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Guarantor’s obligations hereunder.
Furthermore, notwithstanding that the Borrowers may not be obligated to the Agents and/or the Lenders for interest and/or attorneys’ fees and expenses on, or in connection with, any Obligations from and after the Petition Date (as hereinafter defined) as a result of the provisions of the federal bankruptcy law or otherwise, Obligations for which the Guarantors shall be obligated shall include interest accruing on the Obligations at the Default Rate from and after the date on which such Borrower files for protection under the federal bankruptcy laws or from and after the date on which an involuntary proceeding is filed against such Borrower under the federal bankruptcy laws (herein collectively referred to as the “Petition Date”) and all reasonable attorneys’ fees and expenses incurred by the Agents and the Lenders from and after the Petition Date in connection with the Obligations.
Section 9.03    Discharge Only Upon Payment in Full; Reinstatement In Certain Circumstances. The obligations of each of the Guarantors under this ARTICLE IX shall remain in full force and effect until the Commitments shall have terminated and the principal of and interest on the Loans and all other amounts payable by the Obligors under the Loan Documents shall have been paid in full. If at any time any payment of the principal of or interest on any Loan or any other amount payable by the Obligors under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any Obligor or otherwise, the obligations of each of the Guarantors under this ARTICLE IX with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time. The US Guarantors under Section 9.01(a)(i) jointly and severally agree to indemnify each Alternative Currency Lender, the US Guarantors under Section 9.01(a)(ii) jointly and severally agree to indemnify each US Lender and each Alternative Currency and the Foreign Guarantors jointly and severally agree to indemnify each Alternative Currency Lender on demand for all reasonable costs and expenses (including reasonable fees of counsel) incurred by such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law, other than any costs or expenses resulting from the bad faith or willful misconduct of such Lender.
Section 9.04    Waiver by Each Guarantor. Each Guarantor irrevocably waives acceptance hereof, diligence, presentment, demand, protest notice of acceleration or the intent to accelerate and any other notice not provided for in this ARTICLE IX, as well as any requirement that at any time any action be taken by any Person against the Borrowers or any other Guarantor or any other Person.
Section 9.05    Subrogation. Each US Guarantor under Section 9.01(a)(ii) shall be subrogated to all rights of the US Lenders, the Administrative Agent and the holders of the US Loans against the US Borrowers; provided that such Guarantor shall not be entitled to enforce or to receive any payments arising out of or based upon such right of subrogation until the principal of and interest on the Loans and all other sums at any time payable by the Borrowers under the Loan Documents shall have been paid in full. Each US Guarantor under Section 9.01(a)(i) and each Foreign Guarantor shall be subrogated to all rights of the Alternative Currency Lenders, the London Agent, the Canadian Agent and the holders of the Alternative Currency Loans against the Alternative Currency Borrowers; provided that such Guarantor shall not be entitled to enforce or to receive any payments arising out of or based upon such right of subrogation until the principal of and interest on the Loans and all other sums at any time payable by the Borrowers under the Loan Documents shall have been paid in full. If any amount is paid to any Guarantor on account of subrogation rights under these Guarantees at any time when all the Obligations have not been indefeasibly paid in full, the amount shall be held in trust for the benefit of the US Lenders or the Alternative Currency Lenders, as applicable, and shall be promptly paid to the Agents to be credited and applied to the Obligations, whether matured or unmatured or absolute or contingent, in accordance with the terms of this Agreement.
Section 9.06    Stay of Acceleration.
(i)    If acceleration of the time for payment of any amount payable by any Obligor under the Loan Documents is stayed upon insolvency, bankruptcy or reorganization of any US Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by each US Guarantor under Section 9.01(a)(ii) for its respective Obligations as described in this ARTICLE IX promptly following demand by the Administrative Agent made at the request of the requisite proportion of the Lenders specified in ARTICLE X of this Agreement.
(j)    If acceleration of the time for payment of any amount payable by any Obligor under the Loan Documents is stayed upon insolvency, bankruptcy or reorganization of any Alternative Currency Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by each US Guarantor under Section 9.01(a)(i) and each Foreign Guarantor hereunder for its respective Obligations as described in this ARTICLE IX promptly following demand by the Administrative Agent made at the request of the requisite proportion of the Lenders specified in ARTICLE X of this Agreement.
Section 9.07    Limit of Liability. Notwithstanding any other provision of this ARTICLE IX, the obligations of each of the Guarantors under this ARTICLE IX shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law.

Section 9.08    Release upon Sale. Upon any sale of any Guarantor permitted by this Agreement, and, if required hereunder, payment to the Agents, as applicable, for the pro rata benefit of the applicable Lenders, of the proceeds of such sale, such Guarantor shall (a) be released from its obligations as a Guarantor hereunder, (b) all Liens, if any, securing such Guarantee shall automatically be terminated and released and (c) the Administrative Agent will, at the expense of said Guarantor, execute and deliver such documents as are reasonably necessary to evidence said releases and terminations, following written request from the applicable Borrower and receipt by the Administrative Agent of a certificate from the applicable Borrower certifying no Default or Event of Default exists.
Section 9.09    Benefit to Guarantor. Each Guarantor acknowledges that the Loans made to the Borrowers may be, in part, re-loaned to, or used for the benefit of, such Guarantor and its Affiliates, that each Guarantor, because of the utilization of the proceeds of the Loans, will receive a direct benefit from the Loans and that, without the Loans, such Guarantor would not be able to continue its operations and carry on its business as presently conducted.
Section 9.10    Keepwell. Each Qualified ECP Guarantor hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Obligor to honor all of its obligations hereunder in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 9.10 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 9.10, or otherwise hereunder, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until discharge of the Guarantee as described in Section 9.03 or release of such Guarantor as described in Section 9.08. Each Qualified ECP Guarantor intends that this Section 9.10 constitute, and this Section 9.10 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Obligor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. Notwithstanding the foregoing, no Foreign Subsidiary or Domestic Subsidiary the assets of which are all or substantially all comprised of stock or securities in one or more Foreign Subsidiaries shall be required to provide such funds or other support under this Section 9.10 with respect to obligations of the US Borrowers or any Domestic Subsidiary to the extent materially adverse tax consequences would result.
Section 9.11    Jurisdiction Specific Provisions. The provisions of this ARTICLE IX are subject to the limitations contained in the jurisdiction specific provisions contained in Schedule 9.11 attached hereto.
ARTICLE X
Miscellaneous
Section 10.01    Notices.

(ee)    Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:
(i)    if to the Parent or any other Borrower, to
Dynamic Materials Corporation
5405 Spine Road
Boulder, Colorado 80301
Attention: Chief Financial Officer
Facsimile No.: (303) 604-3948
Telephone No.: (303) 655-5700

with a copy to

Sherman & Howard L.L.C.
633 Seventeenth Street, Suite 3000
Denver, Colorado 80202
Attention: Michael Borchlewicz
Facsimile No.: (303) 298-0940
Telephone No.: (303) 299-8404

(ii)    if to a Guarantor, to it in care of the Parent;
(iii)    if to the Administrative Agent, to
JP Morgan Loan Services
JPMorgan Chase Bank, N.A.
Loan and Agency Service Group
10 South Dearborn, LS2 Floor
Chicago, Illinois 60603
Facsimile No.:  (844) 235-1788
Telephone No.:  (312) 385-7015

with copies to

JPMorgan Chase Bank, N.A.
1125 17th Street, Suite 300
Denver, Colorado 80202
Attention: Patrick Green
Facsimile No.: (303) 296-1304
Telephone No.: (303) 244-3221

Andrews Kurth LLP

600 Travis, Suite 4200
Houston, Texas 77002
Attention: Marty DeBusk
Facsimile No.: (713) 238-7202
Telephone No.: (713) 220-4372

(iv)    If to the London Agent, to
J.P. Morgan Europe Limited
25 Bank Street
Canary Wharf
London
England
E14 5JP
Attention: Loan Agency London
Facsimile No.: (44) 207 777 2360

(v)    if to the Canadian Agent, to
JP Morgan Loan Services
JPMorgan Chase Bank, N.A.
Loan and Agency Service Group
10 South Dearborn, LS2 Floor
Chicago, Illinois 60603
Facsimile No.:  (844) 235-1788
Telephone No.:  (312) 385-7015

(vi)    if to the US Issuing Lender, to
JP Morgan Loan Services
JPMorgan Chase Bank, N.A.
Loan and Agency Service Group
10 South Dearborn, LS2 Floor
Chicago, Illinois 60603
Facsimile No.:  (844) 235-1788
Telephone No.:  (312) 385-7015

with a copy to

JPMorgan Chase Bank, N.A.
1125 17th Street, Suite 300
Denver, Colorado 80202
Attention: Patrick Green
Facsimile No.: (303) 296-1304
Telephone No.: (303) 244-3221

(vii)    if to the London Issuing Lender, to
J.P. Morgan Europe Limited
25 Bank Street
Canary Wharf
London
England
E14 5JP
Attention: Loan Agency London
Facsimile No.: (44) 207 777 2360

(viii)    if to the Canadian Issuing Lender, to
JP Morgan Loan Services
JPMorgan Chase Bank, N.A.
Loan and Agency Service Group
10 South Dearborn, LS2 Floor
Chicago, Illinois 60603
Facsimile No.:  (844) 235-1788
Telephone No.:  (312) 385-7015

(ix)    if to the US Swingline Lender, to
JP Morgan Loan Services
JPMorgan Chase Bank, N.A.
Loan and Agency Service Group
10 South Dearborn, LS2 Floor
Chicago, Illinois 60603
Facsimile No.:  (844) 235-1788
Telephone No.:  (312) 385-7015

with a copy to

JPMorgan Chase Bank, N.A.
1125 17th Street, Suite 300
Denver, Colorado 80202
Attention: Patrick Green
Facsimile No.: (303) 296-1304
Telephone No.: (303) 244-3221

(x)    if to the Euro Swingline Lender to
J.P. Morgan Europe Limited
25 Bank Street

Canary Wharf
London
England
E14 5JP
Attention: Loan Agency London
Facsimile No.: (44) 207 777 2360

(xi)    if to any other Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.
(ff)    Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent. Each of the Agents or the Borrowers may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
(gg)    Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.
Section 10.02    Waivers; Amendments.
(e)    No failure or delay by any Agent, Issuing Lender or Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents, the Issuing Lenders and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Obligor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Agent, Lender or Issuing Lender may have had notice or knowledge of such Default at the time.
(f)    Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or by the Borrowers and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon (including any agreement to amend or modify the definition of Leverage Ratio that would have the effect of reducing such rate of interest), or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC

Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby, (iv) change Section 2.17(b) or Section 2.17(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section 10.02(b) or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, (vi) release all or substantially all of the Collateral from the Liens of the Security Documents, without the written consent of each Lender, provided, that nothing herein shall prohibit the Administrative Agent from releasing any Collateral, or require the consent of the other Lenders for such release, in respect of items sold, leased, conveyed or otherwise disposed to the extent such sale, lease, conveyance or other disposition is permitted hereunder, (vii) release all or substantially all of the Guarantees (other than in connection with any transaction permitted hereunder), without the written consent of each Lender, (viii) result in any Foreign Subsidiary becoming a Borrower hereunder, without the written consent of each Lender directly affected thereby or (ix) change any of the provisions of Section 2.20 or the definition of “Defaulting Lender” without the consent of the Required Lenders, each Agent, each Swingline Lender and each Issuing Lender; provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of any Agent, Issuing Lender or Swingline Lender hereunder without the prior written consent of such Agent, Issuing Lender or Swingline Lender, as applicable. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent (1) of all Lenders or (2) of each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.
Section 10.03    Expenses; Indemnity; Damage Waiver.
(n)    The Parent shall pay (i) all reasonable out-of-pocket expenses incurred by the Agents and their Affiliates, including the reasonable fees, charges and disbursements of counsel and consultants for the Agents, in connection with the syndication of the credit facilities provided for herein, due diligence undertaken by the Agents with respect to the financing contemplated by this Agreement, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Lenders in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by any Agent, Issuing Lender or Lender, including the fees, charges and disbursements of one primary law firm as counsel, local counsel as needed and consultants for any Agent, Issuing Lender or Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(o)    The Parent shall indemnify each Agent, Issuing Lender and Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document, any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan made or Letter of Credit issued by any Lender or Issuing Lender, as applicable, or the use of the proceeds therefrom (including any refusal by any Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Parent or any of its Subsidiaries, or any Environmental Liability related in any way to the Parent or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not such claim, litigation, investigation or proceeding is brought by the Parent or any other Loan Party or their respective equity holders, Affiliates, creditors or any other third Person and whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; and whether or not caused by the ordinary, sole or contributory negligence of any Indemnitee, provided further that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (A) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (B) result from claims solely between or among Indemnitees not involving an act or omission by the Parent or any of its Affiliates (other than a claim against an Agent, Issuing Lender or Swingline Lender, in each case, in its capacity as such). It is agreed by the parties hereto that the indemnity obligations of the Parent under that certain commitment letter, dated as of January 19, 2015, among the Parent, the Administrative Agent and the other parties thereto are superseded to the extent described in this Agreement.
(p)    To the extent that the Parent fails to pay any amount required to be paid by it under paragraph (a) or (b) of this Section, (i) in the case of amounts owed to the Administrative Agent, the US Issuing Lender or the US Swingline Lender, each US Lender and each Term Loan Lender severally agrees to pay to the Administrative Agent, the US Issuing Lender or the US Swingline Lender, as the case may be, such Lender’s pro rata share of such unpaid amount, and (ii) in the case of the case of amounts owed to the London Agent, the Canadian Agent, the London Issuing Lender, the Canadian Issuing Lender or the Euro Swingline Lender, each Alternative Currency Lender severally agrees to pay to such Person such Lender’s pro rata share of such unpaid amount, in each case, as such unpaid amount is determined as of the time that the applicable unreimbursed expense or indemnity payment is sought; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as applicable, was incurred by or asserted against such Agent, Issuing Lender or Swingline Lender in its capacity as such; provided, further, that no Lender shall be required to pay any amounts under clause (a) or (b) that are directly attributable to any Swap Agreement described in the definition of Loan Documents to which such Lender or its Affiliate is not the counterparty.
(q)    To the extent permitted by applicable Law, each Obligor shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.
(r)    All amounts due under this Section shall be payable no later than ten (10) Business Days from demand therefor.
Section 10.04    Successors and Assigns.
(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Lender that issues any Letter of Credit), except that (l) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by such Borrower without such consent shall be null and void), except pursuant to a merger in accordance with Section 6.03; and (m) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Lender that issues any Letter of Credit), Indemnitees, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Issuing Lenders and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    (n) Subject to the conditions set forth in paragraph (b)(ii) of this Section, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:
(A)    the Parent, provided that no such consent shall be required for an assignment to a Lender or an Affiliate of a Lender or if any Event of Default has occurred and is continuing; provided further that the Parent shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within seven Business Days after having received written notice thereof;
(B)    the Administrative Agent, provided that no such consent shall be required for an assignment of any Commitment or Loan to an assignee that is a Lender with a Commitment or Loan of the same Class immediately prior to giving effect to such assignment; and
(C)    each Issuing Lender and Swingline Lender.

(ii)    Assignments shall be subject to the following additional conditions:
(A)    except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the aggregate amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 or the equivalent amount as determined by the Administrative Agent and after giving effect to such assignment, the assigning Lender’s Commitment or Loans shall not be less than $5,000,000 or the equivalent amount as determined by the Administrative Agent unless each of the Parent and the Administrative Agent otherwise consent (and for purposes of calculating the assigning Lender’s Commitment or Loans subject to any such assignment and such Lender’s Commitment or Loans remaining after giving effect to such assignment, such amounts shall be deemed to include the Commitments and Loans assigned by such Lender’s Affiliate that is an Alternative Currency Lender and such Affiliate’s Commitments and Loans remaining after giving effect to such assignment, in each case, by reason of the provisions of clause (B) below); provided that no such consent of the Parent shall be required if an Event of Default under clause (a), (b), (h) or (i) of Section 7.01 has occurred and is continuing; provided further that the Parent shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within seven Business Days after having received written notice thereof;
(B)    each assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender’s rights and obligations under this Agreement and be pro rata among the Classes of Commitments and Loans of each Lender (for purposes of this clause (B), any Affiliate of a US Lender that is itself an Alternative Currency Lender shall be treated as if it were such Lender with the effect that any assignment under the US Commitments by a Lender results in a proportionate assignment by such Lender’s Affiliate under the Alternative Currency Commitments);
(C)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (which fee shall not be payable by or due or owing from any Obligor);
(D)    the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrowers, the Guarantors and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws;
(E)    no assignment shall be made that results in increased liability of any Obligor under Section 2.14 or Section 2.16; and
(F)    no assignment shall be made to (1) any Borrower or any Affiliate thereof, (2) any Defaulting Lender or any of its Affiliates, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (2), or (3) to a natural person.

(iii)    Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 2.14, Section 2.15, Section 2.16 and Section 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.
(iv)    The Administrative Agent shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and each Borrower, Agent, Issuing Lender and Lender may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by each Borrower, Agent, Issuing Lender and Lender, at any reasonable time and from time to time upon reasonable prior notice.
(v)    Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register and, with respect to the assignment of any Euro Commitment or Loan, shall notify the London Agent thereof, and with respect to any assignment of any Canadian Commitment or Loan, shall notify the Canadian Agent thereof. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(a)    (o) Any Lender may, without the consent of the Borrowers, any Agent, any Issuing Lender or either Swingline Lender, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Agents, the Issuing Lenders and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, each Participant shall be entitled to the benefits and subject to the limitations of Section 2.14, Section 2.15, and Section 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17(c) as though it were a Lender.
(i)    A Participant shall not be entitled to receive any greater payment under Section 2.14, Section 2.15 or Section 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Parent’s prior written consent (which consent expressly acknowledges any additional obligations of the Borrowers in respect of Indemnified Taxes or Other Taxes). A Participant shall not be entitled to the benefits of Section 2.16 unless the Parent is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Parent, to comply with Section 2.16(e) as though it were a Lender.
(ii)    Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(b)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
Section 10.05    Survival. All covenants, agreements, representations and warranties made by any of the Borrowers and Guarantors herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Agent, Issuing Lender or other Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Section 2.14, Section 2.15, Section 2.16 and Section 10.03 and ARTICLE VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.
Section 10.06    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Agents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or electronic photocopy (i.e. “PDF”) shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 10.07    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
Section 10.08    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Borrower or any Guarantor against any and all of the obligations of such Borrower and each Guarantor now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. Notwithstanding the foregoing, no Lender or Affiliate thereof shall set off or apply any deposits of a Foreign Subsidiary or any other obligations at any time owing by such Lender or Affiliate to or for the credit of such Foreign Subsidiary, on account of any or all of the obligations of the Parent, the US Borrowers or any Domestic Subsidiary, including, without limitation, any or all of the obligations of the Parent incurred in its capacity as an Alternative Currency Borrower. The rights of each such Lender this

Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
Section 10.09    Governing Law; Jurisdiction; Consent to Service of Process.
(a)    This Agreement shall be construed in accordance with and governed by the law of the State of New York.
(b)    EACH OF THE BORROWERS AND GUARANTORS HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE AGENTS, THE ISSUING LENDER OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST THE ANY OF THE BORROWERS OR GUARANTORS OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)    Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
Section 10.10    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR

OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 10.11    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
Section 10.12    Confidentiality.
(a)    Each of the Agents, the Issuing Lenders and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (provided that in the case of Information required to be disclosed by a Person pursuant to a subpoena or similar legal process, such Person shall use reasonable efforts to provide the Parent with prior notice of such required disclosure and the opportunity to obtain a protective order in respect thereof if no conflict exists with such Peron’s governmental, regulatory or legal requirements), (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower and its obligations under the Loan Documents, (g) with the consent of the Parent or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Agents, the Issuing Lenders or any Lender on a nonconfidential basis from a source other than any Borrower or any of its respective Subsidiaries. For the purposes of this Section, “Information” means all information received from any Borrower or any of its Subsidiaries relating to any Borrower, any such Subsidiary or its respective business, other than any such information that is available to the Agents, the Issuing Lenders or any Lender on a nonconfidential basis prior to disclosure by such Borrower or such Subsidiary, as applicable. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
(b)    EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 10.12(a) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE US BORROWER AND ITS

RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
(c)    ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY ANY BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWERS AND GUARANTORS AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWERS AND THE AGENTS THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.
(d)    Notwithstanding the provisions of Section 10.12(a), or any other provision of this Agreement or any Loan Document, each of the Agents, the Issuing Lenders, the Lenders and the Obligors may disclose to any and all Persons general information that is relevant in order to understand the tax treatment and tax structure of the transactions contemplated by this Agreement or any Loan Document. For the avoidance of doubt, the preceding sentence does not allow for the disclosure of any specific information that is not otherwise discloseable by reason of Section 10.12(a) and that is not relevant to understanding the tax treatment and tax structure of the transactions contemplated by this Agreement, such as (i) the specific identity of the Borrowers or any of its current or future Affiliates or (ii) any specific pricing terms or any other specific nonpublic business or financial information. For purposes of this Section 10.12(d), the terms “tax treatment” and “tax structure” shall have the meaning provided by Treasury Regulation Section 1.6011-4.
Section 10.13    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or reimbursement obligation, together with all fees, charges and other amounts that are treated as interest on such Loan or reimbursement obligation under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or reimbursement obligation in accordance with applicable law, the rate of interest payable in respect of such Loan or reimbursement obligation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or reimbursement obligation but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans, reimbursement obligations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount shall have been received by such Lender.

Section 10.14    USA Patriot Act. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107‑56 (signed into law October 26, 2001)) (the “Patriot Act”), hereby notifies the Borrowers that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the names and addresses of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with the Act.
Section 10.15    Amendment and Restatement. Upon the Effective Date, the Prior Agreement shall be amended, restated and superseded in its entirety by this Agreement. The parties hereto acknowledge and agree that (a) this Agreement, any promissory notes delivered pursuant to Section 4.01(d) and the other Loan Documents executed and delivered herewith do not constitute a novation or termination of the “Obligations” as defined in the Prior Agreement as in effect prior to the Effective Date and (b) such “Obligations” are in all respects continuing with only the terms thereof being modified as provided in this Agreement.
Section 10.16    Exiting Lender. Each of Bank of the West and Wells Fargo Bank, National Association, Canadian Branch, as “Lenders” under the Prior Agreement (collectively, the “Exiting Lenders”), hereby sells, assigns, transfers and conveys to the Lenders hereto, and each of the Lenders hereto hereby purchases and accepts, so much of the aggregate commitments under, and loans outstanding under, the Prior Agreement such that, after giving effect to this Agreement (a) each of the Exiting Lenders shall (i) be paid in full for all amounts owing under the Prior Agreement as agreed and calculated by such Exiting Lenders and the Administrative Agent in accordance with the Prior Agreement, (ii) cease to be a “Lender” under the Prior Agreement and the “Loan Documents” as defined therein and (iii) relinquish its rights (provided that it shall still be entitled to any rights of indemnification in respect of any circumstance or event or condition arising prior to the Effective Date) and be released from its obligations under the Prior Agreement and the other “Loan Documents” as defined therein, and (b) the Commitments of each Lender shall be as set forth on Schedule 2.01 hereto. The foregoing assignments, transfers and conveyances are without recourse to the Exiting Lenders and without any warranties whatsoever by the Agents, the Issuing Lenders or any Exiting Lender as to title, enforceability, collectability, documentation or freedom from liens or encumbrances, in whole or in part, other than the warranty of each Exiting Lender that it has not previously sold, transferred, conveyed or encumbered such interests. The assignee Lenders and the Administrative Agent shall make all appropriate adjustments in payments under the Prior Agreement, the “Notes” and the other “Loan Documents” thereunder for periods prior to the adjustment date among themselves. Each of the Exiting Lender is executing this Agreement for the sole purpose of evidencing its agreement to this Section 10.16 only and for no other purpose.
[END OF TEXT]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

PARENT, US BORROWER, ALTERNATIVE CURRENCY BORROWER AND US GUARANTOR	DYNAMIC MATERIALS CORPORATION, a Delaware corporation [BY SEPARATE SIGNATURE PAGE]

Signature Page to Second Amended and Restated Credit Agreement

PARENT, US BORROWER, ALTERNATIVE CURRENCY BORROWER AND US GUARANTOR:	DYNAMIC MATERIALS CORPORATION

By: /s/ Michael Kuta Name: Michael Kuta Title: Chief Financial Officer

Signature Page to Second Amended and Restated Credit Agreement

US BORROWER AND US GUARANTOR:	DMC KOREA, INC.
By: /s/ Michael Kuta Name: Michael Kuta Title: Vice President

Signature Page to Second Amended and Restated Credit Agreement

US BORROWER AND US GUARANTOR:	DYNAENERGETICS US, INC.

By: /s/ Michael Kuta Name: Michael Kuta Title: Vice President

Signature Page to Second Amended and Restated Credit Agreement

FOREIGN GUARANTOR:	DYNAENERGETICS CANADA INC.

By: /s/ D. Roy Moorefield Name: D. Roy Moorefield Title: Assistant Secretary

Signature Page to Second Amended and Restated Credit Agreement

FOREIGN GUARANTOR:	DYNAMIC MATERIALS LUXEMBOURG 1 S.Á R.L.

By: /s/ Richard A. Santa Name: Richard A. Santa Title: Class B Director

Signature Page to Second Amended and Restated Credit Agreement

ALTERNATIVE CURRENCY BORROWER AND FOREIGN GUARANTOR:	DYNAMIC MATERIALS LUXEMBOURG 2 S.Á R.L.

By: /s/ Richard A. Santa Name: Richard A. Santa Title: Class B Director

Signature Page to Second Amended and Restated Credit Agreement

FOREIGN GUARANTOR:	NOBELCLAD EUROPE SA

By: /s/ Antoine Nobili Name: Antoine Nobili Title: Administrator et Directeur Général

Signature Page to Second Amended and Restated Credit Agreement

FOREIGN GUARANTOR:	NITRO METALL AB

By: /s/ Antoine Nobili Name: Antoine Nobili Title: Director

Signature Page to Second Amended and Restated Credit Agreement

ALTERNATIVE CURRENCY BORROWER AND FOREIGN GUARANTOR:	DYNAENERGETICS HOLDING GMBH

By: /s/ Ian Grieves Name: Ian Grieves Title: Managing Director

Signature Page to Second Amended and Restated Credit Agreement

ALTERNATIVE CURRENCY BORROWER AND FOREIGN GUARANTOR:	DYNAENERGETICS BETEILIGUNGS GMBH
By: /s/ Achim Pabst Name: Achim Pabst Title: Managing Director

Signature Page to Second Amended and Restated Credit Agreement

ALTERNATIVE CURRENCY BORROWER AND FOREIGN GUARANTOR:	DYNAENERGETICS GMBH & CO., KG By: DYNAENERGETICS BETEILIGUNGS GMBH, as general partner
By: /s/ Achim Pabst Name: Achim Pabst Title: Managing Director

Signature Page to Second Amended and Restated Credit Agreement

FOREIGN GUARANTOR:	NOBELCLAD EUROPE HOLDING GmbH

By: /s/ Antoine Nobili Name: Antoine Nobili Title: Managing Director

Signature Page to Second Amended and Restated Credit Agreement

ALTERNATIVE CURRENCY BORROWER AND FOREIGN GUARANTOR:	NOBELCLAD EUROPE GMBH AND CO., KG By: NOBELCLAD EUROPE HOLDING GMBH, as general partner

By: /s/ Antoine Nobili Name: Antoine Nobili Title: Managing Director

Signature Page to Second Amended and Restated Credit Agreement

FOREIGN GUARANTOR:	ooo DYNAenergetics RUS

By: /s/ Eduard Nurmuhametov Name: Eduard Nurmuhametov Title: General Director

Signature Page to Second Amended and Restated Credit Agreement

FOREIGN GUARANTOR:	DYNAENERGETICS SIBERIA LIMITED

By:/s/ Wilhelm Sonnenberg Name: Wilhelm Sonnenberg Title: General Director

Signature Page to Second Amended and Restated Credit Agreement

FOREIGN GUARANTOR:	TOO KAZDYNAENERGETICS

By:/s/ Assel Tazhenova Name: Assel Tazhenova Title: Managing Director

Signature Page to Second Amended and Restated Credit Agreement

FOREIGN GUARANTOR:	DYNAMIC MATERIALS CORPORATION (HK) LIMITED

By:/s/ Richard A. Santa Name: Richard A. Santa Title: Director

Signature Page to Second Amended and Restated Credit Agreement

FOREIGN GUARANTOR:	DYNAMIC MATERIALS CORPORATION (SHANGHAI) TRADING CO. LTD.

By: /s/ Richard A. Santa Name: Richard A. Santa Title: Director

Signature Page to Second Amended and Restated Credit Agreement

FOREIGN GUARANTOR:	DYNAENERGETICS COLOMBIA S.A.S.

By: /s/ Richard A. Santa Name: Richard A. Santa Title: Director

Signature Page to Second Amended and Restated Credit Agreement

ADMINISTRATIVE AGENT, US ISSUING LENDER, US SWINGLINE LENDER AND US LENDER:	JPMORGAN CHASE BANK, N.A.

By: /s/ Patrick Green Name: Patrick Green Title: Senior Vice President

Signature Page to Second Amended and Restated Credit Agreement

LONDON AGENT:	J.P. MORGAN EUROPE LIMITED

By: /s/ Belinda Lucas Name: Belinda Lucas Title: Associate and Authorised Signatory

Signature Page to Second Amended and Restated Credit Agreement

LONDON ISSUING LENDER, EURO SWINGLINE LENDER AND ALTERNATIVE CURRENCY LENDER TO DYNAMIC MATERIALS LUXEMBOURG 2 S.Á.R.L.:	J.P. MORGAN EUROPE LIMITED

By: /s/ Altan Kayaalp Name: Altan Kayaalp Title: Executive Director

Signature Page to Second Amended and Restated Credit Agreement

CANADIAN AGENT, CANADIAN ISSUING LENDER AND ALTERNATIVE CURRENCY LENDER:	JPMORGAN CHASE BANK, N.A., TORONTO BRANCH

By: /s/ Deborah Booth Name: Deborah Booth Title: Vice President

Signature Page to Second Amended and Restated Credit Agreement

SYNDICATION AGENT, US LENDER AND ALTERNATIVE CURRENCY LENDER:	KEYBANK NATIONAL ASSOCIATION

By: /s/ Kenneth D. Brown Name: Kenneth D. Brown Title: Vice President

Signature Page to Second Amended and Restated Credit Agreement

DOCUMENTATION AGENT, US LENDER AND ALTERNATIVE CURRENCY LENDER:	WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/ Brad Elliot Name: Brad Elliot Title: Vice President

Signature Page to Second Amended and Restated Credit Agreement

US LENDER AND ALTERNATIVE CURRENCY LENDER:	BANK OF AMERICA, N.A.

By: /s/ Satish S. Chander Name: Satish S. Chander Title: Vice President

Signature Page to Second Amended and Restated Credit Agreement

ALTERNATIVE CURRENCY LENDER:	BANK OF AMERICA, NATIONAL ASSOCIATION (CANADA BRANCH)

By: /s/ Medina Sales De Andrade Name: Medina Sales De Andrade Title: Vice President

Signature Page to Second Amended and Restated Credit Agreement

Acknowledged and agreed to only with
respect to Section 10.16 of the Agreement
by:
BANK OF THE WEST
By:    /s/ Terry A. Switz
Name:    Terry A. Switz
Title:    Vice President

Signature Page to Second Amended and Restated Credit Agreement

Acknowledged and agreed to only with
respect to Section 10.16 of the Agreement
by:
WELLS FARGO BANK, NATIONAL
ASSOCIATION, CANADIAN BRANCH
By:    /s/ Mark Beck
Name:    Mark Beck
Title:    Vice President

Signature Page to Second Amended and Restated Credit Agreement